SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AIRNET COMMUNICATIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AIRNET COMMUNICATIONS CORPORATION

3950 Dow Road

Melbourne, Florida 32934

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of AirNet Communications Corporation:

The 2003 Annual Meeting of Stockholders of AirNet Communications Corporation (the “Company”) will be held at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida, at          a.m., on                 , July     , 2003, for the following purposes:

1.	To approve the Company’s issuance and sale pursuant to a Securities Purchase Agreement by and among TECORE, Inc., (d/b/a TECORE Wireless Systems, a Texas corporation (“Tecore”), SCP Private Equity Partners II, L.P., a Delaware limited partnership (“SCP”), and the Company dated as of June 5, 2003 to SCP of a Senior Secured Convertible Note in a principal amount of $4,000,000 (the “SCP Note”), and to Tecore of a Senior Secured Convertible Note in a principal amount of $12,000,000 (the “Tecore Note,” and, collectively, the “Notes”), each carrying voting rights and convertible initially, without additional consideration, into 148,011,101 shares of Common Stock, $.001 par value per share (the “Common Stock”), at a conversion price of $0.1081 per share of Common Stock (collectively, the “Proposed Financing”);

2.	To approve the conversion of all the 955,414 outstanding shares of the Company’s Series B Convertible Preferred Stock, $.01 par value per share (“Series B Preferred Stock”), into 19,108,281 shares of Common Stock at a conversion price of $1.57 (the “Series B Conversion”) and the sale of 4,625,347 shares of Common Stock to SCP in connection therewith;

3.	To elect two Class I directors to the Board of Directors, each to serve a three-year term (unless Proposal No. 4 below is approved, in which case the terms of all the members of the Board of Directors will be one year) and, if the Proposed Financing is approved and closes, to elect five additional directors to the Board of Directors, four of whom will take their seats on the Board of Directors immediately after the closing of the Proposed Financing and the fifth of whom will take his seat subject to and contingent upon additional payments being made by Tecore for its purchase of the Tecore Note sufficient to satisfy Nasdaq requirements in connection with board representation;

4.	To approve the amendment and restatement of the Company’s (i) Seventh Amended and Restated Certificate of Incorporation in the form of the Eighth Amended and Restated Certificate of Incorporation (the “Proposed Certificate of Incorporation”), pursuant to which, among other things, (A) the authorized number of shares of Common Stock will be increased from 50,000,000 to 400,000,000 shares, (B) the “blank-check” preferred stock that permits the Board of Directors to designate the rights, privileges and preferences of a new series of preferred stock without the prior approval of the Company’s stockholders and the designation of the Company’s Series A Junior Participating Preferred Stock (none of which have been issued) will be eliminated, (C) the Notes to be issued in the Proposed Financing will be granted the right to vote on an as-converted basis, subject to certain limits, together with the Common Stock, (D) the Board of Directors will be declassified so that each director will stand for re-election on an annual basis and (E) the number of directors will be increased to ten directors (or eleven directors upon conversion of the full principal amount of the Tecore Note); (ii) Second Amended and Restated Bylaws, as amended by Amendment No. 1 adopted March 21, 2000, in the form of the Third Amended and Restated Bylaws, pursuant to which (A) the Board of Directors will be declassified and (B) the number of directors will be increased as described above;

5.	To approve the amendment and restatement of the Company’s 1999 Equity Incentive Plan (the “Equity Incentive Plan”) (i) to increase the number of shares of Common Stock reserved for issuance under the Equity Incentive Plan from 4,906,842 shares to 30,742,986 shares and (ii) to revise Section 5 of the Equity Incentive Plan that sets forth limits on the number of shares that can be granted to an “Employee” (as defined under the Equity Incentive Plan) in connection with Section 162(m) of the Internal Revenue Code of 1986, as amended;

6.	To approve the grant of discretionary authority to the Board of Directors for a period of twelve months after the date of the approval of this proposal by the Company’s stockholders (i) to amend the Company’s certificate of incorporation to effect a reverse stock split of the Common Stock at a ratio within the range from one-for-five to one-for-fifteen and determine the effective date of the reverse stock split or (ii) to determine not to proceed with the reverse stock split;

7.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003;

8.	To approve a further amendment of the Proposed Certificate of Incorporation, to be filed subject to and following the closing of the Proposed Financing and the Series B Conversion, to eliminate the authorized preferred stock and to eliminate Annex I of the Proposed Certificate of Incorporation containing the Certificate of Designation of the Series B Preferred Stock; and

9.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Proposals 1, 3, 4, 5 and 8 are interdependent. Accordingly, if the Proposed Financing is not approved, the Company will not file the Proposed Certificate of Incorporation with the Delaware Secretary of State and the Bylaws will not be amended and restated; and if the stockholders do not approve the Proposed Certificate of Incorporation, the Proposed Financing will not close and the Board of Directors will not be declassified. Likewise, if the Proposed Financing is not approved and/or the Proposed Financing does not close after approval by the stockholders, the Company will not file the Certificate of Amendment to the Proposed Certificate of Incorporation or amend the Equity Incentive Plan; and if the amendment to the Equity Incentive Plan and/or the Certificate of Amendment are not approved, the Proposed Financing will not close. Also, even if the Company’s stockholders approve the Series B Conversion under Proposal No. 2, the holders of Series B Preferred Stock will not convert their shares into shares of Common Stock unless the Proposed Financing closes.

Only stockholders of record at the close of business on                , 2003 are entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting. A list of those stockholders will be available for examination by any stockholder of the Company during ordinary business hours for 10 days immediately preceding the meeting at the principal offices of the Company, 3950 Dow Road, Melbourne, Florida 32934.

All stockholders of the Company are cordially invited to attend the meeting in person. It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete, sign, date and promptly mail the accompanying proxy card labeled Annex A to this proxy statement in the postage paid envelope provided. Returning the proxy card will not prevent you from voting in person at the meeting should you so desire. As explained in the proxy statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your broker or bank is an example of proof of ownership.

By Order of the Board of Directors

Stuart P. Dawley, Secretary

July [        ], 2003

AIRNET COMMUNICATIONS CORPORATION

3950 Dow Road

Melbourne, Florida 32934

PROXY STATEMENT FOR THE

2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY     , 2003

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of AirNet Communications Corporation (“AirNet” or the “Company”) for the 2003 Annual Meeting of Stockholders to be held on                     , July     , 2003 at          a.m. at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida 32901, and any adjournments thereof.

The enclosed proxy, if properly executed and returned, may be revoked at any time before it is exercised by delivering to the Secretary of the Company a duly executed written notice of revocation, delivering a duly executed proxy bearing a later date or attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted FOR each of Proposals 1 through 8.

The Company’s Annual Report on Form 10-K/A, as amended, for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission (“SEC”) containing financial statements for that year and prior periods, is included in this mailing to stockholders.

The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is July [    ], 2003.

VOTING SECURITIES AND VOTES REQUIRED

At the close of business on                 , 2003, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote at the meeting an aggregate of 23,851,177 shares of Common Stock, $.001 par value per share (“Common Stock”), and 955,414 shares of Series B Convertible Preferred Stock, $.01 par value per share (“Series B Preferred Stock”), of the Company, constituting all of the outstanding voting stock of the Company. Under the terms of the Series B Preferred Stock Certificate of Designation (the “Certificate of Designation”), except as otherwise expressly provided in the Certificate of Designation or required by law, holders of the Series B Preferred Stock vote as a single class with the Common Stock on an as-converted basis.

Holders of Common Stock are entitled to one vote per share. Under the terms of the Certificate of Designation, shares of Series B Preferred Stock are convertible into that number of shares of Common Stock that results from dividing the Series B Preferred Stock investment of $30 million by the current Conversion Price (as defined in the Certificate of Designation) per share of the Series B Preferred Stock. For purposes of determining the voting rights to which the holders of Series B Preferred Stock (the “Series B Holders”) are entitled, the Conversion Price is currently $3.14 per share. Series B Holders have a total of 9,554,140 votes based on the number of shares of Common Stock underlying the Series B Preferred Stock. Accordingly, the total number of outstanding voting shares entitled to vote at the meeting is 33,405,317 shares (23,851,177 voting shares of Common Stock plus 9,554,140 voting shares of Series B Preferred Stock) (collectively, the “Voting Shares”), of which 16,702,659 Voting Shares constitutes a majority.

The holders of a majority of the Voting Shares outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Voting Shares represented in person or by proxy

(including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

1.	The affirmative vote of the holders of a majority of the Voting Shares represented at the meeting in person or by proxy is required for approval of the Proposed Financing, the Series B Conversion and sale of 4,625,347 shares of Common Stock (the “New SCP Shares”) to SCP, amendment of the Equity Incentive Plan, the grant of discretionary authority to the Board of Directors in connection with a reverse stock split and the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

2.	The affirmative vote of the holders of a plurality of the Voting Shares represented at the meeting in person or by proxy is required for election of directors.

3.	The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock voting separately as a class and a majority of the Voting Shares is required to approve the Eighth Amended and Restated Certificate of Incorporation. Proposal No. 4 to amend and restate the Certificate of Incorporation also includes a proposal to amend and restate the Bylaws, which requires the affirmative vote of the holders of a majority of the Voting Shares represented at the meeting for approval. However, given that the Bylaws would be amended primarily to declassify the Board, the Company believes it is appropriate to combine the two proposals and seek the affirmative vote of a majority of the Voting Shares for approval of the amendment and restatement of each of the Certificate of Incorporation and the Bylaws.

4.	The affirmative vote of the holders of a majority of the issued and outstanding shares of Series B Preferred Stock voting separately as a class and a majority of the Voting Shares is required to approve the amendment to the Certificate of Incorporation to eliminate the preferred stock (including the Series B Preferred Stock) from the capitalization of the Company.

An abstaining vote counts towards establishing a quorum, but its effect on the actual vote counts differs depending on the subject matter of the vote. In the election of directors, an abstaining vote is not counted and therefore has no effect on the election. In a vote on the other proposals to be considered at the meeting, however, an abstaining vote has the effect of a vote against the proposal.

A broker non-vote counts towards establishing a quorum. In the proposals for the election of directors and approval of the Proposed Financing, the Series B Conversion, amendment of the Equity Incentive Plan, the grant of discretionary authority to the Board of Directors in connection with a reverse stock split and the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ended December 31, 2003, broker non-votes are not included in the tabulation of the voting results and therefore do not affect the outcome of the vote. For purposes of the affirmative vote of a majority of the Common Stock voting separately as a class and a majority of the Voting Shares necessary to approve the Eighth Amended and Restated Certificate of Incorporation, including amendment and restatement of the Bylaws, and for purposes of the affirmative vote of a majority of the Series B Preferred Stock voting separately as a class and a majority of the Voting Shares necessary to approve the elimination of preferred stock, a broker non-vote has the effect of a vote against the proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

The Board of Directors is not aware of any matters to be brought before the 2003 Annual Meeting of Stockholders or any adjournment thereof other than the approval of the Proposed Financing, the Series B Conversion and sale of the New SCP Shares, the Proposed Certificate of Incorporation, amendment of the Equity Incentive Plan and grant of discretionary authority to the Board of Directors in connection with a reverse stock split, election of two Class I directors and five additional directors subject and contingent upon the closing of the Proposed Financing, ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and the additional post-closing amendments to the Certificate of Incorporation to eliminate the preferred stock from the charter and implement the reverse stock split. If, however, other matters are properly presented, it is the intention of the persons named in the accompanying proxy or their substitutes to vote the shares represented by the proxy in accordance with their best judgment on such matters.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of June 6, 2003, certain information with respect to the Common Stock owned beneficially by each beneficial owner of more than 5% of the Common Stock, each director, each nominee for election as a director, the executive officers and all executive officers and directors as a group. The table does not give effect to the Proposed Financing.

	SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)			SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK BENEFICIALLY OWNED(1)(13)
	SHARES(2)		PERCENT	SHARES	PERCENT
SCP Private Equity Partners, LP 800 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087	7,962,601	(2)	28.2%	318,471.33	33.33%

Tandem PCS Investments, L.P c/o Capital Communications CDPQ 1981 McGill College Avenue Montreal, Quebec H3A 3C7, Canada	6,457,583	(3)	22.9%	318,471.33	33.33%

Mellon Ventures, L.P. One Mellon Center, Room 5300 Pittsburgh, PA 15258	4,618,442	(4)	16.5%	318,471.33	33.33%

VFC Capital, Inc. c/o Harris Corporation 1025 West NASA Boulevard Melbourne, FL 32919	3,445,687	(5)	14.4%

James W. Brown.	7,970,134	(6)	28.3%

Darrell Lance Maynard	5,120		*

George M. Calhoun	5,881		*

Gerald Y. Hattori	1,000		*

Jay J. Salikini	92,500		*

Shiblie O. Shiblie	6,500		*

Hans F. Morris	—		*

Christopher J. Doherty	—

Munzer Kayyem	—

Glenn A. Ehley.	302,494	(7)	1.3%

William J. Lee.	115,760	(8)	*

Thomas R. Schmutz.	77,815	(9)	*

Joseph F. Gerrity.	42,199	(10)	*

Bennet Wong	47,994	(11)	*

All executive officers and directors as a group (18 persons)	8,916,079	(12)	27.2%

*	Indicates less than 1%
(1)	Unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares listed in the table.
(2)

As reported in the Schedule 13D (the “SCP Schedule 13D”) filed 5/25/2001 on behalf of SCP Private Equity Partners II, L.P. (“SCP II”), or otherwise, of this amount 318,471.33 shares of Preferred Stock, which for voting purposes is convertible at a conversion price of $3.14 into 3,184,713 shares of Common Stock, and 955,414 shares of Common Stock issuable upon exercise of a warrant are beneficially held by

SCP II, 3,437,687 shares of Common Stock and 214,988 shares of Common Stock issuable upon exercise of a warrant (adjusted from 204,443 shares upon the sale of Series B Preferred Stock) are beneficially held by SCP Private Equity Partners, L.P. (“SCP”) and 169,799 shares of Common Stock are beneficially held by CIP Capital L.P. (“CIP”).

(3)	As reported in the Schedule 13D filed 6/20/2001 on behalf of Tandem PCS Investments, L.P. (“Tandem”), or otherwise, of this amount 2,145,465 shares of Common Stock and 318,471.33 shares of Preferred Stock, which for voting purposes, is convertible at a conversion price of $3.14 into 3,184,713 shares of Common Stock, are beneficially held by Tandem, and 1,127,405 shares of Common Stock issuable upon exercise of warrants (171,991 shares of which were adjusted from 163,555 shares upon the sale of Series B Preferred Stock) are beneficially held by Tandem.
(4)	As reported in the Schedule 13D filed 5/29/2001 on behalf of Mellon Ventures, L.P. (“Mellon”), or otherwise, of this amount 478,315 shares of Common Stock and 318,471.33 shares of Preferred Stock which, for voting purposes, is convertible at a conversion price of $3.14 into 3,184,713 shares of Common Stock, are beneficially held by Mellon, and 955,414 shares of Common Stock issuable upon exercise of warrants are beneficially held by Mellon.
(5)	As reported in the Schedule 13G/A filed 02/10/2003 on behalf of Harris Corporation, and VFC Capital, Inc., a wholly-owned subsidiary of Harris, of this amount 3,401,828 shares of Common Stock and 43,859 shares of Common Stock issuable upon exercise of a warrant (adjusted from 41,707 shares upon the sale of Series B Preferred Stock) are beneficially held by VFC Capital, Inc., a wholly owned subsidiary of Harris Corporation.
(6)	As reported in the SCP Schedule 13D, or otherwise, of this amount 318,471.33 shares of Preferred Stock, which, for voting purposes, is convertible into 3,184,713 shares of Common Stock, and 955,414 shares issuable upon exercise of a warrant and beneficially held by SCP II, 3,437,687 shares of Common Stock and 214,988 shares of Common Stock issuable upon exercise of a warrant (adjusted from 204,443 shares upon the sale of Series B Preferred Stock) are beneficially held by SCP and 169,799 shares of Common Stock are beneficially held by CIP. Mr. Brown is affiliated with each of SCP, SCP II and CIP. Includes an option to purchase Common Stock held by Mr. Brown exercisable immediately for 7,533 shares.
(7)	Includes options to purchase 250,324 shares of Common Stock exercisable within sixty days after June 9, 2003.
(8)	Includes options to purchase 113,760 shares of Common Stock exercisable within sixty days after June 9, 2003. Mr. Lee resigned from his position with the Company effective June 13, 2003.
(9)	Includes options to purchase 63,253 shares of Common Stock exercisable within sixty days after June 9, 2003.
(10)	Includes options to purchase 41,199 shares of Common Stock exercisable within sixty days after June 9, 2003.
(11)	Includes options to purchase 45,367 shares of Common Stock exercisable within sixty days after June 9, 2003.
(12)	The executive officers, directors and nominees of the Company as a group consist of Glenn A. Ehley, Stuart P. Dawley, Joseph F. Gerrity, William J. Lee, Timothy J. Mahar, Patricio X. Muirragui, Thomas R. Schmutz, Terry L. Williams, Bennett Wong, James W. Brown, Darrell Lance Maynard, Dr. George M. Calhoun, Gerald Y. Hattori, Jay J. Salkini, Hans F. Morris, Munzer Kayyem, Shiblie O. Shiblie, and Christopher J. Doherty.
(13)	For additional information and further description of the Series B Convertible Preferred Stock, see Proposal No. 2—Conversion of the Series B Preferred Stock.

PROPOSAL NO. 1

ISSUANCE AND SALE OF SENIOR SECURED CONVERTIBLE NOTES

The Bridge Loan

On January 24, 2003, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with SCP and Tecore, pursuant to which each of the Investors agreed, subject to the terms of the Bridge Loan Agreement, to provide interim financing to the Company of up to $3,000,000 under a secured promissory note (collectively, the “Bridge Notes”), for an aggregate interim financing of $6,000,000. We refer to SCP and Tecore throughout this proxy statement as the “Investors.” The Bridge Loan Agreement provides that the Bridge Notes are secured by a security interest in all of the Company’s assets, including without limitation its intellectual property, in favor of the Investors under the terms and conditions of a Security Agreement dated January 24, 2003 (the “Security Agreement”). The Company was entitled to draw down the balance of the Bridge Notes in its discretion upon compliance with certain conditions set forth in the Bridge Loan Agreement. Each Investor provided an initial advance to the Company of $800,000 on January 24, 2003 for an aggregate initial investment of $1,600,000. On April 28, 2003, the Company drew down the final advance under the Bridge Notes, for an aggregate draw of $6,000,000 as of the date of this proxy statement.

Tecore was the Company’s largest customer, based on revenues, during the fiscal year ended December 31, 2002, and is also a supplier of switching equipment to the Company.

Affiliates of SCP currently hold 15.1% of the outstanding shares of Common Stock, in addition to warrants to purchase an aggregate of 1,170,402 shares of Common Stock. SCP is also one of the three Series B Holders. Holders of Series B Preferred Stock vote together with the Common Stock on an as-converted basis. As a result, together with the shares of Series B Preferred Stock held by SCP, SCP beneficially owns 20.3% of the voting power of the Company, which represents the Company’s largest single voting block. In addition, James W. Brown, a director of the Company and Chairman of the Board of Directors, is affiliated with SCP.

The bridge financing was completed in contemplation of the Proposed Financing, and the Investors and the Company have agreed to defer payment of the interest due on the Bridge Notes until the maturity date of the Notes, which will be four years from the date that the Proposed Financing closes. Since the Common Stock is listed for trading on the National Market System of The Nasdaq Stock Market, Inc. (“Nasdaq”), the Company is subject to the Nasdaq rules, which require stockholder approval of the Proposed Financing. Completion of the Proposed Financing is, therefore, contingent upon the Company’s obtaining stockholder approval of its terms, which are described below.

If the Company’s stockholders do not approve the Proposed Financing, the Investors could demand payment of the principal amount of the Bridge Notes. If the Company is unable to raise capital from another source or is otherwise unable to pay the principal amount on the Bridge Notes when due, the Investors could foreclose on the Bridge Notes and force a sale of the Company’s assets, including its intellectual property. Under such circumstances, the Company is likely to cease operations or file for protection from claims of its creditors under the federal bankruptcy laws.

The Proposed Financing

The following description of the terms of the Proposed Financing and the Notes is qualified in its entirety by reference to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of June 5, 2003 among the Company and the Investors, a copy of which is attached as Annex B and incorporated by reference into this proxy statement.

Issuance of Notes. Pursuant to the terms and conditions of the Securities Purchase Agreement, the Company intends to issue and sell the following securities to the Investors at the closing of the Proposed Financing:

•	A Note to SCP in principal amount of $4,000,000 (the “SCP Note”);

•	A Note to Tecore in principal amount of $12,000,000 (the “Tecore Note”);

The purchase price for the SCP Note will be payable at closing (less funds SCP has advanced to the Company under the Bridge Loan Agreement and amounts due to SCP from the Company as reimbursement of expenses under the terms of Securities Purchase Agreement). The purchase price for the Tecore Note will be payable as follows: $4,000,000 at closing (less funds Tecore will have advanced to the Company under the Bridge Loan Agreement and the amount due to Tecore from the Company as reimbursement of expenses under the terms of the Securities Purchase Agreement); and quarterly payments of $1,000,000 on or prior to the end of each of the next eight quarters beginning with the first installment due on or prior to June 30, 2003. The June 30, 2003 installment will be payable at closing of the Proposed Financing, since the closing will not take place until after the stockholders approve the Proposed Financing at the meeting. Provided that the Notes are not in default, there are no conditions to payment of the installments. If Tecore fails to make any of the installment payments when due for its payment of the purchase price for the Tecore Note, the Tecore Note will automatically convert, after a twenty-day grace period, into shares of Common Stock, and SCP will have the right, but not the obligation, to invest the amount of the installment instead of Tecore. Interest will accrue on the Notes at 12% per annum. The principal and all accrued interest will be due and payable under each Note, as well as the interest on the Bridge Notes, on the fourth anniversary of the closing date of the Proposed Financing. The Notes will be secured by a first perfected security interest in all of the assets of the Company, including, without limitation, all intellectual property of the Company. The aggregate amount of the proceeds to the Company from the Proposed Financing will be $16,000,000.

Percentage Ownership. Following payment in full of the Note by the Investors (including the payment by Tecore of the eight installment payments on the Tecore Note), SCP and its affiliates will own approximately 13.6% and Tecore will own approximately 51% of the issued and outstanding shares of Common Stock of the Company, on an as-converted basis taking into account: (a) the number of shares of Common Stock issued and outstanding as of June 5, 2003, (b) the number of shares of Common Stock underlying the Notes (following full payment of the installments due from Tecore for the Tecore Note), (c) the 19,108,281 shares to be issued to the holders of Series B Preferred Stock on conversion of their shares of Series B Preferred Stock upon the closing of the Proposed Financing, (d) the 4,625,347 shares of Common Stock to be issued to SCP in lieu of a $500,000 payment otherwise payable to SCP to induce SCP to convert its shares of Series B Preferred Stock to Common Stock, cancel its Series B Warrant and waive dividends, (e) the 21,766,212 shares of Common Stock underlying options (“New Options” or “New Stock Options”) to be granted to Glenn Ehley and other employees upon the closing of the Proposed Financing at an exercise price of $0.01 per share, but (f) excluding shares of Common Stock underlying outstanding Bridge Warrants (as defined below) and stock options other than 300,000 of the stock options issued and outstanding as of June 5, 2003, and (g) excluding shares issuable to the holders of the Notes upon conversion of accrued and unpaid interest under the Notes.

Currently there are warrants outstanding that were issued and sold in 1999 for the purchase of a total of 456,945 shares of Common Stock at an exercise price of $3.49 per share (the “Bridge Warrants”). The sale of the Notes and the issuance of the 4,625,347 shares of Common Stock to SCP upon closing of the Proposed Financing will trigger weighted average anti-dilution adjustments to the Bridge Warrants. As adjusted, the Bridge Warrants will entitle holders, including an affiliate of SCP, to purchase 3,796,995 shares of Common Stock at an exercise price of $0.42 per share.

Shares underlying Bridge Warrants and shares underlying outstanding options in excess of 300,000 have been excluded from the foregoing computation because the issuance of those shares will trigger anti-dilution adjustments under the Notes. These adjustments would give the holders of the Notes the opportunity to acquire more shares for a lower purchase price per share in order to maintain their ownership percentage interest in the Company. Under Glenn Ehley’s Amended and Restated Employment Agreement, the Company will agree to grant to Mr. Ehley, and the Company may grant to other employees, additional options under the Equity Incentive Plan in the event of the issuance of any shares underlying Bridge Warrants or the issuance of any shares to holders of the Notes upon conversion of any accrued and unpaid interest due under the Notes. The additional grants would be made to maintain for the holders of the New Options on an as-converted basis as if all

New Options are granted, a 10% interest in the Company on a fully diluted basis, as computed above. Mr. Ehley’s fully diluted percentage interest in the Company will be 5%, as computed above.

Issuance of new equity securities other than the shares underlying Bridge Warrants, outstanding options, New Options, or the Notes, will result in dilution of the percentage interests of all stockholders, including the holders of the Notes and holders of New Options. The consent of the holders of the Notes is required for the issuance of any such new equity securities.

Use of Proceeds. The Company intends to use the proceeds of the Proposed Financing to retire the Bridge Notes, to pay for transaction expenses, to fund the Company’s operations, and to pay $500,000 to each of Mellon Ventures, L.P. and Tandem PCS Investments, L.P. in consideration of their agreement to convert their shares of Series B Preferred Stock into Common Stock at $1.57 per share, to cancel their Series B Warrants, and to waive their dividend rights. See Proposal No. 2—Conversion of the Series B Preferred Stock.

Financial and Accounting Effects of Issuance of Notes. There may be a non-cash charge to earnings associated with the conversion feature of the Notes. This charge is not currently determinable, but if the charge is applicable, the Company expects that it will be amortized against earnings over the four-year term of the Notes.

Voting. In connection with the issuance of the Notes, the Certificate of Incorporation will be amended to grant voting rights to the holders of the Notes on an as-converted basis, as permitted by Section 221 of the Delaware General Corporation Law (the “DGCL”). The holders of the Notes will have the right, subject to the limits described below, to vote together with the holders of Common Stock on all matters submitted to a vote of the Company’s stockholders. The holders will have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Notes; provided that solely for purposes of determining such number of votes, the applicable conversion price of the Notes shall be deemed to be $0.57 which was the average closing bid price of the Common Stock reported on Nasdaq on June 5, 2003, the date that the Securities Purchase Agreement was executed, and the prior four trading days. After the closing, therefore, SCP will hold the SCP Note with a principal amount of $4,000,000 initially representing the voting equivalent of 7,017,544 shares of Common Stock. Tecore will initially hold the Tecore Note with a principal amount of $5,000,000 initially representing the equivalent of 8,771,930 shares of Common Stock, increasing to the voting equivalent of 21,052,632 shares upon payment of the final installment on the Tecore Note. Each Investor will also be entitled to additional votes over time relating to the potential conversion of accrued but unpaid interest on the Notes.

Conversion of Notes. All or any portion of the unpaid principal and accrued interest then outstanding under the Notes issued to the Investors may be converted at any time at the election of the holders of the Notes. The number of shares received on conversion will be determined by dividing the principal amount (with accrued interest, if applicable) by the applicable conversion price. The initial conversion price will be $0.1081, which will be subject to adjustment in the event of certain future dilutive issuances of securities by the Company. The Notes would also convert automatically into shares of Common Stock upon (i) the closing of a secondary public offering of Common Stock if the offering price per share is not less than three times the then applicable conversion price and the gross proceeds to the Company would be not less than $70,000,000 or (ii) with certain qualifications, a sale of the Company at a minimum price per share in cash or stock of at least three times the then applicable conversion price. The Tecore Note will also convert automatically into shares of Common Stock if Tecore fails to make installment payments on the Tecore Note when due.

Dilution Protection. If the Company at any time issues Common Stock or equity securities convertible or exercisable into Common Stock at a price per share that is less than the then applicable conversion price of the Notes, the applicable conversion price will be immediately reduced to the price per share at which such securities were issued, except with respect to (i) issuance of 19,108,281 shares of Common Stock upon the conversion of the Series B Preferred Stock or (ii) issuance of stock options exercisable for up to 30,742,986 shares of Common Stock (and shares of Common Stock upon the exercise of such options). However, if the Company issues shares of Common Stock to the holders of the Bridge Warrants outstanding on the closing date of the Proposed

Financing upon exercise of such warrants, or to holders of options outstanding on the closing date upon exercise of such options to purchase shares in excess of 300,000 shares, the number of shares into which the Notes are then convertible will be adjusted to a number that will entitle the Investors to maintain their percentage ownership of the Company.

Covenants. In connection with the execution of the Securities Purchase Agreement, the Company has agreed not to incur additional debt or guarantee third-party debt, create liens, pay dividends, increase salaries or add additional employees, merge, consolidate or sell all or substantially all of its assets, enter into any transaction that results in a change of control of the Company or issue additional securities, options or warrants to purchase securities, redeem capital stock and invest in other companies without the prior written consent of the holders of a majority of the Notes, except that the Company will be permitted to incur purchase money indebtedness secured by purchase money liens on assets purchased in the ordinary course of business.

The Company has also agreed to provide certain financial information to the Investors; pay and discharge, with certain exceptions, all taxes, assessments and governmental charges before penalties attach to such tax obligations; maintain its corporate existence in good standing; promptly provide written notice to the Investors regarding litigation that could result in a material adverse change in the Company’s business or operations; maintain proper and current books and records; maintain all properties and improvements necessary to the conduct of its business, including its intellectual property; maintain certain insurance policies; administer its benefit plans in accordance with federal requirements; provide promptly upon the Investors’ request certain informational reports regarding the business, assets, operations, business products or financial condition of the Company or any other matter or matters identified by the Investors; give the Investors prompt notice of the release of hazardous materials and comply with any laws requiring the removal of hazardous materials; and file all required reports with the SEC.

Board Seats. Following the closing of the Proposed Financing, the Board of Directors will initially consist of ten directors. After the full amount of the Tecore Note has been converted into Common Stock, the Board of Directors will consist of eleven directors. See Proposal No. 3—Election of Directors.

Investors’ Voting Agreement. Tecore and SCP have notified the Company of their intention to enter into a Voting Agreement at the closing of the Proposed Financing, in which each would agree, among other things, to vote all Notes and shares of capital stock owned by them for their respective nominees to the Board of Directors and to maintain a Board of Directors of a certain size. The Investors have identified the investor nominees (described in “Proposal No. 3—Election of Directors”) as their nominees to the Board of Directors. The Investors have also agreed to increase the size of the Board of Directors by one in the event that Tecore obtains a majority of the Company’s issued and outstanding shares of Common Stock (including shares received by conversion of the Tecore Note).

Taking into account the current stock ownership of SCP, the Company expects the combined voting power of the Investors, following closing of the Proposed Financing, to represent approximately 48.0% of the voting power of the Company increasing to 56.4% of the voting power following payment of all of Tecore’s installment payments on the Tecore Note. This percentage includes the voting power of the principal amount of the Notes as well as the New SCP Shares being purchased by SCP (described under Proposal No. 2—Conversion of the Series B Preferred Stock), but it does not account for any voting power that may accumulate over time as a result of accrued but unpaid interest on the Notes. In addition, if the Investors convert any amounts of principal or unpaid interest on the Notes into Common Stock, their voting power will increase because of the difference between the actual conversion price of the Notes (initially $0.1081) and the deemed conversion price of the Notes used solely for purposes of calculating the voting rights of the Notes ($0.57). By voting together under the terms of the Voting Agreement, the Investors will therefore be able effectively to maintain representation on the Board of Directors by their nominees while they hold the Notes or the Common Stock issuable upon conversion of the Notes. The Company will not be a party to the Voting Agreement.

Registration Rights. In connection with the issuance of the Notes, within 30 days after the closing, the Company will file a shelf registration statement to register the shares of Common Stock that will be issued or reserved for issuance in connection with the Proposed Financing and maintain its effectiveness for at least two years following the closing.

Closing. Under the terms of the Securities Purchase Agreement, the Proposed Financing will close on or before June 30, 2003 (unless postponed to allow time for the Company to obtain all necessary stockholder and regulatory approvals of the Proposed Financing), after the satisfaction (or waiver) of all the closing conditions. The closing conditions include (i) acceleration by the Board of Directors of the termination date of the Rights Agreement (described in Proposal No. 4—Amendment and Restatement of the Certificate of Incorporation and the Bylaws) to the closing date of the Proposed Financing; (ii) the Company’s obtaining approval of the Proposed Financing from holders of a majority of the Voting Shares as required by Nasdaq rules; (iii) each Series B Holder converting all its outstanding shares of Series B Preferred Stock into Common Stock (see Proposal No. 2—Conversion of the Series B Preferred Stock); and (iv) the Company’s obtaining stockholder approval of the Eighth Amended and Restated Charter (see Proposal No. 4—Amendment and Restatement of the Certificate of Incorporation and the Bylaws) and the Certificate of Amendment to the same to be filed following the closing (see Proposal No. 8—Approval of Certificate of Amendment).

Events of Default. The Company will be in default under the terms of the Securities Purchase Agreement if certain events occur including, but not limited to, the following events: (i) the Company defaults on the payment of interest or principal under the Notes; (ii) the Company fails to perform any material term, condition or agreement contained in the Notes or certain other agreements executed in connection with the Bridge Loan Agreement; (iii) the Company defaults on the payment of interest or principal and premium, if any, under any other indebtedness in excess of $250,000 and any other material obligation; (iv) the Company, among other things, declares bankruptcy, voluntarily or involuntarily, or makes a general assignment for the benefit of its creditors; (v) a judgment is rendered against the Company in excess of $50,000; (vi) the Company breaches any representation or warranty in the Securities Purchase Agreement or any other agreement executed in connection with the Proposed Financing that will materially adversely affect the business and/or operations of the Company; (vii) the Company materially breaches a covenant in the Securities Purchase Agreement that will, or is likely to, materially adversely affect the Company as described in the Securities Purchase Agreement; or (viii) the Company takes any action that will, or is likely to, materially adversely affect the Company. If the Company defaults on the payment of interest or principal under any indebtedness in excess of $250,000 (other than the Notes) or declares bankruptcy, voluntarily or involuntarily, the unpaid principal and interest on the Notes will automatically become due and payable. If any other event of default occurs, the Investors have the right, at their option, to declare the Notes and any accrued interest immediately due and payable, and in some instances the Company will have a limited time period to cure defaults.

Modifications of Terms or Rights of Investors. The holders of more than 80% in aggregate principal amount of the Notes outstanding and the Company may from time to time enter into agreements for the purpose of amending or waiving any covenant, agreement or condition of the Notes or changing the rights of the holders of the Notes or the Company. Any action of the holders of more than 80% in aggregate principal amount of the Notes at the time outstanding shall bind all holders of the Notes as well as future holders of the Notes.

Other Material Agreements

Amended and Restated AirNet Bonus Program. As part of the Proposed Financing, the Company agreed to amend its Bonus Program for employees. The Amended and Restated AirNet Bonus Program (the “New Bonus Program”) has been approved and adopted by the Board of Directors effective upon and subject to the closing of the Proposed Financing. The current Bonus Program provides for payment to management and other employees of a portion of proceeds otherwise distributable to holders of Series B Preferred Stock as part of their liquidation preference, along with payment of a portion of proceeds available for distribution to holders of Common Stock in connection with the sale of the Company, for an aggregate pool equal to approximately 10.5% of the purchase price in connection with the sale of the Company. The New Bonus Program also has two components. In the event of a sale of all or a portion of a Note by a holder of a Note, 10% of the proceeds of such sale in excess of the then outstanding principal and related accrued interest of the Note will be paid from the proceeds received by the holder of the Note to eligible participants in the New Bonus Program. In addition, 10% of the net proceeds available for distribution to the holders of the Company’s securities, including holders of the Notes, in connection with a sale of the Company will be distributed to eligible participants in the New Bonus Program, provided that payment of the principal and accrued interest under the Notes will be excluded from the net proceeds available for distribution to securityholders for purposes of calculating these bonus payments. Amounts deemed to be in the money with respect to stock underlying employee options and sold in connection with the sale of the Company will be credited against amounts otherwise payable by the Company under the New Bonus Program. It is anticipated that all of the New Stock Options will be granted as nonqualified stock options with an exercise price of $0.01 per share.

Tag-Along Allocation Agreement. Upon the closing of the Proposed Financing, the Company will enter into a Tag Along Allocation Agreement with the Investors pursuant to which the Investors will agree to pay to the Company a portion of their sale of Note proceeds, whether in connection with an isolated sale or the sale of the Company, in order to provide the funds for the Company to pay the agreed portion of sale of Note proceeds to employees under the New Bonus Program. This obligation is reduced to the extent the Company’s obligations to the employees is reduced by offset of the in-the-money amounts with respect to shares underlying stock options and sold in the sale of the Company transaction.

Amended and Restated Employment, Severance and Bonus Agreement with Glenn Ehley. Upon the closing of the Proposed Financing, the Company will enter into the Amended and Restated Employment, Severance and Bonus Agreement with Glenn Ehley (“Amended Employment Agreement”), pursuant to which Mr. Ehley will be entitled to receive 5% of the proceeds in excess of principal and interest payable to the holders of the Notes in connection with a sale of all or a portion of the Notes in connection with a sale of the Company or otherwise and 5% of the proceeds payable to all other holders of the Company’s securities in connection with a sale of the Company, as contemplated under the New Bonus Agreement and Tag Along Allocation Agreement. Mr. Ehley’s current employment agreement will be amended to reflect his participation in the New Bonus Program and the promised grant to Mr. Ehley of 10,883,106 New Stock Options at an exercise price of $0.01 per share and vesting in two equal annual installments. Vesting for the New Stock Options will accelerate in the event of the sale of the Company. In all other material respects, the Amended Employment Agreement remains the same as the current employment agreement with Mr. Ehley.

The Board of Directors has authorized and approved the grant of the 10,883,106 New Stock Options at $0.01 per share to Mr. Ehley, effective and conditioned upon the closing of the Proposed Financing and the approval of the proposed amendment to the Equity Incentive Plan. In the event the Company is permitted under the Securities Purchase Agreement to grant additional New Stock Options in excess of 21,766,212 as a result of anti-dilution adjustments under the Notes with respect to the exercise of Bridge Warrants or as a result of the conversion of accrued unpaid interest under the Notes, the Company has agreed to grant to Mr. Ehley one-half of the amount of such additional New Stock Options. Under Section 9.11(b) of the Securities Purchase Agreement, the Company may grant additional New Stock Options to purchase up to 6,327,475 shares as and when the Investors elect to convert accrued unpaid interest under the Notes, which grants may not exceed 10% of the number of shares of Common Stock issued upon such conversion of interest. 6,327,457 shares represent approximately 10% of the number of shares that could be issued upon conversion of interest that will accrue during the four-year term of the Notes. Under Section 9.11(c) of the Securities Purchase Agreement, the Company may grant additional New Stock Options to purchase up to 379,000 shares as and when any of the Bridge Warrants are exercised, which grants may not exceed 10% of the number of shares issued upon the exercise of Bridge Warrants. 379,000 shares represent approximately 10% of the number of shares that will be issuable upon exercise of the Bridge Warrants, as will be adjusted on a weighted average basis due to the Proposed Financing.

Opinion of Financial Advisor to the Independent Directors

At a meeting of the Company’s independent directors on May 21, 2003, Value Quest Ltd. (“VQL”) presented orally its financial analysis of the Proposed Financing. On May 23, 2003, VQL confirmed its oral presentation in a written opinion to the effect that, as of that date and based upon and subject to the matters described in the opinion, the issuance of the Notes, including the simultaneously effected conversion of the Series B Preferred Stock to Common Stock, was fair, from a financial point of view to the Company’s stockholders (other than SCP and its affiliates).

The complete text of the VQL opinion described above, dated May 23, 2003, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex C. The advisory services and opinion of VQL were provided for the information and assistance of the Company’s independent directors and the Board of Directors in connection with their consideration of the Proposed Financing and do not constitute a recommendation as to how any stockholder should vote with respect to the Proposed Financing. The summary of the opinion set forth below is qualified in its entirety by reference to such opinion. You are urged to read the opinion carefully in its entirety.

In connection with its opinion, VQL has made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, VQL:

1.	Reviewed the Company’s annual reports on Form 10-K for the three fiscal years ended December 31, 2002 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2002 and 2001, respectively;

2.	Read the documents related to the Proposed Financing documents and various SEC filings, including, but not limited to:

i)	Final Revised Terms Sheet dated March 25, 2003

ii)	Security Purchase Agreement (draft dated May 13, 2003)

iii)	First Amendment to Security Agreement (draft dated May 16, 2003)

iv)	Draft Senior Secured Convertible Note dated May 14, 2003 (Tecore)

v)	Tag-Along Allocation Agreement (draft dated May 16, 2003)

vi)	Board of Directors Memorandum dated May 16, 2003

vii)	Proposed Resolutions of the Board of Directors for the meeting to be held on May 21, 2003

viii)	Opinion Letter of Edwards & Angell, LLP (draft dated May 16, 2003)

ix)	Draft Proxy Statement (May 16, 2003)

x)	Amended and Restated AirNet Bonus Program (draft dated May 16, 2003)

xi)	Amended and Restated 1999 Equity Incentive Plan (draft dated May 16, 2003)

xii)	Amended and Restated Employment, Severance and Bonus Agreement for Glenn A. Ehley (draft dated May 16, 2003)

xiii)	Proposed Eighth Amended and Restated Certificate of Incorporation;

3.	Met with certain members of the Company’s senior management to discuss the Company’s operations, financial condition, future prospects, projected operations and performance and strategic alternatives, including forecasts and projections prepared by the Company’s management with respect to the Company for the years ending December 31, 2003 and December 31, 2004;

4.	Reviewed a series of memoranda prepared by management regarding capital structure alternatives, process and timing, among others;

5.	Prepared a summary chronology of significant events;

6.	Compared the financial and operating performance with publicly traded companies;

7.	Visited the Company’s headquarters in Melbourne, Florida;

8.	Reviewed the historical market prices and trading volume for the Company’s publicly traded securities; and

9.	Conducted such other studies, analyses and inquiries as VQL deemed appropriate.

In preparing its opinion, VQL relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it have been reasonably prepared and reflect the best currently available estimates of the Company’s future financial results and condition, and that there has been no material change in the Company’s assets, financial condition, business or prospects since the date of the most recent financial statements made available to it.

VQL did not independently verify the accuracy and completeness of the information supplied to it with respect to the Company and did not assume any responsibility with respect to it. VQL has not made any physical inspection or independent appraisal of any of the Company’s properties or assets and has not been furnished with any such appraisal or evaluation. VQL’s opinion is necessarily based on business, economic, market and other conditions as they existed and could be evaluated by VQL at the date of its opinion.

The summary of the financial analyses that follows includes information presented in tabular format. You should read these tables together with the text of each summary.

In its assessment of the financial fairness of the Proposed Financing, VQL, among others,

1.	Reviewed the financial condition of the Company prior to the Proposed Financing;

2.	Analyzed the historical trading prices for the Company’s publicly traded securities;

3.	Reviewed the PIPE market;

4.	Used widely accepted valuation methodologies to perform an independent analysis of the equity value of the Company;

5.	Analyzed the terms of the Proposed Financing and the terms of the securities to be issued in the Proposed Financing;

6.	Examined the value to public equity holders after the Proposed Financing; and

7.	Considered certain alternatives to the Proposed Financing.

Financial Condition of the Company Prior to the Proposed Financing

VQL reviewed the relevant considerations associated with The Company’s financial status:

1.	The Company is in financial distress and is running out of money to fund operations;

2.	Cash levels are critical: (i) In absence of the Bridge Loan, cash would have been exhausted by end of February; (ii) current cash is about $3,900,000 and is insufficient to pay off the Bridge Loan; (iii) a portion of money from the $6,000,000 Bridge Loan is already spent; and (iv) management has been unable to identify alternative sources of cash;

3.	The Company has accumulated a deficit of $231,000,000 as of March 31, 2003;

4.	The Company projects annual operating losses through December 31, 2004;

5.	December 31, 2002 and 2001 financial results were restated;

6.	Forms 10-K and 10-Q contain (i) going concern, (ii) risk of bankruptcy, and (iii) “risk of loss of entire investment” qualifications;

7.	The Common Stock may be de-listed from the Nasdaq National Market (currently under appeal); and

8.	The Series B Preferred Stock has a feature entitling it to the first $60,000,000 in the event of liquidation of the Company.

Historical Trading Prices

Using publicly available market data VQL reviewed and compared the daily historical per share prices of the Company’s publicly traded Common Stock, the amount of active equity analyst coverage the Company received and the average daily trading volumes of Common Stock as compared to other companies the securities of which are publicly traded over a 90-day period ending May 23, 2003. VQL concluded that the Company’s publicly traded Common Stock received virtually no analyst coverage.

VQL noted that the Company had received notice that it was being de-listed from the Nasdaq National Market because its share prices did not meet the minimum listing standards. The Company was in the process of appealing the de-listing decision. The stock had traded in a range of $0.30 to $1.50 over the past 52 weeks. As of May 23, 2003, the closing price was $0.49.

Valuation

As a result of its conclusions that the publicly traded Common Stock received virtually no analyst coverage, VQL conducted an independent valuation of the Company, utilizing two standard valuation methodologies: the market multiple approach and the discounted income approach. Using each of these valuation methodologies, VQL calculated the Company’s “enterprise value,” which is the equity value of the Company plus debt minus cash, on a pre-transaction and post-transaction basis. In examining the scenarios before and after the Proposed Financing, VQL considered the effect, among other factors, of the refinancing of the Company’s Bridge Loan, the leverage ratio of the Company’s capital structure, the use of the proceeds from the financing and certain transaction costs incurred as a result of the Proposed Financing on the Common Stock outstanding without conversions.

Market Multiples Methodology

VQL reviewed and compared selected financial information relating to the Company to corresponding financial information, ratios and public market multiples for comparable companies, whose securities were publicly traded and which were selected on the basis of operational and economic similarity with the principal business operations and the revenue model of the Company, taking into account the risks specific to the Company. In estimating the risks specific to the Company, VQL took into consideration both quantitative and qualitative risk factors, which relate to, among other things, the nature of the industry in which the Company and the other comparative companies are engaged, the relative size of each company, and the profitability and growth rates of each company. VQL reviewed the following nine selected companies in the communications equipment industry:

1.	Alvarion Ltd.;

2.	Airspan Networks, Inc.;

3.	Ceragon Networks Ltd;

4.	Ericsson L M Tel Co;

5.	InterWAVE Communications;

6.	Netro Corporation;

7.	Nokia CP ADS;

8.	Proxim, Inc.; and

9.	Vyyo, Inc.

Where applicable, the financial multiples and ratios for the selected companies were calculated using (i) the selected companies’ per share common stock prices on May 23, 2003 and (ii) the selected companies’ equity market capitalizations. VQL’s analyses of the selected companies compared, among other things, the following to the results of AirNet:

1.	Enterprise value as a multiple of the latest twelve months (“LTM”) revenue ended March 31, 2002, using publicly available information;

2.	Enterprise value as a multiple of the LTM book value ended March 31, 2002, using publicly available information; and

3.	Enterprise value as a multiple of the LTM cash ended March 31, 2002, using publicly available information.

The results of these analyses of selected companies are summarized as follows:

	Range	Median	Mean
Price/Revenue Multiple	$500,000 to 10,400,000	$2,300,000	$3,400,000
Price/Book Value Multiple	$700,000 to $5,000,000	$900,000	$1,400,000
Price/Cash Multiple	$500,000 to $6,600,000	$1,700,000	$3,500,000

VQL applied the multiples derived from the selected companies analysis to the Company’s actual revenues, book value and cash for LTM ended March 31, 2003, using information available from public filings. Based on this analysis, VQL calculated enterprise values of the Company ranging from $15 million to $21.8 million assuming completion of the Proposed Financing.

VQL was unable to apply other trading multiples because (1) the Company had a negative EBIT and EBDITA margin on a LTM and estimated basis; (2) only Nokia, one of the largest companies in the industry, exhibited positive earnings; and (3) use of forward multiples is speculative based on the market conditions in the communications equipment industry.

Discounted Net Income Methodology

VQL performed a discounted net income analysis of the Company based on projections provided to VQL by the Company’s management for a two-year period from 2003 through 2004 and on various assumptions and valuation parameters that it deemed appropriate.

The Discounted Net Income method considers the possible range of future net income by year based on range estimates of revenues and expense variables, applied in the form of a Monte Carlo Analysis. We considered a forecast period for 6 years, using risk-adjusted rates of 16% to 20%, based on the Capital Asset Pricing Model and other estimation methods with terminal growth rates in the range from 4% to 12%. The projections were developed using management estimates of future performance in conjunction with certain curve fitting techniques. The range of multiples applied to the 6th year net income fell in a range from 6.25x to 12.5x. VQL considered the range from the first to third quartile of the value distribution to reflect the global range of value. VQL considered the range from the first to third quartile to reflect the global range of value. A Monte Carlo Analysis indicated a global range of $11.8 million to $23.4 million on a post-transaction basis.

VQL determined that the discounted cash flow analysis (“DCF”) was not applicable because (1) the typical company in this industry does not have debt financing; (2) working capital requirements are typically funded by customer deposits; and (3) capital expenditures are unpredictable in the present environment. Based on the estimates provided by management, the implied values based on the DCF would be negative.

Based on the two methods that provided meaningful results, VQL estimated the global range of enterprise value to fall in a range from about $11.8 million to $23.4 million.

Summary

Based on the two methods that provided meaningful results, VQL estimated the global range of enterprise value to fall in a range from about $11.8 million to $23.4 million based on completion of the Proposed Financing.

The results of these calculations are summarized in the table below:

	Range	Median	Mean
Market Multiples	$15,000,000 to $21,800,000	$15,100,000	$20,600,000
Discounted Net Income	$11,800,000 to $23,400,000	$17,100,000	$18,400,000
Trading Basis*	$11,687,000

*	Closing stock price of $0.49 per share as of May 23, 2003 and 23,851,177 shares of Common Stock issued and outstanding.

Terms of the Proposed Financing

In determining the fairness, from a financial point of view, of the Proposed Financing, VQL considered and compared the positive and negative sides of various characteristics the Proposed Financing to the current position of the Company’s stockholders as follows:

1.	In absence of the Proposed Financing, the Company would run out of money and have to cease operations and/or seek bankruptcy protection. The current cash balance is insufficient to satisfy the Bridge Loan that comes due on May 24, 2003. Management has estimated that the value of the Company in liquidation is around $2.5 million;

2.	The Company has unsuccessfully attempted to raise additional funding over the last two years through investment banking firms;

3.	The Proposed Financing was fully negotiated and, in absence of any other viable offers as of May 23, 2003, represents the best terms available to the Company under the present facts and circumstances;

4.	Pre-transaction, the existence of the Series B Preferred Stock preference in sale or liquidation of $60 million effectively disenfranchises the holders of Common Stock. In order for the holders of Common Stock to realize any return of or on their investment, the value of the Company would have to exceed $66 million; i.e., (i) the first $6 million associated with the Bridge Loan is senior to the Series B Preferred Stock and (ii) the Series B Preferred Stock $60 million liquidation preference is senior to the Common Stock. Prior to the Proposed Financing, the market capitalization of the Company was about $11.69 million as of May 23, 2003. Consequently, in the event of sale or liquidation of the Company, the holders of the Common Stock were effectively disenfranchised;

5.	After the Proposed Financing, the Company would have total book capital of $27.7 million ($11.69 million market capitalization, including cash, plus $16 million in the Notes). After the Proposed Financing, the enterprise value would fall in a range of $11.8 million to $23.4 million, with the Notes senior to the holders of Common Stock;

6.	VQL’s analysis of the terms of payment and contractual requirements that the Bridge Loan be paid off from the proceeds of the Proposed Financing suggested that net proceeds available in the future to the Company would aggregate about $7.75 million. This figure indicated a net present value of the payment stream over the two-year period at 18% or about $14.95 million. Of this amount, (i) $6 million was committed for repayment of the Bridge Loan, a portion of which was spent; (ii) $1 million was committed to the cash payment to certain holders of the Series B Preferred Stock to rescind the $60 million preference and convert to Common Stock (the third holder of the Series B Preferred Stock having received 4.625 million shares of Common Stock for acquiescence to the conversion of its shares); and (iii) $200,000 was committed to the contractual requirement to pay the legal expenses of the Investors as part of the Proposed Financing. Consequently, the net funds available to the Company from the Proposed Financing are about $7.75 million;

7.	In the event the Notes are converted into Common Stock, the Company’s existing stockholders would experience significant dilution. The number of shares of Common Stock outstanding before the closing of the Proposed Financing on an as-converted basis is about 34.8 million. In the event of conversion of the full principal amount of the Notes, the number of shares of Common Stock outstanding would be about 217.7 million, thereby representing dilution to about 16% of the ownership before the Proposed Financing. Conversion would also result in change of control in favor of the Investors who would hold about 70% of the Company’s voting power. However, the Investors would have effective control based on the closing price of the Common Stock on the date of the Proposed Financing. At the stock price of $0.49 per share on May 23, 2003, the Investors would have about 33.3 million votes. Combined with their existing ownership, the Investors will have over 51% of the vote;

8.	There is additional dilution as a result of the shares reserved for issuance under the Equity Incentive Plan;

9.	A reverse stock split for the Common Stock may have to occur in order for the Common Stock to remain listed on the Nasdaq National Market; and

10.	The removal of the $60 million liquidation preference in favor of the Series B Preferred Stock enhances the position of the holders of Common Stock to recognize some benefit in the upside potential of the Company in the event of its sale, and at least the possibility of some recovery in the event of bankruptcy.

Alternatives to the Proposed Financing

In determining the fairness, from a financial point of view, of the Proposed Financing, VQL discussed and considered certain alternatives available to the Company with management, namely:

1.	The Company’s unsuccessful attempts over the past two years to either (i) sell the Company or (ii) raise financing (other than the Proposed Financing); and

2.	The prospect of a bankruptcy filing, absent completion of the Proposed Financing.

Opinion of VQL

Based upon the foregoing, and in reliance thereon, it is VQL’s opinion that, as of the date of the written opinion of VQL, the Proposed Financing was fair, from a financial point of view, to the Company’s stockholders (other than SCP and its affiliates).

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. This summary summarizes the material methodologies utilized by VQL in rendering its fairness opinion. This summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by VQL or a complete description of its presentation. VQL believes, and so advised AirNet’s independent directors, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions. VQL did not attempt to assign specific weights to particular analyses. Rather, VQL made its determination as to fairness on the basis of experience and professional judgment after considering the results of all of the analyses. No company used in the analyses above as a comparison is directly comparable to the Company and no transaction used is directly comparable to the Proposed Financing. In its analysis, VQL made numerous assumptions with respect to the Company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. The quantitative information presented in the tables above is not necessarily indicative of current market conditions or of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analysis. Because these analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties and their respective financial advisors, neither the Company nor VQL assumes responsibility if future results are materially different from those forecast. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

VQL’s opinion and analyses were only one of many factors considered by the Company’s independent directors and the full Board of Directors in their evaluation of the Proposed Financing and in the determination of the Board of Directors to approve the Proposed Financing and should not be viewed as determinative of the views of the Company’s independent directors, the full Board of Directors of the Company or its management with respect to the Proposed Financing.

VQL’s opinion does not address the underlying business decision of the Company to effect the Proposed Financing. VQL has not been requested to, and did not, solicit third party indications of interest in acquiring all or part of the Company. The terms of the Proposed Financing were arrived at by separate negotiations between the Company and the Investors. VQL was not asked to and did not participate in those negotiations.

VQL is a nationally recognized valuation firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. VQL is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. The Company’s independent directors selected VQL because of its experience and expertise in performing valuation and fairness analyses. VQL does not beneficially own nor has it ever beneficially owned any interest in the Company. Furthermore, VQL has no agreement or understanding to provide additional services to the Company beyond the scope of this fairness opinion. VQL had previously valued the Common Stock for financial reporting purposes.

VQL does not make a market in the Company’s publicly traded securities. VQL is engaged, from time to time, to provide financial advice to a variety of public and private entities and persons. VQL may have rendered certain services to other participants in this transaction in the form of an opinion or advice. The services, however, rendered in the past or to be rendered by VQL hereunder do not represent any actual or potential conflict of interest on the part of VQL.

The Company has agreed to pay VQL a fee of $85,000 plus its reasonable out-of-pocket expenses, including VQL’s expenses of legal counsel, incurred in connection with the rendering of VQL’s fairness opinion described above to the Company and the rendering of its fairness opinion. No portion of the fee was contingent upon the completion of the Proposed Financing discussed in this proxy statement or the conclusions reached in the fairness opinion. The Company has further agreed to indemnify VQL (and its employees, agents, officers, directors, attorneys, stockholders or any other person who controls VQL) against certain liabilities and expenses related to or arising in connection with the rendering of its services, including liabilities under the federal securities laws.

Dilutive Effects of the Proposed Financing

If shares of Common Stock are issued upon conversion of the Notes and any interest due on the Notes, existing stockholders will have their ownership percentage diluted. If the principal amount of the Notes, together with the interest on the Notes, is converted into Common Stock, this dilution will be substantial. When fully paid, the principal amount of the Notes alone will initially be convertible into 148,011,101 shares of Common Stock at an initial per-share conversion price of $.1081. With some exceptions, if at any time the Company issues shares of Common Stock or equity securities convertible into, or exercisable for, Common Stock at a price per share that is less than the then applicable conversion price of the Notes the conversion price of the Notes will be adjusted on a full-ratchet basis to such lower price and the Notes and any accrued but unpaid interest will be convertible into more shares at the then applicable conversion price. The conversion price of the Notes are also adjustable in the event currently outstanding options in excess of 300,000 or any of the Bridge Warrants are exercised. See “The Proposed Financing—Dilution Protection” above. The lower the applicable conversion price of the Notes, the further the ownership interests of the existing stockholders will be diluted.

In addition, under the terms and conditions of the Proposed Financing, the Investors will have voting rights based on the number of shares of Common Stock into which the Notes are convertible calculated using the average closing bid price of the Common Stock reported on Nasdaq on June 5, 2003, the date the Securities Purchase Agreement was executed, and the four prior trading days. See “The Proposed Financing—Voting” above. As a result, the voting power of the Company’s current stockholders will be diluted on the date that the Proposed Financing closes and upon each successive installment payment under the Notes.

The number of shares of Common Stock issuable under the terms of Proposed Financing will also affect the Company’s earnings per share. The larger the number of shares deemed outstanding, the lower the earnings per share will be. The actual effect of the Proposed Financing on the Company’s earnings per share will depend on the level of earnings in future periods, the actual conversion prices and the impact of the accounting treatment discussed below.

The following table indicates the pro forma effect of the Proposed Financing on the Company’s outstanding shares of Common Stock for the year ended December 31, 2002, assuming that (i) the Notes were issued at January 1, 2002 and the Notes were convertible and exercisable at January 1, 2002; (ii) the initial conversion price of the Notes was $.1081; (iii) the interest on the Notes accrued at 12% for the year; (iv) 4,625,347 shares of Common Stock were issued to SCP in consideration for its conversion of Series B Preferred Stock, termination of the warrants to purchase Common Stock held by the holders of Series B Preferred Stock, and waiver of accrued Series B Preferred Stock dividends; and (v) conversion of all shares of Series B Preferred Stock (see Proposal No. 2—Conversion of the Series B Preferred Stock).

The pro forma effect of the Proposed Financing on the Company’s losses per share is not shown because the Proposed Financing would have been anti-dilutive.

Weighted Average Shares
Weighted Average Shares (Basic) 2002 Actual	23,822,913
Pro Forma Effect of Dilutive Shares:
Assumed Conversion of Notes	148,011,101
Conversion of 12% interest on notes	17,761,332
New SCP Shares	4,625,347
Series B Conversion	19,108,281

Weighted Average Shares (Diluted)	213,328,974

The above table does not take into account (i) the 4,906,842 shares of Common Stock currently reserved for issuance under the Company’s 1999 Equity Incentive Plan; (ii) the additional 25,836,144 shares of Common Stock (for a total of 30,742,986 shares) to be reserved for issuance under the amended and restated Equity Incentive Plan; or (iii) the Bridge Warrants to purchase 456,945 shares of Common Stock at an exercise price of $3.49 per share, which, subject to and contingent upon the closing of the Proposed Financing, will be adjusted so that holders of the Bridge Warrants will be able to purchase 3,796,995 shares of Common Stock at an exercise price of $0.42 per share. See Proposal No. 5—Amendment and Restatement of the Equity Incentive Plan for a description of the proposed amendments to the Equity Incentive Plan.

See Proposal No. 4—Amendment and Restatement of the Certificate of Incorporation and the Bylaws for a description of the number of shares of Common Stock to be issued or reserved for issuance under the terms of the Proposed Financing.

Additionally, after Tecore makes the initial installment payments on the Tecore Note, the combined voting power of the Investors will constitute more than 50% of the voting power of the Company in electing directors and in any other matters decided by stockholders, thus providing the Investors with effective control of the Company. The Company will also experience a loss of flexibility in its business dealings as a result of the restrictive covenants contained in the Securities Purchase Agreement regarding, among other things, the Company’s ability to enter into business combinations, incur indebtedness, declare dividends on Common Stock and issue shares of capital stock without the prior written consent of the Investors.

The following table reflects the ownership of capital stock of the Company at June 5, 2003 and on a pro forma as converted basis assuming the closing of the Proposed Financing and related transactions. The table includes shares of Common Stock underlying New Options to purchase up to 21,766,212 shares of Common Stock, of which options to purchase 10,883,106 shares will be granted to Glenn Ehley upon the closing and options to purchase the balance of 10,883,106 shares may be granted by the Board of Directors to employees, consultants and directors. The shares of Common Stock underlying the outstanding Bridge Warrants are excluded from the table. Following the closing, the Bridge Warrants, as adjusted, will be outstanding for the purchase of 3,796,995 shares of Common Stock at an exercise price of $0.42 per share. The table excludes shares issuable upon conversion of accrued and unpaid interest under the Notes. Existing outstanding options to purchase a total of 2,269,599 shares of Common Stock will remain outstanding, but shares underlying those options in excess of 300,000 are excluded from the table.

Stockholders	Current Ownership (as converted)	Percentage	Pro Forma after Proposed Financing—Fully Diluted— (as converted) (1) (2) (3)	Percentage
Series B Preferred Stock
SCP	3,184,713.3	9.4%	6,369,427	2.9%
Mellon Ventures	3,184,713.3	9.4%	6,369,427	2.9%
Tandem PCS	3,184,713.3	9.4%	6,369,427	2.9%

Total Series B	9,554,140	28.3%	19,108,281	8.8%

Common Stock
SCP Affiliate	3,437,687	10.2%	3,437,687	1.6%
CIP Capital	169,799	0.5%	169,799	0.1%
Mellon Ventures	478,315	1.4%	478,315	0.2%
Tandem PCS	2,145,465	6.4%	2,145,465	1.0%
Other Stockholders	17,619,911	52.3%	17,619,911	8.1%
Options (4)	300,000	0.9%	300,000	0.1%
New Options			21,766,212	10.0%

Notes
Tecore			111,008,326	51.0%
SCP			41,628,122	19.1%

Total Proposed Financing			152,636,448	70.1%

Total	33,705,317	100.0%	217,662,118	100.0%

(1)

Assumes: (a) issuance of the $16 Million Notes and full payment of all installments due from Tecore for the Tecore Note; (b) conversion of 955,414 shares of Series B Preferred Stock into 19,108,281 shares of

Common Stock; and (c) issuance of 4,625,347 shares of Common Stock to SCP in lieu of $500,000 cash payment for its election to convert its Series B Preferred Stock to Common Stock, cancellation of its Series B Warrants, and waiver of its dividend rights.

(2)	Excludes Bridge Warrants to purchase 456,945 shares of common stock; 3,796,995 shares as adjusted following closing of the Proposed Financing.

(3)	Excludes shares issuable upon conversion of accrued and unpaid interest under the Notes.

(4)	Excludes currently outstanding options to purchase 1,969,599 shares of Common Stock issuable under the Company’s Equity Incentive Plan that are not being treated as being in the money for purposes of calculating the effect of the Proposed Financing.

In the Securities Purchase Agreement, the Investors agreed that the Company may grant new stock options for the purchase of up to 21,766,212 shares of Common Stock at exercise prices as low as $0.01 per share with vesting in two equal annual installments. The Notes to be issued to the Investors provide for anti-dilution adjustments in the event (a) any of the outstanding warrants are exercised, or (b) any of the existing outstanding options in excess of options to purchase 300,000 shares are exercised.

Such adjustments will reduce the $0.1081 conversion price per share under the Notes with a corresponding increase in the number of shares of Common Stock issuable upon conversion of the Notes. To the extent the Bridge Warrants are exercised or interest under the Notes is converted, the Company may grant additional New Options to eligible participants under the Equity Incentive Plan in amounts equal to 10% of the incremental number of shares issuable under the Notes, as adjusted with respect to exercise of the Bridge Warrants and 10% of the number of shares issued to the holders of the Notes upon conversion of accrued unpaid interest under the Notes. Under his Amended Employment Agreement, Mr. Ehley will be entitled to receive one-half of any additional stock options so granted. All of the New Options may be granted as nonqualified stock options with an exercise price as low as $0.01, and it is anticipated that such options will also vest in two equal annual installments.

The Board of Directors believes that the Proposed Financing is in the best interests of the Company and its stockholders for the following reasons:

•	Before entering into the Securities Purchase Agreement, the Board of Directors reviewed the terms and conditions of the Proposed Financing and, while the Company received some expressions of interest from third parties for potential investment or strategic transactions, the Board of Directors determined that the Company would not receive any viable alternative offers in a timely manner and given the financial condition of the Company, determined that it was in the best interests of the Company to recommend the Proposed Financing to the stockholders.

•	In light of the current slowdown in infrastructure spending in the telecommunications industry and other reasons, the Company is unable to access the public capital markets to raise operating capital.

•	The Proposed Financing will enable the Company to pay off the Bridge Notes, the principal of which will become due and payable on the earlier of (i) the closing of the Proposed Financing, (ii) the termination of the Securities Purchase Agreement or (iii) August 29, 2003.

•	If the Proposed Financing is not completed and the Company is unable to raise capital from another source or is otherwise unable to pay the principal amount and accrued interest on the Bridge Notes when due, the Investors could foreclose on the Bridge Notes and force a sale of the Company’s assets, including its intellectual property. Under such circumstances, the Company would be likely to cease operations or file for protection from claims of its creditors under the federal bankruptcy laws.

•	Management estimates that the Proposed Financing would provide sufficient operating capital for the Company to continue its operations.

•	If the Proposed Financing is completed, the Company will have access to the expertise and strategic relationships of Tecore, which, due to its substantial investment in the Company, will have a strong incentive to help the Company build stockholder value.

•	If the Proposed Financing is completed, the Series B Holders will convert the issued and outstanding shares of Series B Preferred Stock into shares of Common Stock at an effective conversion price of $1.57 per share of Common Stock. The terms of the Series B Preferred Stock provide that if the Company issues Common Stock at less than $3.14 per share, the conversion price of the Series B Preferred Stock will be adjusted downward to the price at which the additional shares are offered (or deemed to be offered). Therefore, while the agreed upon conversion price for the Series B Preferred Stock is less than the original conversion price of $3.14 per share, it is significantly higher than the conversion price that would have resulted from a full-ratchet anti-dilution adjustment of the conversion price under the terms of the Certificate of Designation following the sale of the Notes to the Investors at a purchase price of $0.1081 per share. In addition, the Series B Holders have agreed to waive their rights to receive accrued but unpaid dividends upon conversion and to cancel their outstanding warrants to purchase an aggregate of 2,866,242 shares of Common Stock. As a result, potentially dilutive issuances of the Common Stock into which the Series B Preferred Stock and warrants are convertible and use of the Company’s financial resources to pay dividends on the Series B Preferred Stock will be avoided if the Proposed Financing closes.

•	If the Proposed Financing is not completed, the conversion of the Series B Preferred Stock will not take place and the preferential rights of the Series B Holders, including a 200% liquidation preference, will remain outstanding. Such a liquidation preference will make it difficult for the Company’s common stockholders to realize any distribution of assets upon a liquidation of the Company.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE SENIOR SECURED CONVERTIBLE NOTES TO BE ISSUED AND SOLD TO THE INVESTORS PURSUANT TO THE PROPOSED FINANCING.

PROPOSAL NO. 2

CONVERSION OF THE SERIES B PREFERRED STOCK

As a condition precedent to the closing of the Proposed Financing, the Series B Holders, SCP, Tandem PCS Investments, L.P. (“Tandem”) and Mellon Ventures, L.P. (“Mellon”) are required to convert all of the 955,414 shares of Series B Preferred Stock currently outstanding into shares of Common Stock at the closing. Under the terms of the Certificate of Designation, the Series B Preferred Stock was convertible into 9,554,140 shares of Common Stock, a 1:10 conversion rate. The Company and the Series B Holders negotiated a 1:20 conversion rate (or 19,108,281 shares of Common Stock) together with a waiver by the Series B Holders of their full anti-dilution rights. The negotiated conversion rate represents an effective conversion price of $1.57 per share. Under the terms of the Certificate of Designation, the anti-dilution rights of the Series B Preferred Stock would have resulted in a conversion price adjustment to as low as $0.1081 per share, which represents the lowest price per share at which the Company would be deemed to sell securities under the terms of the Proposed Financing (see Proposal No. 1—Issuance and Sale of Senior Secured Convertible Notes).

The Series B Holders each provided to the Company a written notice dated January 20, 2003, as amended (collectively, the “Notices”), electing to convert their shares of Series B Preferred Stock contingent upon the closing of the Proposed Financing and agreeing to return their warrants to purchase a total of 2,866,242 shares of Common Stock (collectively, the “Series B Warrants”) to the Company for cancellation. The Series B Holders have also agreed to waive the right to receive all accrued but unpaid dividends on the Series B Preferred Stock upon conversion of the Series B Preferred Stock.

In consideration of their election to convert their shares of Series B Preferred Stock into Common Stock, cancel the Series B Warrants and waive their dividend rights, the Company has agreed to (i) pay $500,000 to each of Mellon and Tandem and (ii) issue to SCP 4,625,347 shares of Common Stock (the “New SCP Shares”) in lieu of a $500,000 cash payment for an effective purchase price of $0.1081 per share, which is equal to the initial conversion price of the Notes.

In connection with the conversion, the Company, the Series B Holders and Edwards & Angell, LLP, as escrow agent, entered into an Escrow Agreement dated January 20, 2003, which was amended as of April 24, and June 19, 2003, pursuant to which the Notices, the certificates representing the Series B Preferred Stock and a General Release from Tandem have been escrowed until the closing of the Proposed Financing. The Series B Warrants are also being held in escrow pending cancellation upon the closing.

In addition, the Company is aware that Mellon and Tandem entered into a separate agreement dated January 20, 2003, as amended, pursuant to which Mellon will purchase all the shares of Common Stock held by Tandem (including the shares received upon conversion of its shares of Series B Preferred Stock into Common Stock) at the closing for an aggregate purchase price of $500,000.

Upon conversion of the Series B Preferred Stock, the $60,000,000 liquidation preference and other rights and privileges of the Series B Preferred Stock shall expire.

The Company is seeking stockholder approval of the conversion of the Series B Preferred Stock into Common Stock to the extent that the negotiated conversion price may be treated as outside the original terms of the Series B Preferred Stock as such terms were approved by the Company’s stockholders in May 2001.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE CONVERSION OF THE 955,414 ISSUED AND OUTSTANDING SHARES OF SERIES B PREFERRED STOCK INTO 19,108,281 SHARES OF COMMON STOCK AND THE SALE OF THE NEW SCP SHARES TO SCP.

PROPOSAL NO. 3

ELECTION OF DIRECTORS

In accordance with the Company’s Certificate of Incorporation and Bylaws, the Board of Directors is currently divided into three classes, designated Class I, Class II and Class III. At the Company’s 2000 annual meeting of stockholders, Class I directors were elected to serve for a three-year term, Class II directors were elected to serve for a two-year term and Class III directors were elected to serve for a one-year term. Thereafter, each director was elected to serve for a three-year term.

At the meeting, stockholders will elect two Class I directors, who will serve until the 2006 annual meeting of stockholders, unless the stockholders approve Proposal No. 4, which, among other things, proposes to declassify the Board of Directors. If the stockholders approve Proposal No. 4—Amendment and Restatement of the Certificate of Incorporation and the Bylaws and the other proposals relating to the Proposed Financing, the terms of each director elected by the stockholders at the meeting will be one year, and the other three current members of the Board of Directors who are not standing for election at this meeting will also serve until the 2004 annual meeting of stockholders. In addition, the Board of Directors has nominated five persons (the “Investor Nominees”) who were proposed by the Investors. See Proposal No. 1—Issuance and Sale of Senior Secured Convertible Notes, “The Proposed Financing—Investors’ Voting Agreement” for a description of the Voting Agreement to be executed by the Investors at the closing of the Proposed Financing. If elected at this meeting, the Investor Nominees will take their seats on the Board of Directors only if the Proposed Financing is approved by the stockholders and closes as contemplated by the Securities Purchase Agreement.

It is a condition of the Investors’ obligation to close the Proposed Financing that the Investors’ Nominees be elected at the meeting. If they are not elected, the Investors will not be obligated to fund the Proposed Financing.

All but one of the Investor Nominees will, if elected, be appointed to the Board of Directors immediately following the closing. Because Nasdaq National Market rules governing the voting rights of new classes of securities place certain limits on the board representation of new investors (in relation to the size of their investment), one of the Investor Nominees proposed by Tecore, Munzer Kayyem, will be elected with a term to commence only after Tecore makes one or more installment payments on the Tecore Note following the closing of the Proposed Financing (as described under Proposal No. 1—Issuance and Sale of Senior Secured Convertible Notes) in amounts sufficient to satisfy these Nasdaq rules.

The persons named below have been nominated by the Board of Directors for election at the meeting as directors of the Company. The nominees have indicated their willingness to serve as directors if elected.

Unless otherwise directed, the persons named in the proxy intend to vote for the election of the nominees. If the nominees are unable to serve, proxies will be voted for other candidates nominated by the Board of Directors. Votes may be cast for the election of the nominees or withheld. Votes that are withheld will be excluded from the vote. Since the affirmative vote of the holders of a plurality of the Voting Shares represented at the meeting in person or by proxy will be required to elect directors, withheld votes will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

Nominees for Election at the Meeting

Class I Directors

The following nominees assigned to this class are nominated for a three-year term to expire at the 2006 annual meeting of stockholders, unless the stockholders approve Proposal No. 4 of this proxy statement, to serve until their successors are duly elected and qualified or until their death, resignation or removal.

Darrell Lance Maynard, 49, has served as a director of the Company since January 2002. Since 1996, he has been the President and Chairman of Southeast Telephone (SET), of which he was a founder, in Pikeville, Kentucky. SET is a telecommunications provider of long distance, local service, Internet service and paging. Mr. Maynard was selected as the SBA 2002 Small Business Person of the Year for the Commonwealth of Kentucky. Mr. Maynard attended Michigan Technological University in Houghton, Michigan.

Gerald Y. Hattori, 51, has served as a director of the Company since April 2003. Since July 2000, Mr. Hattori has served as President of Evolution Management Inc., a business advisory and strategic planning consulting firm. Mr. Hattori served as Vice President of Finance and Chief Financial Officer of the Company from March 1999 until July 2000 and as Treasurer and Secretary from September 1999 until July 2000. Prior to joining the Company, from October 1996 until March 1999 Mr. Hattori was Vice President of Finance, Chief Financial Officer and Treasurer of Nexar Technologies, Inc., a manufacturer of personal computers, which filed for reorganization under Chapter 11 of the Federal Bankruptcy Code in December 1998. Mr. Hattori holds an M.B.A. from New Hampshire College and a B.S. degree in Business Administration/Accounting from Merrimack College.

Incumbent Class II Directors

James W. Brown, 51, has served as a director since November 1997 as the designee of SCP Private Equity Partners, LP, one of the Company’s stockholders, and as Chairman since October 1999. Mr. Brown has been a Partner of SCP Private Equity Management, L.P., which manages a private equity investment fund, since its inception in 1996. Mr. Brown has also been a Managing Director of CIP Capital Management, Inc. since 1994. From 1989 until 1994, Mr. Brown was Chief of Staff to the Governor of Pennsylvania. Mr. Brown received a J.D. from the University of Virginia and a B.A. from Villanova University’s Honors Program.

George M. Calhoun, 51, has served as a director of the Company since March 2002. He is currently serving on the faculty of the Howe School of Technology Management at the Stevens Institute of Technology in Hoboken, New Jersey. He was Chairman and CEO of Illinois Superconductor Corporation (Nasdaq AMEX: ISCO) from 1999 until 2002. He has more than 23 years of experience in high-tech wireless systems development, beginning in 1980 as the co-founder of InterDigital Communications Corporation (Nasdaq: IDCC), where he participated in the development of the first commercial application of digital TDMA radio technology, and introduced the first wireless local loop system to the North American telecommunications industry. Dr. Calhoun holds a Ph.D. in Systems Science from the Wharton School at the University of Pennsylvania, as well as a B.A. from the same university.

Incumbent Class III Director

The following director assigned to this class was elected for a three-year term to expire at the 2004 annual meeting of stockholders to serve until his successor is duly elected and qualified or until his death, resignation or removal.

Glenn A. Ehley, 41, has served as President and Chief Executive Officer since August 2001 and as a director of the Company since January 2002. Prior to August 2001, he served as Senior Vice President of Worldwide Sales and Marketing beginning February 2000 and from August 1997 until February 2000 as Vice President of Sales and Marketing. Mr. Ehley joined the Company in July 1995 as Director of Marketing. Prior to joining the Company, Mr. Ehley served in several positions at Siemens and Lucent Bell Laboratories in the Marketing and Engineering organizations. Mr. Ehley received an M.B.A. and M.S. in Computer Engineering from Florida Atlantic University and received a B.S. in Computer Science from Illinois Benedictine College.

Investor Nominees

Jay J. Salkini, 39, is the founder of Tecore and has served as its President and Chief Executive Officer since December 1991. Prior to founding Tecore, Mr. Salkini was with Nortel/BNR and Siemens in the engineering organizations involved in the development of wireless and switching systems. Mr. Salkini earned his BSEE and Masters in Computer Engineering from Florida Atlantic University.

Shiblie O. Shiblie, 41, has served as the Chief Operating Officer of Tecore since July 2002 and from June 2000 until July 2002 served as Vice President of Business Development. Prior to joining Tecore, Mr. Shiblie served as Director of Marketing for Ericsson, Vice President of Systems and Products at LCC International and served in several positions at DAI and Comsys in the engineering organizations. Mr. Shiblie earned his BSEE from the University of Maryland.

Hans F. Morris, 30, has served as Controller of Tecore since joining the company in September 2002. Prior to joining Tecore, Mr. Morris served as a financial analyst and consultant to Corvis Corporation, Assistant Controller at PPG’s Stone Industrial Division and as controller of MSI, Inc. Mr. Morris earned his B.S. in Finance from Towson University.

Christopher J. Doherty, 47, is a principal of SCP Private Equity Partners II, L.P. From 1994 to 1997, Mr. Doherty was a partner with the Washington, D.C. law firm of Fox, Bennett & Turner. Mr. Doherty has also served as Trustee of the $2 billion Montgomery County Employee Retirement System (1996-2002), Deputy Treasurer of the Commonwealth of Massachusetts (1991-1994), Special Assistant Attorney General of Massachusetts (1991-1993), Counsel to the United State Senate Committee on Labor and Human Resources (1986-1989) and Deputy Staff Director to Senator Edward M. Kennedy (1981-1986). Mr. Doherty currently serves on the Board of Directors and Investment Committee of the Suburban Hospital Healthcare System. He also sits on the Board of Directors of the Potomac Asset Management Company. Mr. Doherty received his B.A. in Government from Harvard College and his J.D. from Georgetown University Law Center.

Munzer Kayyem, 40, has served as General Manager of Tecore Wireless Systems MEA, FZ LLC in Dubai and the United Arab Emirates since July 2002. From February 2001 until July 2002, Mr. Kayyem served as the Business Development Manager and a trainer for American Life Insurance Company in the Gulf region, the United Arab Emirates, Qatar and Bahrain, where he was responsible for development and training. From January 1996 until January 2000, Mr. Kayyem served as the Business Development Manager for National (Aldwalya) Glass and Mirror Company in Syria. Mr. Kayyem earned his bachelors degree in Business Administration from the University of Nebraska. Mr. Kayyem will take his seat on the Board of Directors subject to and contingent upon additional payments being made by Tecore sufficient to satisfy Nasdaq requirements in connection with board representation.

Nomination of Certain Directors

In accordance with the terms of the offering in which the Company issued and sold shares of Series B Preferred Stock (further described in Proposal No. 2—Conversion of the Series B Preferred Stock and “Certain Relationships and Related Transactions” below), the Series B Holders are entitled to two seats on the Board of Directors. Mr. Brown, representing SCP, currently serves as the representative of the Series B Holders on the Board of Directors. Although the right of the Series B Holders to appoint members of the Company’s Board of Directors will expire if the Series B Conversion is completed, Mr. Brown is expected to remain on the Board.

The Investor Nominees have been nominated to serve on the Board of Directors and their election at the meeting is a condition of the closing of the Proposed Financing. Pursuant to the terms of a Voting Agreement between the Investors, each Investor would agree, among other things, to vote all Notes and shares of capital stock owned by them for their respective nominees to the Board of Directors.

Committees of the Board of Directors

Currently, the Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not currently have a nominating committee.

The Audit Committee currently consists of Messrs. Maynard, Calhoun and Hattori. The principal responsibilities of the Audit Committee are (a) to review (i) the Company’s financial statements contained in filings with the SEC, (ii) matters relating to the examination of the Company by its independent auditors, accounting procedures and controls, and (iii) the use and security of the Company’s liquid assets through the review of the Treasurer’s function; and (b) to recommend the appointment of independent accountants to the Board of Directors for its consideration and approval, subject to ratification by the stockholders. The Audit Committee held five meetings during 2002.

The Board of Directors has examined the composition of the Audit Committee in light of the Nasdaq rules governing the independence of members of audit committees. Based upon this examination, the Board of Directors confirmed that Messrs. Maynard and Calhoun are “independent” within the meaning of Nasdaq’s rules.

Although Mr. Hattori, as a former employee of the Company, may not qualify as an “independent director” under such rules until January 1, 2004, the Board of Directors has determined that the appointment of Mr. Hattori to serve on the Audit Committee is in the best interests of the Company and the stockholders for the following reasons. First, Mr. Hattori may qualify as a “financial expert” under the new federal corporate governance rules. Second, the Company has had difficulty in identifying nominees who are willing to serve as directors given its current financial situation and who understand the Company’s business strategy and the overall conditions for growth in the telecommunications industry. Mr. Hattori understands the Company’s strengths and the industry in which it operates and is willing to serve the Company as a director. Third, without the addition of a third member of the Audit Committee, the Company would be exposed to the potential delisting of its Common Stock from Nasdaq, which would jeopardize the successful completion of the Proposed Financing (see Proposal No. 1—Issuance and Sale of Senior Secured Convertible Notes for a description of the Proposed Financing). Under the terms of the Proposed Financing, the Company is obligated to use “reasonable good faith efforts” to have the shares of Common Stock into which the Series B Preferred Stock and the Notes are convertible listed on Nasdaq. If its Common Stock were delisted because of the lack of a third member on the Audit Committee, the Company may be in breach of the Securities Purchase Agreement. For the foregoing reasons, the Board of Directors believes that the appointment of Mr. Hattori to the Audit Committee will serve the best interests of the Company and its stockholders.

In making its decision to appoint Mr. Hattori to the Audit Committee, the Board of Directors considered the fact that Mr. Hattori’s involvement with the Company ended completely three years ago at a time when the Company had a different management team. Although the Nasdaq definition of an “independent director” requires the director not to have been employed by the corporation during the current year or any of the past three years, the Board of Directors believes that Mr. Hattori’s three-year hiatus from the Company will enable him to exercise his independent judgment regarding any matter brought before the Board of Directors in full conformity with the intention of the Nasdaq rules.

On April 1, 2003, the Company received written confirmation from Nasdaq that the Company currently complies with the Nasdaq Marketplace Rules requiring that an issuer have an audit committee comprised of at least three members, each of whom qualifies as an “independent director” under the definition of such term and the permissible exceptions set forth in the Rules.

The Compensation Committee currently consists of Messrs. Brown, Maynard and Hattori. Mr. Hattori was appointed to serve on the Compensation Committee on May 21, 2003. The principal responsibilities of the Compensation Committee are (a) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs; (b) subject to limitations set forth in the plans, to administer the Company’s stock option plans including the issuance of stock in connection with the Company’s incentive bonus plans; and (c) to review management development and succession programs. The Compensation Committee held six meetings during 2002. Each such meeting was held concurrently with a plenary meeting of the Board of Directors.

During 2002, the Board of Directors held eleven meetings. All members of the Board of Directors in 2002 attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which they were members.

Audit Committee Report

The Audit Committee submits the following report for 2002:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements, as restated, included in the Annual Report on Form 10-K/A for the year ended December 31, 2002, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are primarily responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors their independence from management and the Company (including the matters in the written disclosures required by the Independence Standards Board) and considered the compatibility of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K/A for the year ended December 31, 2002 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to ratification by the stockholders, the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ended December 31, 2003.

Submitted by the Members of the Audit Committee

George M. Calhoun

Darrell Lance Maynard

Gerald Y. Hattori

Compensation Of Directors

The Company modified its policy on the compensation of directors retroactive to January 1, 2002. The Company pays all outside, independent directors (currently Messrs. Maynard, Calhoun and Hattori) $1,000 each for attendance at each meeting of the Board of Directors and any committee meetings. In addition, non-employee, non-affiliated directors are entitled to receive option grants and awards under the Company’s 1999 Equity Incentive Plan and will be entitled to receive option grants and awards under the Amended and Restated 1999 Equity Incentive Plan (see Proposal No. 5—Amendment and Restatement of the Equity Incentive Plan). All directors will be reimbursed for expenses incurred in attending meetings of the Board of Directors and its committees.

Executive Officers of the Company

NAME	AGE	POSITION
Glenn A. Ehley	41	President, Chief Executive Officer and Director

Joseph F. Gerrity	50	Vice President of Finance, Chief Financial Officer and Treasurer

Stuart P. Dawley	40	Vice President, General Counsel, Investor Relations Officer, Chief Marketing Officer and Secretary

Timothy J. Mahar	55	Vice President of Sales

Thomas R. Schmutz	41	Vice President of Engineering

Bennet Wong	42	Vice President, Technical Sales and Business Development

Patricio X. Muirragui	53	Vice President, Quality

Terry L. Williams	41	Chief Technical Officer

Mr. Ehley’s biographical information appears under the caption “Incumbent Class I Director” above.

Joseph F. Gerrity has served as Vice President of Finance and Chief Financial Officer since June 2001. Prior to June 2001, he served as Director of Strategic Planning beginning 1999. Prior to 1999, Mr. Gerrity served with Harris Corporation, most recently as Controller of the Military and Space Division of Harris Semiconductor. Mr. Gerrity also served as CFO of COREdata. Mr. Gerrity holds an M.S. in Management from the University of Wisconsin and a B.S. in Management from Marquette.

Stuart P. Dawley has served as Vice President, General Counsel, Investor Relations Officer and Secretary since September 2001 and Chief Marketing Officer since December 2002. Prior to that, he was General Counsel to the Company between July 2000 and September 2001. Prior to that, he served as Executive Vice President and General Counsel at Exigent International, Inc. from July 1997 until April 2000. Before joining Exigent, Mr. Dawley was General Counsel of AirNet from November 1996 until July 1997 and served as Director of Marketing and Strategic Alliances from June 1995 until November 1996. Mr. Dawley received his Juris Doctor Degree from the University of Iowa.

Timothy J. Mahar has served as Vice President of Sales since August 2001. Prior to that, he served as Vice President of Marketing and Business Development from February 2000 to August 2001. Prior to joining the Company, Mr. Mahar served in several sales and marketing management positions at Siemens Information and Communications Networks since 1992. From October 1998 to February 2000 he served as Vice President of Sales and Business Development and from October 1997 to October 1998 as Vice President of Business Solutions. Mr. Mahar holds an M.S. in Electrical Engineering and a B.S. in Computer Engineering from the University of Wisconsin—Milwaukee.

Thomas R. Schmutz has served as Vice President of Engineering since August 2001. Prior to being elected as Vice President of Engineering, he served as the Company’s Director of Engineering beginning in 1995. Mr. Schmutz holds a M.S. in Engineering from the Georgia Institute of Technology and a BS from the United States Military Academy. He holds thirteen U.S. patents in the wireless technology field.

Patricio X. Muirragui has served as Vice President of Quality since January 2001. Prior to January 2001, for more than 24 years Mr. Muirragui served in several capacities with Siemens Information and Communications Networks, most recently as Director of Quality. Prior to joining Siemens in 1976, Mr. Muirragui held various positions, as a Member of the Technical Staff, at Bell Laboratories. Mr. Muirragui holds a BSEE from Purdue University and a MSEE from the University of California, Berkeley.

Bennet Wong has served as Vice President of Technical Sales & Business Development since August 2001. Prior to August 2001, Mr. Wong held several positions in marketing and technical sales for the Company beginning in September 1998. Prior to September 1998, Mr. Wong was employed by Ericsson Communications of Canada where he was a Product Manager for approximately four years. He holds an MSEE and BSEE from Ohio State University.

Terry L. Williams has served as Chief Technical Officer since August 2001 having joined the Company as its co-founder in 1994. Prior to that, he served at Harris Corporation and GE Aerospace on numerous government/commercial projects focusing on communications, signal processing and advanced radar technology. Mr. Williams is the architect of the Company’s broadband SDR radio and holds eleven U.S. patents in the wireless field. Mr. Williams holds an MSEE from the Georgia Institute of Technology and a B.S. from Mississippi State University.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by persons (“reporting persons”) required to file such reports pursuant to Section 16(a) of the Exchange Act, we believe that all filings required to be made by reporting persons with respect to the year ended December 31, 2002 were timely made in accordance with the requirements of the Exchange Act, except that the Form 3 for Mr. Calhoun reporting his appointment by the Board of Directors was inadvertently filed late.

Executive Compensation

Summary Compensation Table

The following summary compensation table sets forth information concerning compensation awarded to, earned by, or paid to (i) the Company’s Chief Executive Officer, and (ii) the four highest compensated executive officers who were serving as executive officers at December 31, 2002, (collectively, the “named executive officers”) for services rendered in all capacities with respect to the fiscal years ended December 31, 2002, 2001 and 2000:

	ANNUAL COMPENSATION			LONG-TERM COMPENSATION AWARDS(1)
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	OTHER ANNUAL COMPENSATION ($)		SECURITIES UNDERLYING OPTIONS (#)	ALL OTHER COMPENSATION ($)(4)
Glenn A. Ehley President, Chief Executive Officer and Director	2002 2001 2000	250,000 187,090 139,554	— 132,500 64,156	103,033 51,767 268,937	(2) (3) (3)	— — —	5,500 5,100 5,100

William J. Lee (5) Vice President of Operations	2002 2001 2000	183,900 183,058 160,908	— 34,533 70,801	— — —		— — —	5,500 5,100 4,510

Thomas R. Schmutz Vice President of Engineering	2002 2001 2000	183,644 156,641 131,100	28,511 41,051 10,261	— — —		— — —	5,500 5,100 4,241

Joseph F. Gerrity. Chief Financial Officer	2002 2001 2000	178,750 140,395 88,462	— 26,462 1,776	— — —		— — —	5,363 5,006 2,707

Bennet Wong Vice President of Technical Sales & Business Development	2002 2001 2000	157,300 146,405 109,380	3,539 17,079 5,059	30,000 — —	(3)	— — —	5,500 4,905 3,433

(1)	Figures in this column show the number of options to purchase shares of the Common Stock that were granted during the respective fiscal year, notwithstanding the fact that the options may have been granted for services performed in a prior fiscal year. The Company did not grant any restricted stock awards or stock appreciation rights to any of the named executive officers during the years shown.
(2)	Represents performance-based sales bonuses, premiums paid for life insurance policy, and legal fees paid for personal representation.
(3)	Represents performance-based sales bonuses.
(4)	Represents a matching contribution to a defined contribution plan.
(5)	Mr. Lee resigned from his position with the Company effective June 13, 2003.

Option Grants in Last Fiscal Year

The following table sets forth information concerning individual grants of stock options to the named executive officers during the fiscal year ended December 31, 2002:

	INDIVIDUAL GRANTS(1)			EXPIRATION DATE	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM(2)
	NUMBER OF SECURITIES UNDERLYING OPTIONS/SARS GRANTED (#)	PERCENT OF TOTAL OPTIONS/SARS GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE OF BASE PRICE ($/SH)

NAME					5% ($)	10% ($)
Timothy J. Mahar	15,000	11.5%	$0.61	1/7/2112	$5,754	$14,583

(1)	Options vest in three installments over a two-year period. The options in this table expire ten years after grant.
(2)	These columns show the hypothetical value of the options granted at the end of the option terms if the price of the Common Stock were to appreciate annually by 5% and 10%, respectively, based on the grant date value of the Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding stock option exercises by the named executive officers during the fiscal year ended December 31, 2002, and stock options held by the named executive officers at December 31, 2002:

NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS/SARs AT FISCAL YEAR-END (#) (2) EXERCISABLE/UNEXERCISABLE	VALUE OF UNEXERCISED IN- THE-MONEY OPTIONS/SARs AT FISCAL YEAR-END ($) EXERCISABLE/UNEXERCISABLE
Glenn A. Ehley	10,869	$28,086	241,024/106,331	$10,500/$3,500
William J. Lee(3)	—	—	97,494,066,331	$2,100/$700
Thomas R. Schmutz	317	$299	55,414/28,149	$2100/$700
Joseph F. Gerrity	—	—	40,465/17,110	$2,100/$700
Bennet Wong	—	—	41,179/19,673	$2,100/$700

(1)	Calculated based on the fair market value of the Common Stock on the date of exercise minus the exercise price, multiplied by the number of shares issued upon exercise of the options.
(2)	Calculated by determining the difference between the exercise price of the options and $0.52, the closing price of the Common Stock on December 31, 2002.
(3)	Mr. Lee resigned from his position with the Company effective June 13, 2003.

Employment and Other Compensatory Arrangements

During August 2001, the Company entered into an employment agreement with Glenn A. Ehley, President and Chief Executive Officer, that contains change of control and severance provisions. Should Mr. Ehley be terminated without “cause” (as defined in the employment agreement), the agreement provides for special severance (twelve months of pay) plus benefits payable in a lump sum within three days after termination and accelerated vesting of stock options that would have vested within two years after termination. In addition, Mr. Ehley has the right to participate in the Acquisition Bonus Program adopted by the Board of Directors on August 24, 2001 to compensate employees in the event of a change in control of the Company. This program gives the CEO the authority to set aside a certain percentage of the net proceeds associated with an acquisition or merger constituting a change in control of the Company. The percentage varies depending on the amount of the proceeds. The CEO would then allocate this pool to all employees in his discretion.

Compensation Committee Report on Executive Compensation

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the executive officers during the year ended December 31, 2002. The Compensation Committee recommends salaries, incentives and other forms of compensation for directors and officers, administers the Company’s incentive compensation and benefit plans, including stock plans, and recommends policies relating to such incentive compensation and benefit plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Philosophy

The general philosophy of the Compensation Committee is to provide executive compensation programs, including salary, bonus and equity incentive programs, which will enhance the profitability of the Company and its stockholder value by aligning the financial interests of the Company’s executives with those of its stockholders. The responsibilities of the Compensation Committee are (i) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs; (ii) to make recommendations with respect to compensation and incentive programs for independent directors, (iii) subject to limitations, to administer the Company’s stock option plans including the issuance of stock in connection with the Company’s incentive bonus plans; and (iv) to review management development and succession programs.

Compensation for Independent Directors

It is the general policy of the Board that compensation for independent directors should be a mix of cash and equity-based compensation. Employee directors are not paid for service as directors in addition to their regular employee compensation. Non-independent, outside directors are not paid for Board service either. Independent directors may not receive consulting, advisory or other compensatory fees from the Company in addition to their Board compensation.

In 2002, each independent director was paid a fee of $1,000 per each meeting of the Board of Directors or a committee of the Board of Directors that they attended. In addition, independent directors received out-of-pocket expenses for each regular meeting of the Board of Directors attended, either in person or telephonically.

The Company also grants stock options to independent directors. In accordance with the Equity Incentive Plan, option grants to independent directors vest based upon achieving at least 75% attendance annually at meetings of the Board of Directors or committees thereof. In 2002, each of Messrs. Mr. Maynard and Calhoun was granted an option to purchase 10,000 shares at an exercise price of $1.06 per share.

Executive Compensation

The overall goal of the Compensation Committee, with respect to the Company’s executives, is to ensure that compensation policies are consistent with the Company’s strategic business objectives and provide incentives for the attainment of these objectives. The compensation program includes three components:

•	Base salary, which is intended to provide a stable annual salary at a level consistent with individual contributions.

•	Variable pay, which links bonus and other short-term incentives to the performance of the Company and the individual executive.

•	Stock ownership and similar long-term incentives, which encourage actions to maximize stockholder value.

In addition, Mr. Ehley receives sales bonuses.

Another goal of the Compensation Committee is to ensure that the Chief Executive Officer and other executives are compensated in a manner that is consistent with the Company’s compensation strategy, that is competitive with other companies in the industry and that is equitable within the Company. The Compensation Committee believes that compensation programs must be structured to attract and retain talented executives.

During 2002, the Compensation Committee did not approve any pay raises for the Company’s executives.

Base Salary

It is the Compensation Committee’s policy to position base executive salaries annually at levels that are competitive within the industry, with consideration for industry standards and economic climate, individual performance and scope of responsibility in relation to other officers and key executives within the Company. These factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered.

In establishing compensation guidelines with respect to base salary, the Company has reviewed data from various surveys prepared by independent organizations to assist it in setting salary levels competitive with those of other industry companies. While it is the Compensation Committee’s intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of the Company’s geographic location and individual job responsibilities, it is further the intent of the Compensation Committee to maintain a close relationship between the Company’s performance and its executive officers’ total compensation.

Performance Bonuses

The Compensation Committee also sets the bonuses of the executive officers and consults with the Chief Executive Officer regarding the Company’s bonus policies. Through 2002, the Company paid out cash bonuses to employees pursuant to certain bonus programs for key corporate employees based on a combination of company performance in relation to predetermined objectives and/or individual executive performance during the year. The purpose of these programs was (i) to offer incentives to key management to (A) reward them for achieving financial goals and (B) further the alignment of interests of key management with our stockholders, and (ii) to provide incentives to operations management to maintain a high level of profitability and asset utilization and to achieve the Company’s financial goals in individual markets. Bonuses for key corporate employees were based on the achievement of certain financial and operational objectives, and each executive participant’s bonus award was calculated as a percentage of base salary, pro-rated by length of service during the year, and ranges from 2.5% to 25% of base salary. In January 2003, the Company postponed the payment of bonuses to employees and suspended the company matching contributions to the Company’s 401(K) plan.

Sales Commissions

Sales commissions at the rate of up to 1% of the sale are paid to sales personnel who attain sales of the Company’s products. Mr. Ehley is paid a bonus override of 0.425% of the sales. The Company pays out the applicable portion of a sales commission only after attainment of each contractual milestone.

Stock Options and Other Awards

The Compensation Committee utilizes stock options and other equity awards as a key incentive because they provide executives with the opportunity to become stockholders and thereby share in the long-term appreciation in the value of the Company’s Common Stock. The Compensation Committee believes that management employees should be rewarded with a proprietary interest in the Company for continued outstanding long-term performance and to attract, motivate and retain qualified and capable executives. The Compensation Committee believes these awards are beneficial to the Company and the stockholders because they directly align the interests of the executives with those of other stockholders.

The Board of Directors adopted the AirNet Communications Corporation 1999 Equity Incentive Plan, effective as of September 1, 1999. Under the Equity Incentive Plan, the Compensation Committee, or such other committee of the Board of Directors as it may designate, may grant, at its discretion, awards to participants in the form of non-qualified stock options, incentive stock options, a combination thereof, stock appreciation rights, restricted shares, performance awards or other equity incentives. The maximum number of shares of Common Stock reserved for issuance under the Equity Incentive Plan on December 31, 2002 was 4,906,842 shares.

The Compensation Committee determines the awards, if any, to be granted from time to time to executives pursuant to the Equity Incentive Plan. Historically, substantially all of the awards have been incentive stock options, which are granted at no less than the prevailing market value, although the Compensation Committee could decide to grant non-qualified stock options under the Equity Incentive Plan. Accordingly, these awards will only benefit executives if the price of the Common Stock increases over the term of the applicable option. The Company’s stock options typically vested ratably over a period of two to four years. Options are granted as compensation for performance and as an incentive to promote the future growth and profitability of the Company. In determining the relationship between the options to be granted to executive employees and the compensation paid by competitors to their executives, the Compensation Committee takes into account the outstanding options already held by each individual executive officer, and the projected value of the options based on historical and assumed appreciation rates of the shares of Common Stock.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the “performance-based” exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Company believes that options granted under the Equity Incentive Plan will meet the requirements for qualifying as performance-based, the Compensation Committee believes that this section will not affect the tax deductions available to the Company. It is the Compensation Committee’s policy to qualify, to the extent reasonable, the executive officers’ compensation for deductibility under applicable tax law.

Respectfully Submitted,

Compensation Committee of the Board of Directors

James W. Brown, Chairman, and Darrell Lance Maynard

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. During the year ended December 31, 2002, Mr. Brown served as a member of the Compensation Committee. Mr. Brown is affiliated with SCP Private Equity Partners, L.P., which holds more than 5% of the outstanding and issued shares of the Common Stock acquired in the following financings:

1999 Bridge Financing

In early June 1999, the Company closed on loans in an aggregate amount of $800,000 from certain existing stockholders or related affiliates. The loans were evidenced by demand promissory notes and accrued interest at the prime rate plus 2% per annum. The demand notes were canceled and exchanged for convertible promissory notes as part of the initial closing of our convertible promissory notes and warrant offering. SCP Private Equity Partners, L.P., an affiliate of SCP, one of the two Investors, and of Mr. Brown, who serves as a director and Chairman of the Board, participated in this financing in an amount of $200,000.

In mid-June 1999, the Company closed on $6.0 million of convertible promissory notes along with warrants to purchase approximately 490,663 shares of the Common Stock. In July and August 1999, the Company closed on an additional $338,187 of convertible promissory notes along with warrants to purchase approximately 27,656 shares of Common Stock. The number of shares underlying the warrants and the exercise price per share were adjusted in May 2001 pursuant to the anti-dilution rights of the warrant holders. Currently as a result of the 1999 bridge financing, there are warrants outstanding to purchase a total of 456,945 shares of Common Stock with an exercise price of $3.49 per share. Subject to and contingent upon the closing of the Proposed Financing, the exercise price of the warrants will be adjusted to $0.42 per share and the number of shares of Common Stock underlying the warrants will be adjusted to 3,796,995 shares.

Among the purchasers of the convertible promissory notes and warrants was SCP Private Equity Partners, L.P. ($2,500,000). The principal and accrued interest under the outstanding convertible promissory notes totaling $6,485,985 were automatically converted into shares of the Company’s Series G preferred stock upon the closing of the Series G financing. The outstanding shares of the Company’s Series G preferred stock automatically converted into shares of Common Stock in December 1999 in connection with the Company’s initial public offering.

Redeemable, Convertible Series B Preferred Financing

On May 16, 2001, the Company issued 955,414 shares of preferred stock to three existing stockholders, SCP II, Tandem and Mellon, at $31.40 per share for a total face value of $30 million. The Series B Preferred Stock was initially redeemable at any time after May 31, 2006 out of funds legally available for such purposes. Dividends accrue to the Series B Holders, whether or not declared, at 8% cumulatively per annum. Initially, each share of Series B Preferred Stock was convertible, at any time, into ten shares of Common Stock. Series B Holders are entitled to votes equal to the number of shares of Common Stock into which each share of Series B Preferred Stock converts and collectively the right to designate two members of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Company, the Series B Holders are entitled to 200% of their initial purchase price plus accrued but unpaid dividends before any payments to any other stockholders. In association with this preferred stock investment, the Company issued immediately exercisable warrants to purchase 2,866,242 shares of Common Stock for $3.14 per share, which expire on May 14, 2011.

Effective October 31, 2002, the Series B Holders irrevocably and permanently waived the right of optional redemption applicable to the Series B Preferred Stock as set forth in the Certificate of Designation and the right to treat a specific proposed “Sale of the Corporation” as a “Liquidation Event,” to the extent that such treatment would entitle the Series B Holders to receive their “Liquidation Amount” per share in a form different from the consideration to be paid to holders of Common Stock in connection with such Sale of the Corporation. This waiver allowed the Company to include the Series B Preferred Stock in its computation of stockholders’ equity. In connection with the Proposed Financing, the Series B Holders have agreed to convert their shares of Series B Preferred Stock into Common Stock at an effective conversion price of $1.57 per share. For more information regarding the Series B Conversion, see Proposal No. 2—Conversion of the Series B Preferred Stock.

2003 Bridge Financing

For a description of the 2003 bridge financing, see Proposal No. 1—Issuance and Sale of Senior Secured Convertible Notes.

Common Stock Performance Graph

Certain Relationships and Related Transactions

Pursuant to a consulting agreement with the Company, Mr. Ehley’s father-in-law, Richard Blake, provides consulting services with respect to evolving telecommunications standards and business development opportunities in the military, public safety, law enforcement and government sectors. The agreement provides for a payment not to exceed $5,000 per month, exclusive of expenses, and is terminable at will by either party with thirty days’ notice.

On November 9, 2000, the Company loaned a former officer of the Company, Dr. R. Lee Hamilton, Jr., $112,660, payable in full on November 9, 2005 at 6.01% interest, payable semiannually. The loan was made to reimburse Dr. Hamilton, when he was an officer, for an amount paid by him to exercise an option to purchase 113,274 shares of Common Stock in February 2000 and is accordingly classified in stockholders’ equity. The note is collateralized by the underlying value of the stock and the Company has full recourse against Dr. Hamilton in the event of a default. The unpaid principal amount of the note, which is classified as a deduction from stockholders’ equity together with all accrued and unpaid interest and any other sums owing under the note, are payable on November 9, 2005, the fifth anniversary of the date of the note. Interest was payable on November 9, 2001 and semi-annually thereafter. As of December 31, 2001, this note was in default and therefore the payment of principal and interest was due in full. A portion of the collateral stock was sold in the first quarter of 2002 and the proceeds of $41,503, including interest income of $6,534 and prepaid interest of $27,339 were transmitted to the Company on April 15, 2002 bringing payments on the note current. The Company feels, given the full recourse on the note, that the funds held in a brokerage account, subject to an account control agreement, and the prepaid interest on the note provide adequate protection against default.

On March 14, 2001, the Company loaned Dr. Hamilton, $995,133 at an interest rate of 5.07% per annum secured by his pledge of stock under an Account Control Agreement dated as of March 14, 2001 among Dr. Hamilton, Salomon Smith Barney, Inc. and the Company. The principal represents the amount that the Company loaned to Dr. Hamilton to satisfy the alternative minimum tax liability incurred in connection with his exercise of options in February 2000. The unpaid principal amount of the note, together with all accrued and unpaid interest and any other sums owing under the note, is payable on March 14, 2006, the fifth anniversary of the date of the note. As of March 31, 2003, the entire principal amount of the note is outstanding. An allowance of $995,133 was recorded during 2001 for the estimated loss on this loan. The Company is not accruing any interest associated with this note.

On March 16, 2001, the Company loaned Mr. Ehley $221,977 at an interest rate of 5.07% per annum. The note is secured by the pledge of Mr. Ehley’s stock under an Account Control Agreement dated as of March 16, 2001 among Mr. Ehley, Salomon Smith Barney Inc. and the Company. The principal represents the amount the Company loaned to Mr. Ehley to satisfy the alternative minimum tax liability incurred in connection with his exercise of options to purchase 25,261 shares of Common Stock in March 2000. The unpaid principal amount of the note, together with all accrued and unpaid interest and any other sums owing under the note, is payable on March 16, 2006, the fifth anniversary of the date of the note. As of March 31, 2003, the entire principal amount and accrued interest of the note is outstanding. The note was valued at a market rate of interest (9%) and accordingly a discount of $43,040 was recorded against the note. The Company is not recognizing any interest income associated with this note.

In early June 1999, the Company closed on loans in an aggregate amount of $800,000 from certain existing stockholders or related affiliates. The loans were evidenced by demand promissory notes and accrued interest at the prime rate plus 2% per annum. The demand notes were canceled and exchanged for convertible promissory notes as part of the initial closing of our convertible promissory notes and warrant offering. SCP Private Equity Partners, L.P., an affiliate of SCP, one of the two Investors, and of Mr. Brown, who serves as a director and Chairman of the Board, participated in this financing in an amount of $200,000.

In mid-June 1999, the Company closed on $6.0 million of convertible promissory notes along with warrants to purchase approximately 490,663 shares of Common Stock. In July and August 1999, the Company closed on an additional $338,187 of convertible promissory notes along with warrants to purchase approximately 27,656 shares of Common Stock. Currently as a result of the 1999 bridge financing, there are warrants outstanding to purchase a total of 456,945 shares of our common stock with an exercise price of $3.49 per share. The number of shares underlying the warrants and the exercise price per share were adjusted in May 2001 pursuant to the anti-dilution rights of the warrant holders. Among the purchasers of the convertible promissory notes and warrants was SCP Private Equity Partners, L.P. ($2,500,000). The principal and accrued interest under the outstanding convertible promissory notes totaling $6,485,985 were automatically converted into shares of the Company’s Series G preferred stock upon the closing of the Series G financing. The outstanding shares of the Company’s Series G preferred stock automatically converted into shares of Common Stock in December 1999 in connection with the Company’s initial public offering.

On May 16, 2001, the Company issued 955,414 shares of preferred stock to three existing stockholders, SCP II, Tandem and Mellon, at $31.40 per share for a total face value of $30 million. The Series B Preferred Stock was initially redeemable at any time after May 31, 2006 out of funds legally available for such purposes.

Dividends accrue to the Series B Holders, whether or not declared, at 8% cumulatively per annum. Initially, each share of Series B Preferred Stock was convertible, at any time, into ten shares of Common Stock. Series B Holders are entitled to votes equal to the number of shares of Common Stock into which each share of Series B Preferred Stock converts and collectively the right to designate two members of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Company, the Series B Holders are entitled to 200% of their initial purchase price plus accrued but unpaid dividends before any payments to any other stockholders. In association with this preferred stock investment, the Company issued immediately exercisable warrants to purchase 2,866,242 shares of Common Stock for $3.14 per share, which expire on May 14, 2011.

Effective October 31, 2002, the Series B Holders irrevocably and permanently waived the right of optional redemption applicable to the Series B Preferred Stock as set forth in the Certificate of Designation and the right to treat a specific proposed “Sale of the Corporation” as a “Liquidation Event,” to the extent that such treatment would entitle the Series B Holders to receive their “Liquidation Amount” per share in a form different from the consideration to be paid to holders of Common Stock in connection with such Sale of the Corporation. This waiver allowed the Company to include the Series B Preferred Stock in its computation of stockholders’ equity. In connection with the Proposed Financing, the Series B Holders have agreed to convert their shares of Series B Preferred Stock into Common Stock at an effective conversion price of $1.57 per share. For more information regarding the Series B Conversion, see Proposal No. 2-Conversion of the Series B Preferred Stock.

On January 24, 2003, the Company entered into a Bridge Loan Agreement with SCP and Tecore. For a description of this transaction, see Proposal No. 1—Issuance and Sale of Senior Secured Convertible Notes.

Each of Messrs. Salkini, Shiblie, Morris and Kayyem is an executive officer of Tecore and an Investor Nominee (see Proposal No. 3—Election of Directors). If elected by the Company’s stockholders at the meeting, the Investor Nominees will become members of the Board of Directors subject to and contingent upon the closing of the Proposed Financing. Tecore was the Company’s largest customer, based on revenues, during the fiscal year ended December 31, 2002, is also a supplier of switching equipment to the Company and is proposing to make a $12 million investment in the Company (see Proposal No. 1—Issuance and Sale of Senior Secured Convertible Notes) through the purchase of a senior secured convertible note that, when fully paid, will be convertible into at least 51% of the Company’s capital stock on a fully diluted basis.

Mr. Doherty, an Investor Nominee, is a principal of SCP. If elected by the Company’s stockholders at the meeting, Mr. Doherty will become a member of the Board of Directors subject to and contingent upon the closing of the Proposed Financing. SCP is proposing to make a $4 million investment in the Company (see Proposal No. 1—Issuance and Sale of Senior Secured Convertible Notes).

PROPOSAL NO. 4

AMENDMENT AND RESTATEMENT OF THE

CERTIFICATE OF INCORPORATION AND THE BYLAWS

The Board of Directors has unanimously adopted resolutions, subject to stockholder approval,

•	Amending and restating the Certificate of Incorporation to:

•	Increase the number of authorized shares of Common Stock from 50,000,000 shares to 400,000,000 shares;

•	Eliminate the “blank-check” preferred stock that permits the Board of Directors to designate the rights, preferences and privileges of a new series of preferred stock without obtaining the prior approval of the Company’s stockholders;

•	Eliminate the designation of 50,000 shares of Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) as part of the decision of the Board of Directors to terminate the Rights Agreement (defined and described below);

•	Grant voting rights to the Notes under DGCL Section 221; and

•	Declassify the Board of Directors so that each director will stand for re-election on an annual basis; and

•	Amending and restating the Bylaws to:

•	Declassify the Board of Directors; and

•	Increase the number of directors from nine to ten directors, increasing to eleven directors upon full conversion of the Tecore Note.

The form of Eighth Amended and Restated Articles of Incorporation adopted by the Board of Directors and recommended to the stockholders is attached as Annex D1 of this proxy statement. The form of Third Amended and Restated Bylaws adopted by the Board of Directors and recommended to the stockholders is attached as Annex D2 of this proxy statement.

In addition to the proposed increase in authorized shares of Common Stock, elimination of blank-check preferred stock, grant of voting rights for the Notes and declassification of the Board of Directors, the Proposed Certificate of Incorporation incorporates the designation of the Series B Preferred Stock previously filed as a Certificate of Amendment to the Certificate of Incorporation, but imposes a restriction against issuance of any new shares of Series B Preferred Stock. If Proposal No. 8 is approved, after the closing of the Proposed Financing, the Certificate of Incorporation will be amended to eliminate the designation of the Series B Preferred Stock.

Increase in Authorized Common Stock

As part of the Proposed Financing, the Company is obligated to reserve for issuance at least 148,011,101 shares of Common Stock (the “Financing Shares”) to accommodate the number of shares into which the Notes are convertible, not including additional shares to account for the potential conversion of accrued interest on the Notes. An additional 19,108,281 shares (the “Conversion Shares”) will be issued to the Series B Holders upon conversion of the outstanding shares of Series B Preferred Stock at $1.57 per share and 4,625,347 shares (the “New SCP Shares”) will be issued to SCP (see Proposal No. 2—Conversion of the Series B Preferred Stock). In addition, as part of the Proposed Financing, the Company and the Investors have agreed that the Company will reserve up to 30,742,986 shares of Common Stock (the “New Plan Shares”) for issuance to eligible participants under the Equity Incentive Plan. See Proposal No. 5 below regarding the proposed amendment of the Equity Incentive Plan to add 25,836,144 shares of Common Stock to the number of shares currently reserved for issuance.

Combining the Financing Shares, the Conversion Shares, the New SCP Shares and the New Plan Shares, the Board of Directors will be required to have authorized or reserved for issuance at the Closing a total of 202,487,715 shares of Common Stock. Added to the 23,851,177 shares of Common Stock currently outstanding, the Company will have issued or reserved for issuance at least 226,338,892 shares of Common Stock at the closing.

The Board of Directors has recommended that an additional 173,661,108 shares of Common Stock be authorized for issuance by the Company in the future as authorized by the Board of Directors and as permitted under the Securities Purchase Agreement to permit the Company to issue equity in consideration for future acquisitions or otherwise in connection with the Company’s future operations.

Elimination of Preferred Stock

The Proposed Certificate of Incorporation does not contain a “blank-check” preferred stock provision and, therefore, eliminates the ability of the Board of Directors to designate the rights, preferences and privileges of a new series of preferred stock without stockholder approval. The elimination of the ability of the Board of

Directors to designate series of preferred stock may delay future attempts by the Company to raise capital through the sale of shares of preferred stock to investors.

Further, as a condition of closing, the Board of Directors has accelerated the termination date of the Rights Agreement dated as of January 9, 2001 between the Company and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”) (see Proposal No. 1—Issuance and Sale of Senior Secured Convertible Notes). The Rights Agreement was to have terminated under its terms on January 9, 2011, but will now terminate on the closing date of the Proposed Financing. The Rights Agreement provided each stockholder one right to purchase 1/1000 share of Common Stock for each share of Common Stock held by such stockholder. The rights were represented by the Common Stock certificates, were not traded separately from the Common Stock and were not currently exercisable. The rights would have become exercisable only if, unless approved by the Board of Directors, a person acquired or announced a tender offer that would result in ownership of 15% or more of the Common Stock, at which time each right would have enabled the holder to buy shares of Common Stock at a discount to the then market price of the Common Stock. The Company had the right to redeem the rights for $.01 per right at any time before the acquisition by a person or a group of 15% or more of the Common Stock.

The Board of Directors voted to terminate the Rights Agreement so that none of the rights will be triggered by the closing of the Proposed Financing.

In connection with the Rights Agreement, the Board of Directors designated 50,000 shares of Series A Preferred Stock, none of which is currently issued and outstanding. Because the Rights Agreement will be terminated, authorization of Series A Preferred Stock for issuance to the stockholders in the event of a hostile takeover attempt will no longer be necessary. Accordingly, the Proposed Certificate of Incorporation does not incorporate the rights, preferences and privileges of the Series A Preferred Stock, and, therefore, if the Proposed Certificate of Incorporation is approved, shares of Series A Preferred Stock will no longer be authorized for issuance.

If the Proposed Financing closes, the Board of Directors has authorized the Company, subject to stockholder approval, to file the Certificate of Amendment described in Proposal No. 8 of this proxy statement and attached as Annex F. The amendment will revise Article IV of the Proposed Certificate of Incorporation following the closing of the Proposed Financing to eliminate the authorized shares of preferred stock and the rights, preferences and privileges of the shares of Series B Preferred Stock, none of which will be issued and outstanding following the Series B Conversion described in Proposal No. 2 of this proxy statement.

As a result, following the closing of the Proposed Financing, the Board of Directors will no longer be authorized to issue any preferred stock and will no longer be able to institute anti-takeover measures involving the issuance of Series A Preferred Stock or the designation of a new series of preferred stock without the consent of the Company’s stockholders.

Voting Rights for Notes

Under DGCL Section 221, a corporation may confer the power to vote upon the holders of bonds, debentures or other obligations issued by the corporation. Under the terms and conditions of the Notes, the holders of the Notes will have the right to vote together with the holders of Common Stock on all matters submitted to a vote of the Company’s stockholders. The Investors will have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of the principal amount and accrued interest under Notes. Solely for purposes of determining such number of votes, the applicable conversion price of the Notes will be deemed to be $0.57 per share, which was the average closing bid price of the Common Stock reported on Nasdaq on June 5, 2003, the date that the Securities Purchase Agreement was executed, and the four prior trading days. Upon closing of the Proposed Financing, SCP will hold a $4 million Note representing the voting equivalent of 7,017,544 shares of Common Stock. Upon closing, Tecore will hold a

$12 million Note. Assuming its payment at closing will be $4 million plus the first $1 million installment due June 30, 2003 for a total investment of $5 million, Tecore will initially have the voting equivalent of 8,771,930 shares of Common Stock, increasing to the voting equivalent of 21,052,632 shares upon payment of the final installment on the Tecore Note. Each Investor will also be entitled to additional votes over time representing the deemed conversion of accrued but unpaid interest on the Notes.

The grant of voting rights to the holders of the Notes will result in significant dilution of the voting power of the Company’s existing stockholders. See Proposal No. 1—Issuance and Sale of Senior Secured Convertible Notes, “Dilutive Effects of the Proposed Financing.”

Anti-Takeover Effects of the Proposed Certificate of Incorporation

Holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued capital stock of the Company. As a result, an increase in the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. The issuance of additional Common Stock and securities convertible into shares of Common Stock in connection with the Proposed Financing, or otherwise, will significantly reduce the percentage ownership interest and voting power of the Company’s stockholders and may have the effect of increasing the potential costs to acquire control of the Company. The Proposed Certificate of Incorporation may, therefore, have the effect of discouraging unsolicited takeover attempts, thereby potentially being beneficial to management and limiting the opportunity for the Company’s stockholders to dispose of their shares in connection with an unsolicited takeover bid.

The Company is subject to the restrictions of DGCL Section 203 with respect to certain business combinations, which provides an additional anti-takeover measure. Section 203 provides that certain “business combinations” between a Delaware corporation the stock of which, among other things, is authorized for quotation on Nasdaq, such as the Company, and an “interested stockholder” are generally prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless certain requirements are satisfied (e.g., the board of directors approved the transaction in which the stockholder became an interested stockholder). The term “business combination” is generally defined to include mergers, tender offers and transactions that increase an interested stockholder’s percentage ownership of stock in a Delaware corporation. The term “interested stockholder” is generally defined as a stockholder beneficially owning 15% or more of a Delaware corporation’s voting stock.

Although SCP beneficially owns more than 15% of the Company’s outstanding voting stock, and therefore qualifies as an “interested stockholder” under Section 203, the Board of Directors approved the transaction in which SCP became an “interested stockholder” (the sale of Series B Preferred Stock to SCP in May 2001). As a result, the Company is not subject to the restrictions of Section 203 in connection with the Proposed Financing.

The stockholders are also being asked to approve the grant of discretionary authority to the Board of Directors to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio within the range from one-for-five to one-for-fifteen. See Proposal No. 6 for more information regarding the reverse stock split. The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the Board of Directors could authorize issuances of Common Stock that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the reverse stock split proposal is not being proposed in response to any effort of which the Company or its management is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and the Company’s stockholders.

The amendment and restatement of the Certificate of Incorporation and Bylaws to declassify the Board of Directors described below and in Proposal No. 3—Election of Directors will remove certain provisions that were initially adopted by the Board and Directors and approved by the stockholders as an anti-takeover measure.

Declassification

The Certificate of Incorporation and Bylaws currently provide that the Board of Directors will be divided into three classes, each having three members, with each class having a three-year term. The Board of Directors has unanimously adopted resolutions, subject to stockholder approval, amending the Certificate of Incorporation and Bylaws to provide for a declassified Board of Directors, such that all directors will be elected annually.

The Company adopted its current classified Board structure in 1999, prior to its becoming a public reporting company, with the approval of the Company’s stockholders. At that time, the Company also adopted several other provisions in its Certificate of Incorporation designed to protect the classified Board structure. One such provision permits directors to be removed prior to the expiration of their terms only for cause and only by the affirmative vote of the holders of not less than a majority of all of the shares of stock outstanding and entitled to vote for the election of directors. This provision was adopted to conform to Delaware law that provides that where a corporation’s board of directors is classified, a director may be removed only for cause unless otherwise provided in the corporation’s certificate of incorporation.

The Board is recommending to the Company’s stockholders a proposal to amend the Company’s Certificate of Incorporation and Bylaws to declassify the Company’s Board of Directors. If the stockholders approve this proposal, the terms of all of the Company’s directors, including the directors elected at the 2003 meeting, would be reduced to one year. As a result, the terms of all directors would end at the 2004 annual meeting of stockholders, and all directors would thereafter be elected for one-year terms at each annual meeting of stockholders. In addition, in accordance with Delaware law, the proposal would delete the for-cause removal provision described above, such that any or all directors could be removed by the Company’s stockholders with or without cause with the approval of a majority of the voting power of all of the then outstanding shares.

Rationale for Declassification

The adoption by the Company—and many other major corporations—of a classified board reflected widespread concern over hostile and non-negotiated attempts to acquire control of corporations to the disadvantage of stockholders. A classified board has been widely viewed as discouraging proxy contests for the election of directors, or acquisitions of substantial blocks of stock, by a person or group seeking to acquire control of a corporation because the extended and staggered terms of directors could operate to prevent changing the composition of, or the acquisition of control of, the board in a relatively short period of time. In a hostile takeover attempt, for example, a classified board may encourage a person seeking control of a corporation to initiate arm’s-length discussions with the board of directors of that corporation, which may be in a position to negotiate a higher price or more favorable terms for stockholders or to try and prevent a takeover that the corporation’s board of directors believes is not in the best interest of the stockholders. A classified board has also been viewed by some corporations as promoting stability and as helping to maintain a greater continuity of experience, as most directors at any given time will generally have at least one year of experience with a corporation.

However, recent corporate governance reforms initiated by Nasdaq emphasize the importance of the independence of directors and, in certain circumstances, require corporations to adjust the composition of their boards of directors and committees of the board to comply with independence requirements. Consequently, a potential disadvantage of a classified board structure is the lack of flexibility in implementing changes to the board in response to these corporate governance reforms. In addition, some investors have come to view classified boards as having the effect of insulating directors from being accountable to a corporation’s stockholders. For example, a classified board of directors limits the ability of stockholders to elect all directors on an annual basis and exercise influence over a corporation and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies.

After due consideration of the various issues concerning the declassification of the Company’s Board of Directors, and to comply with the terms of the Proposed Financing, the Board of Directors unanimously determined to propose to the stockholders the declassification of the Board so that (i) each director would stand for re-election on an annual basis and (ii) directors would be subject to removal without cause by a majority of the voting power of the Company’s stock. This determination by the Board of Directors is in furtherance of its goal of ensuring that the Company’s corporate governance policies comply with applicable rules and regulations and maximize management accountability to the stockholders (including the Investors).

The directors also considered the fact that a condition of the Proposed Financing is that the Board of Directors be declassified. The declassification will permit SCP, one of the two Investors, and SCP’s affiliates to vote their shares in favor of the Investor Nominees at this meeting. Under the classified Board regime, the Investors would have been able to elect only that class of directors that was standing for election at this meeting (see Proposal No. 3—Election of Directors) and at each future annual meeting of the Company’s stockholders. See Proposal No. 1—Issuance and Sale of Senior Secured Convertible Notes, “The Proposed Financing—Investors’ Voting Agreement,” for a description of the voting arrangements between the Investors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE ADOPTION OF THE PROPOSED CERTIFICATE OF INCORPORATION AND THE BYLAWS, INCLUDING AN INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 400,000,000 SHARES, ELIMINATION OF THE BLANK-CHECK PREFERRED STOCK AND THE SERIES A PREFERRED STOCK, GRANTING OF VOTING RIGHTS TO THE NOTES. DECLASSIFICATION OF THE BOARD OF DIRECTORS AND AN INCREASE IN THE NUMBER OF DIRECTORS TO TEN DIRECTORS, INCREASING TO ELEVEN DIRECTORS UPON FULL CONVERSION OF THE TECORE NOTE.

PROPOSAL NO. 5

AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN

The 1999 Equity Incentive Plan (the “Plan”) was approved and adopted by the Board of Directors and the stockholders in September 1999. The purpose of the Plan was to attract and retain the best available talent and encourage the highest level of performance by directors, employees and other persons who perform services for the Company by providing such persons the opportunity to acquire proprietary interests in the Company and by providing them with incentives to put forth maximum efforts for the success of the Company’s business.

The Plan currently authorizes the issuance of 4,906,842 shares of Common Stock in connection with awards granted under the Plan (“Awards”). As of March 31, 2003, there were 1,629,654 shares remaining available for issuance under the Plan. The Board of Directors has approved, and is now proposing for stockholder approval, an amendment and restatement of the Plan (as amended and restated, the “Proposed Plan”) to (i) increase the total number of shares which may be issued under the Plan from 4,906,842 to 30,742,986 in order to allow continued award of grants under the Plan; and (ii) revise Section 5 of the Plan to eliminate the limit on the number of shares that may be granted under the Plan to any “Employee” (as defined in the Plan) in connection with Section 162(m) of the Internal Revenue Code of 1986, as amended.

Since designation of participants, and the type and amount of awards to be granted to participants, is subject to the discretion of the Compensation Committee of the Board of Directors or such other committee of the Board of Directors consisting of no fewer than two members designated by the Board of Directors to administer the Proposed Plan (the “Committee”), it is not possible to estimate the approximate number of persons who will be eligible participants in the Plan.

Set forth below is a brief description of the major features of the Proposed Plan, which description does not purport to be complete and is qualified in all respects by the terms of the Proposed Plan, a copy of which is attached as Annex E. Capitalized terms used in the description but not defined in this proxy statement have the meanings ascribed to them under the Proposed Plan.

Administration of the Plan

The Proposed Plan will be administered by the Committee, which among other things, has the authority to determine persons to whom restricted stock, options, stock appreciation rights, performance awards and other purchase rights shall be awarded, to determine the terms of any award, and to interpret the terms and provisions of the Plan. To the extent permissible by law, the Committee may delegate to one or more of its members such administrative duties as it may deem advisable.

Eligibility for Participation

All employees and directors of the Company or one of its affiliates, as well as any non-employee who provides service to the Company or one of its affiliates (“Independent Contractor”), will be eligible to participate in the Proposed Plan. The Committee will have the sole discretion to determine and designate those employees, directors and Independent Contractors that are to receive Awards.

Shares Subject to the Plan

A maximum of 30,742,986 shares of Common Stock may be issued pursuant to the Proposed Plan. Shares issued pursuant to the Proposed Plan shall be either shares of authorized but unissued Common Stock or previously issued shares of Common Stock that have been re-acquired by the Company. Any shares forfeited pursuant to the terms of the Proposed Plan shall again be available for grant under the Proposed Plan.

Accounting Impact of Option Grants

There will be a non-cash charge to earnings related to the granting of New Stock Options at a strike price of $0.01 per share. See “Awards Under the Proposed Plan” below for a description of the grants of New Stock Options. This charge is not quantifiable at this time, as the value will depend on the closing price on the grant date. The value will be determined based on the Black-Scholes valuation model and the expense will then be amortized over the two-year vesting period of the New Stock Options. This non-cash charge will decrease the operating income of the Company.

Transfer Restrictions

Awards granted under the Proposed Plan will not be transferable, except by will, the laws of descent or distribution, or pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code, except to the extent provided in any Award agreement and permitted under applicable law.

Awards

Stock Options. Options granted pursuant to the Proposed Plan may be either in the form of incentive stock options (which are options that meet the requirements of Section 422 of the Code) or in the form of nonqualified stock options. A stock option gives the holder the right to purchase, during the term of the option, a number of shares of Common Stock at a price determined on the date the option is granted. The option exercise price and the time or times at which the option may be exercised are determined by the Committee at the time of grant, except that the option exercise price for an incentive stock option may not be less than one hundred percent (110% in the case of a stockholder owing more than 10% of the combined voting power of all classes of Company stock) of the fair market value of the Common Stock on the date of grant. The closing price of the Common Stock on June 5, 2003 was $0.80. The option price may be paid in cash or, with the consent of the Committee and subject to certain terms and conditions, (i) in shares of Common Stock (including a portion of the Common Stock that otherwise would be distributed to the optionee upon exercise of the option) valued at the fair market value on the date prior to exercise, or if there were no sales on such date, on the next preceding day on which there were sales, (ii) by surrender of outstanding Awards under the Proposed Plan, (iii) by delivery of a promissory note containing such terms as deemed acceptable to the Committee, or (iv) any combination of the above. Stock options may be exercised at such time or times as may be specified at the time of grant, but in no event more than ten years after the date of grant.

Stock Appreciation Rights (“SARs”). SARs may be granted to employees of the Company in connection with all or any part of a previously or contemporaneously granted stock option (a “Tandem Right”) or unrelated to any option (a “Freestanding Right”). SARs entitle the holder, upon exercise of the SAR, to receive an amount equal to the difference between the fair market value of a share of Common Stock at the time of exercise and (A) the option exercise price, in the case of a Tandem Right, or (B) in the case of a Freestanding Right, the price specified by the terms of such Freestanding Right, which price may not be less than the fair market value of a share of Common Stock on the date of grant of such Award.

Performance Awards. Performance Awards may be granted to employees of the Company and give the holder the right to receive shares of Common Stock or a cash payment specified by the Committee at the end of a specified performance period if specified performance goals are met.

Restricted Stock. Restricted stock Awards may be granted to employees and consist of shares of Common Stock being registered in the name of the recipient employee for no consideration, with the restricted stock being subject to such conditions, terms and restrictions for such period or periods as shall be determined by the Committee or as expressly stated in the Proposed Plan. During the restricted period, the Company holds the restricted shares in custody and the registered owner of the restricted shares is not permitted to assign, transfer, pledge or otherwise encumber such shares. However, the registered owner is entitled to vote such shares and to receive any dividends or other distributions with respect to such shares.

Other Stock-Based Awards. The Committee has the authority to grant to eligible employees an “Other Stock-Based Award,” which may consist of any right that is an Award of Common Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Common Stock (including, without limitation, securities convertible into Common Stock), as deemed by the Committee to be consistent with the purposes of the Proposed Plan.

Adjustments

In the event of any change in the capitalization of the Company by reason of a stock dividend, stock split or combination or any similar change or a consolidation, recapitalization, reclassification of shares or similar reorganization, the Proposed Plan provides that (a) the number of shares of stock which may be issued under the Proposed Plan, (b) the number of shares issuable and the exercise price per share pursuant to outstanding Awards theretofore granted under this Proposed Plan and, (c) the number and kind of shares which may underlie an Award granted shall be appropriately adjusted so as to prevent dilution or enlargement of rights.

Duration of Proposed Plan; Amendment or Termination

No Award may be granted under the Proposed Plan after September 1, 2009. The Board of Directors may at any time suspend, terminate, modify or amend the Proposed Plan without stockholder approval except as may be required by the Certificate of Incorporation, applicable laws, regulations or Nasdaq requirements. In addition, no such action by the Board of Directors may adversely affect any previously granted Award without the consent of the Award recipient.

Change in Control

In the event of a “change in control” (as defined in the Proposed Plan), all outstanding stock options shall accelerate and become immediately exercisable for a period of fifteen days, or such longer or shorter period as the Board of Directors may prescribe, immediately prior to the scheduled consummation of such a change in control, provided, however, that any such acceleration and any exercise of options during such fifteen-day period shall be (i) conditioned upon the consummation of the change in control and (ii) effective only immediately before the consummation of such change in control.

Federal Income Tax Consequences

The following is a brief and general discussion of the principal federal income tax rules applicable to Proposed Plan Awards based on current law. Such law may be changed, possibly with retroactive effect. Furthermore, the specific federal income tax consequences to a particular Employee who receives a Proposed Plan Award may be different than as stated below. Each Employee is encouraged to consult his or her own tax advisor regarding the federal income tax consequences of receiving an Award under the Proposed Plan.

Incentive Stock Options. An optionee that receives an incentive stock option does not recognize income either on the date the option is granted or on the date the incentive stock option is exercised (although, upon exercise, the difference between the fair market value of the stock acquired upon exercise and the exercise price will be treated as an item of adjustment for purposes of computing the optionee’s alternative minimum taxable income). If the optionee continues to hold the stock acquired upon exercise for the greater of (i) one year from the date of exercise of the option and (ii) two years from the date the option was granted, any gain or loss recognized on the sale of the stock will be capital gain or loss. If the optionee disposes of the option or disposes of the stock acquired upon exercise prior to the expiration of the periods set forth in the preceding sentence (a “Disqualifying Disposition”), the optionee will have compensation income (i.e., taxed at ordinary income rates) equal to the lesser of (i) the total amount of gain recognized upon disposition of the stock acquired upon exercise and (ii) the excess of the fair market value of the stock acquired upon exercise on the date of exercise over the exercise price of the option. Any additional gain will be capital gain, and will be long-term capital gain if the optionee held the stock acquired upon exercise of the option for more than one year from the date the option was exercised. The Company will not be entitled to any deduction upon the grant or exercise of an incentive stock option, but will generally be entitled to a compensation deduction equal to the amount of compensation income recognized by the optionee upon a Disqualifying Disposition.

Non-Qualified Stock Options. An optionee that receives a non-qualified stock option also generally recognizes no income on the date the option is granted. The optionee will, however, recognize compensation income on the date the non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the stock acquired upon exercise on the date of exercise over the exercise price. Any gain or loss recognized on a later disposition of the stock acquired upon exercise of a non-qualified stock option will be capital gain or loss. The Company is generally entitled to a deduction at the time the non-qualified stock option is exercised equal to the amount of income recognized by the optionee.

SARs. An Employee who receives an SAR does not recognize any income on the receipt. If an SAR is exercised, in whole or in part, whether a Freestanding Right or a Tandem Right, any cash consideration received by the holder is generally taxable as compensation subject to income tax withholding requirements, and any Common Stock received by the holder will be taxable under the principles of Section 83 of the Code. Under Section 83, payments in Common Stock to settle the exercise of an SAR are taxable as compensation in an amount equal to the fair market value of the Common Stock and are subject to income tax withholding. The Company will generally be entitled to a deduction in the same amount, and at the same time, that the holder recognizes income in connection with an SAR exercise.

Restricted Stock. A grantee that receives restricted (or unvested) stock generally does not recognize any income upon receipt of the stock. Instead, such grantee will recognize compensation income at the time the vesting restrictions on the stock lapse equal to the difference between the fair market value of the stock at the time such vesting restrictions have lapsed and the amount, if any, paid by the grantee for the stock. Any gain or loss recognized by the grantee upon a later disposition of the stock will be capital in nature. The Company will generally be entitled to a compensation deduction (in an amount equal to the amount of compensation income recognized by the grantee) at the same time as such income is recognized.

A grantee that receives restricted stock may make an election within 30 days after the grant to include the value of the stock received in income at the time such stock is granted as if such stock were vested shares. If a grantee makes such election, the grantee will recognize ordinary income on the stock when received (in the same manner as vested stock), and no further income will be recognized until the stock is later sold or disposed of. Upon such later sale or other disposition, any gain or loss recognized will be capital in nature. The Company shall generally receive a compensation deduction for the stock with respect to which the grantee has made such election at the same time (and in the same amount) as the grantee recognizes compensation income.

Performance Awards. A participant normally will not realize taxable income upon the receipt of performance awards. Subsequently, when conditions and requirements established with respect to grants made in shares of Common Stock have been satisfied so that the shares are no longer subject to a substantial risk of forfeiture, then an amount equal to the fair market value of any shares of Common Stock received will constitute ordinary income to the participant in the year in which such event occurs, and the Company will be entitled to a deduction in the same amount. Recipients of performance awards made in shares of Common Stock may make an election to realize ordinary income in the year of receipt in the same manner as described above for recipients of restricted stock. A participant normally will not realize taxable income on performance awards, which represent a contingent unfunded promise to pay cash or property in the future, until all conditions or requirements applicable to such performance awards have been satisfied and the promised amount has become immediately payable. At that time, the cash amount or fair market value of property payable will constitute ordinary income and the Company will be entitled to a deduction in the same amount.

Payment with Common Stock. As described in the Proposed Plan, an optionee may be permitted to deliver Common Stock he already owns in payment of the option price. For any shares of Common Stock so delivered, an amount equal to the fair market value thereof on the date prior to exercise will be credited against the option price.

In the event Common Stock is used to pay the option price for an option, gain or loss is not normally recognized in connection with such exchange. To the extent that the number of shares of stock received on exercise does not exceed the number of shares surrendered, the optionee’s basis in these shares is equal to the basis of the stock surrendered and the optionee’s holding period therefor is the same holding period as for the stock surrendered. To the extent the optionee receives an amount of shares in excess of the number of shares surrendered, the optionee’s basis in such additional shares is zero (plus any cash paid in connection with the exercise) and the holding period for such additional shares will begin from the date of such exchange.

Section 162(m). Under Section 162 (m) of the Code, no deduction will be allowed for applicable employee remuneration with respect to certain employees to the extent the amount of the remuneration for the taxable year with respect to the employee exceeds $1,000,000. However, if grants to any such employee qualify as “qualified performance-based compensation” within the meaning of Treasury Regulations Section 1.162-27, taxable income recognized by the employee in connection with stock options, stock appreciation rights, restricted stock, and performance awards will be fully deductible by the Company, as discussed above.

Employee Retirement Income Security Act of 1974. The Proposed Plan is not subject to the terms of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Awards Under the Proposed Plan

Under the terms of the Securities Purchase Agreement with the Investors, the Company is permitted to grant New Stock Options under the Proposed Plan for the purchase of a total of 21,766,212 shares of Common Stock. The Board of Directors has approved, subject to and contingent upon the closing of the Proposed Financing, the grant to Glenn Ehley, President and Chief Executive Officer of the Company, assuming he is employed by the Company at the time of such closing, of non-qualified stock options under the Proposed Plan to purchase 10,883,106 shares of the Company’s Common Stock at an exercise price of $0.01 per share with vesting in two equal annual installments. The Board has also authorized the Compensation Committee to grant additional nonqualified stock options to other employees and eligible participants under the Proposed Plan, including employees, consultants and directors, at an exercise price of $0.01 per share with vesting in two equal annual installments, subject to and contingent upon the closing of the Proposed Financing. Except for the authorized grant to Mr. Ehley, no other individual grants have been allocated or determined at this time.

In the event the Company is permitted under the Securities Purchase Agreement to grant additional New Stock Options in excess of 21,766,212 as a result of anti-dilution adjustments under the Notes with respect to the exercise of the Bridge Warrants or as a result of the conversion of accrued unpaid interest under the Notes, the Company has agreed to grant to Mr. Ehley one-half of the amount of such additional New Stock Options. Under Section 9.11(b) of the Securities Purchase Agreement, the Company may grant additional New Stock Options to purchase up to 6,327,475 shares as and when the Investors elect to convert accrued unpaid interest under the Notes, which grants may not exceed 10% of the number of shares of Common Stock issued upon such conversion of interest. 6,327,457 shares represent approximately 10% of the number of shares that could be issued upon conversion of interest that will accrue during the four-year term of the Notes. Under Section 9.11(c) of the Securities Purchase Agreement, the Company may grant additional New Stock Options to purchase up to 379,000 shares as and when any of the Bridge Warrants are exercised, which grants may not exceed 10% of the number of shares issued upon the exercise of the Bridge Warrants. 379,000 shares represent approximately 10% of the number of shares of Common Stock that will be issuable upon exercise of the Bridge Warrants, as will be adjusted on a weighted average basis due to the Proposed Financing.

The following table shows, to the extent currently determinable, the number of shares of Common Stock to be granted under the Proposed Plan.

NEW PLAN BENEFITS

1999 EQUITY INCENTIVE PLAN

Name and Position	Dollar Value ($)	Number of Shares
Glenn A. Ehley, President and Chief Executive Officer	$8,597,653.74	10,883,106

Executive Officers, Non-Executive Officer Employee Group, and Independent Directors	$8,597,653.74	10,883,106

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDED AND RESTATED 1999 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 6

REVERSE STOCK SPLIT

General

As of June 5, 2003, the Company’s aggregate market capitalization was approximately $19,080,942, there were 23,851,177 shares of Common Stock outstanding and the closing price of the Common Stock on that date was $0.80. In order to reduce the number of shares of Common Stock outstanding and proportionately raise the share price, the Board of Directors has unanimously adopted a resolution seeking stockholder approval to grant the Board of Directors authority to file an amendment to the Certificate of Incorporation to effect a reverse split of the Common Stock. The ratio of the reverse stock split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-five to one-for-fifteen, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect a split. Approval of this reverse stock split proposal would give the Board of Directors authority to determine the date of the reverse stock split to take place at any time during a period of twelve months commencing on the date the Company’s stockholders approve this proposal or to determine not to proceed with the reverse stock split.

If the stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split within such twelve-month period, the Company will file an amendment to its then current Certificate of Incorporation with the Secretary of State of the State of Delaware (as described below), which will effect a reverse split of the shares of the Common Stock then issued and outstanding at the specific ratio determined by the Board of Directors. The reverse stock split, if implemented, would not change the number of authorized shares of Common Stock or the $.001 par value per share of the Common Stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock, on a fully diluted basis with respect to shares of Common Stock underlying options, warrants and the Notes, outstanding immediately after the reverse stock split as such stockholder held immediately prior to the split.

Purpose

After the Company’s initial public offering of Common Stock in December 1999, the share price rose to a high of $62 per share in February 2000. Since that time, market prices for stocks trading in the U.S. markets have generally declined. For example, the closing price for the S&P 500 Index has decreased from 1,381.76 on March 2, 2000 to 916.92 on April 30, 2003. In addition, if the Proposed Financing is completed, the number of shares of Common Stock will increase from 23,851,177 shares currently issued and outstanding and 15,146,926 shares issuable upon exercise of all exercisable options and warrants to purchase Common Stock and conversion of all convertible securities to at least 47,584,805 shares issued and outstanding and at least 173,574,308 shares issuable upon exercise of conversion of all exercisable and convertible equity securities, including the Notes. In order to reduce the number of shares of Common Stock outstanding and thereby attempt to proportionally raise the per share price of Common Stock, the Board of Directors believes that it is in the best interests of the Company’s stockholders for the Board of Directors to obtain the authority to implement a reverse stock split.

The Common Stock is currently quoted on the Nasdaq National Market. Among other requirements, the listing maintenance standards established by Nasdaq require a company’s common stock to have a minimum bid price of at least $1.00 per share. On June 27, 2003, the closing bid price per share for the Common Stock on the Nasdaq National Market was $1.092, but it had been trading under the $1.00 minimum bid price between September 2002 and June 25, 2003. Under the terms of a Nasdaq ruling delivered to the Company on June 3, 2003, to maintain its listing on the Nasdaq National Market, the Company must evidence a closing bid price of at least $1.00 per share on or before July 31, 2003, and immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. If the price of the Common Stock does not meet these levels by the times specified by Nasdaq, the Board of Directors believes it may be in the best interests of the Company and the stockholders to implement the reverse stock split. The flexibility provided by a reverse stock split as set forth in this proposal would enable the Company to comply with the Nasdaq ruling, if necessary, and to prepare for any decline in the Company’s stock price in the future.

While maintenance of Nasdaq listing standards is likely to be the primary consideration of the Board of Directors in deciding whether and when to implement a reverse stock split, the Board of Directors is also seeking stockholder approval of the authority to implement a reverse stock split because it believes that a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees and other service providers. The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of Common Stock might be desirable in order to attempt to support a higher stock price per share based on the Company’s current market capitalization. In addition, the Board of Directors considered that the Common Stock might not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

The Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the Company and its stockholders at that time. In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio within the range. These determinations will be made by the Board of Directors in its effort to meet and maintain Nasdaq listing requirements by July 31, 2003 and thereafter, or alternatively to create the greatest marketability of the Common Stock based on prevailing market conditions at that time as the case may be. If the Board of Directors implements a reverse stock split to meet and maintain Nasdaq’s minimum bid price requirements by July 31, its choice of a ratio will depend largely on the current market prices of the Common Stock during the period leading up to that date. Because of the volatility of the market prices of its Common Stock in recent months, it is not possible at this point to specify a ratio or even a likely ratio that the Board of Directors would consider to be in the Company’s best interest. No further action on the part of stockholders will be required either to implement or abandon the reverse stock split. If the Board of Directors determines not to proceed with a reverse stock split within twelve months after receiving stockholder approval of the reverse stock split, the authority granted in this proposal to implement a reverse stock split on these terms will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of the Company and its stockholders.

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of the Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Common Stock following the reverse stock split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per new share of Common Stock (the “New Shares”) after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of Common Stock (the “Old Shares”) outstanding before the reverse stock split. For example, based on a market price of the Common Stock of $0.60 per share (which was the closing bid price on June 23, 2003), if the Board of Directors decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-five, there can be no assurance that the post-split market price of the Common Stock would be $3.00 per share or greater. Alternatively, based on the same market price of the Common Stock of $0.60 per share, if the Board of Directors decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-fifteen, there can be no assurance that the post-split market price of the Common Stock would be $9.00 per share or greater.

Accordingly, the total market capitalization of the Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

There can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors and brokers.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

There can be no assurance that the reverse stock split will result in a per-share price that will increase the Company’s ability to attract and retain employees and other service providers.

While the Board of Directors believes that a higher stock price may help the Company attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the reverse stock split will result in a per share price that will increase the Company’s ability to attract and retain employees and other service providers.

A decline in the market price for the Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Common Stock could be adversely affected following a reverse stock split.

The market price of the Common Stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

There can be no assurance that the Company can remain listed on Nasdaq following a reverse stock split.

While the Board of Directors believes that a reverse stock split will result in the Company’s complying with the Nasdaq listing requirements with respect to maintaining a minimum bid price of $1.00 for at least ten trading days after implementation of the reverse stock split, there can be no assurance that the per-share price will not decline to below the minimum bid price following the reverse stock split or that the Company will continue to comply with the other Nasdaq requirements for continued listing.

Principal Effects of the Reverse Stock Split

Corporate Matters. If approved and effected, the reverse stock split would have the following effects:

•	Depending on the exact reverse stock split ratio selected by the Board of Directors, between five and fifteen Old Shares owned by a stockholder would be exchanged for one New Share. To illustrate, a shareholder who currently holds 100 shares of Common Stock would exchange those 100 Old Shares for 20 New Shares if a one-for-five reverse split were implemented, or 10 New Shares if a one-for-ten reverse split were implemented. If a one-for-fifteen reverse split were implemented, a holder of 100 Old Shares would exchange those shares for 6 New Shares, plus cash representing the fractional share interest of the remaining 10 Old Shares;

•	The number of shares of Common Stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors;

•	Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split;

•	Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share conversion price, the number of shares issuable upon conversion of the Notes and the voting rights of the Notes, which will not affect the proportionate voting power of the Investors or their ownership percentage of the Company should the Investors elect to convert the Notes into shares of Common Stock;

•	The number of shares reserved for issuance under the Equity Incentive Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

If approved and effected, the reverse stock split will be effected simultaneously for all of the Common Stock and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the

Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than up to fifteen shares, depending on the ratio for the reverse stock split selected by the Board of Directors. This, however, is not the purpose for which the Company is effecting the reverse stock split. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Common Stock on the day immediately prior to the effective time of the reverse stock split, as reported on the Nasdaq National Market. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

If approved and effected, the reverse stock split will result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Authorized Shares. Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. As of June 5, 2003, the Company had 50,000,000 shares of Common Stock authorized and 23,851,177 shares of Common Stock issued and outstanding. If Proposal No. 3 of this proxy statement is approved, there will be 400,000,000 shares of Common Stock authorized. If the reverse stock split is implemented, there will continue to be 400,000,000 shares of Common Stock authorized. Authorized but unissued shares will be available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of Common Stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of the Common Stock. In order to reduce the number of authorized shares of capital stock, the Board of Directors would be required to seek the approval of the Company’s stockholders to amend the Certificate of Incorporation.

Accounting Matters. The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the reverse stock split proposal and the amendments to the Certificate of Incorporation related to the Proposed Financing, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors decides to implement the reverse stock split, the Company will file an amended Certificate of Incorporation (“Amended Certificate”) with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective at the time specified in the Amended Certificate, which is referred to below as the “effective time.” Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amended Certificate to effect the reverse stock split, if implemented by the Board of Directors, would be in substantially the form attached hereto as Annex G; provided, however, that the text of the form of Amended Certificate attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time and the applicable reverse stock split ratio determined by the Board of Directors.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, Continental Stock Transfer & Trust Co., will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split. The summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

The Company’s view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL NO. 7

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors selected the firm of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003. Although stockholder approval of the Board of Directors’ selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

The aggregate fees (including out-of-pocket costs) billed and to be billed by Deloitte & Touche LLP for professional services for the audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-K/A, as amended, for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during that fiscal year were $169,475.

Financial Information Systems Design and Implementation Fees

Deloitte & Touche LLP billed no fees for financial information systems design and implementation during the fiscal year ended December 31, 2002.

Tax Fees

The aggregate fees (including out-of-pocket costs) billed by Deloitte & Touche LLP for professional services for the preparation and filing of the tax returns for the fiscal year ended December 31, 2002 and the preparation of the tax provision for inclusion in the financial statements for the year ended December 31, 2002 were $17,555.

All Other Fees

During the year ended December 31, 2002, Deloitte & Touche LLP provided non-audit services related to taxes, capital structure and retirement plans. The aggregate fees billed for such services were $56,585.

All significant audit and non-audit services performed by Deloitte & Touche LLP are approved by the Audit Committee, which gives due consideration to the potential effect of non-audit services on maintaining the independence of Deloitte & Touche LLP. See Proposal No. 3—Election of Directors, “Audit Committee Report.”

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

PROPOSAL NO. 8

APPROVAL OF CERTIFICATE OF AMENDMENT

The Board of Directors has unanimously adopted resolutions, subject to stockholder approval, authorizing the Company to file a Certificate of Amendment to the Proposed Certificate of Incorporation with the Secretary of State of the State of Delaware immediately following the closing of the Proposed Financing to (i) eliminate the preferred stock from the authorized capital of the Company and (ii) delete Annex I containing the designation of the Series B Preferred Stock. The form of Certificate of Amendment adopted by the Board of Directors and recommended to the stockholders is attached as Annex F of this proxy statement. The provisions of the Proposed Certificate of Incorporation are described in Proposal No. 4—Amendment and Restatement of the Certificate of Incorporation and the Bylaws.

The amendment will revise Article IV of the Proposed Certificate of Incorporation to eliminate the authorized shares of preferred stock and the rights, preferences and privileges of the shares of Series B Preferred Stock, none of which will be issued and outstanding following the Series B Conversion described in Proposal No. 2 of this proxy statement. Accordingly, the amendment can only be filed following the closing of the Proposed Financing and the Series B Conversion (and not as part of the Proposed Certificate of Incorporation containing the other charter amendments described in this proxy statement) because the Series B Conversion will only occur at the closing.

As a result of this amendment and the Proposed Certificate of Incorporation, following the closing of the Proposed Financing, the Board of Directors will no longer be authorized to issue any preferred stock and will no longer be able to institute anti-takeover measures involving the designation of a new series of preferred stock without the consent of the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE CERTIFICATE OF AMENDMENT TO THE PROPOSED CERTIFICATE OF INCORPORATION TO BE FILED FOLLOWING THE CONVERSION OF THE SERIES B PREFERRED STOCK INTO COMMON STOCK AND THE CLOSING OF THE PROPOSED FINANCING.

FINANCIAL AND OTHER INFORMATION

The Company incorporates by reference into this proxy statement the financial and other information contained in its Annual Report on Form 10-K/A, as amended, for the year ended December 31, 2002 as filed with the SEC. A copy of this information is being delivered to stockholders with this proxy statement.

STOCKHOLDERS’ PROPOSALS

Under the Company’s Seventh Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, as amended to date (the “Bylaws”), stockholders may only make a proposal regarding the business to be considered at an annual meeting. The Company will not accept stockholder proposals for inclusion in this proxy statement in connection with written consents in lieu of a special meeting of stockholders.

A stockholder proposal relating to the Company’s annual meeting of stockholders to be held in 2004 must have been received at the Company’s principal executive offices on or before                          , 200     for evaluation as to inclusion in the proxy statement to be mailed to stockholders in connection with such meeting.

A stockholder wishing to nominate a candidate for election should have delivered a written notice of nomination to the Company’s Secretary at its principal executive offices no later than                          , 200     . The notice of nomination is required to have contained certain information about both the nominee and the stockholder making the nomination as set forth in the Bylaws. The stockholder is also required to attend the meeting in person or by proxy to nominate the person or persons specified in the notice. The Company does not consider a nomination that does not comply with all the requirements set forth in the Bylaws.

OTHER MATTERS

The Board of Directors is not aware of any other matters for consideration at the 2003 Annual Meeting of Stockholders.

Melbourne, Florida

July [            ], 2003

ANNEX A

PROXY

AIRNET COMMUNICATIONS CORPORATION

2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

JULY         , 2003

The undersigned, revoking all prior proxies, hereby appoint(s) James W. Brown and Glenn A. Ehley, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Common Stock and Series B Convertible Preferred Stock of AirNet Communications Corporation (the “Company”) that the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Stockholders of the Company to be held at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida, 32901 on             , July         , 2003 at          a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 8. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his, her or its intent to vote in person.

1.	To approve the Company’s issuance and sale pursuant to a Securities Purchase Agreement by and among TECORE, Inc., (d/b/a TECORE Wireless Systems, a Texas corporation (“Tecore”), SCP Private Equity Partners II, L.P., a Delaware limited partnership (“SCP”), and the Company dated as of June 5, 2003 to SCP of a Senior Secured Convertible Note in a principal amount of $4,000,000 (the “SCP Note”), and to Tecore of a Senior Secured Convertible Note in a principal amount of $12,000,000 (the “Tecore Note,” and, collectively, the “Notes”), each carrying voting rights and convertible initially, without additional consideration, into 148,011,101 shares of Common Stock, $.001 par value per share (the “Common Stock”), of the Company at a conversion price of $0.1081 per share of Common Stock (collectively, the “Proposed Financing”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve the conversion of all the 955,414 outstanding shares of the Company’s Series B Convertible Preferred Stock, $.01 par value per share, into 19,108,281 shares of Common Stock at a conversion price of $1.57 per share and the sale of 4,625,347 shares of Common Stock to SCP in connection therewith.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To elect two Class I directors to the Board of Directors, each to serve a three-year term (unless Proposal No. 4 below is approved, in which case the terms of all the members of the Board of Directors will be one year) and if the Proposed Financing is approved and closes, to elect five additional directors to the Board of Directors, four of whom will take their seats on the Board of Directors immediately after the closing of the Proposed

Financing (collectively, “Investor Nominees”) and the fifth of whom will take his seat subject to and contingent upon additional payments being made by Tecore for its purchase of the Tecore Note sufficient to satisfy Nasdaq requirements in connection with board representation (the “Additional Investor Nominee”).

Class I:	Darrell Lance Maynard
Gerald Y. Hattori

Investor Nominees:	Jay J. Salkini Shiblie O. Shiblie Hans F. Morris Christopher J. Doherty

Additional Investor Nominee:	Munzer Kayyem

☐ FOR THE NOMINEES	☐ WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEES

To withhold authority to vote for one nominee, strike through that nominee’s name.

4.	To approve the amendment and restatement of the Company’s (i) Seventh Amended and Restated Certificate of Incorporation in the form of the Eighth Amended and Restated Certificate of Incorporation (the “Proposed Certificate of Incorporation”), pursuant to which, among other things, (A) the authorized number of shares of Common Stock will be increased from 50,000,000 to 400,000,000 shares, (B) the “blank-check” preferred stock that permits the Board of Directors to designate the rights, privileges and preferences of a new series of preferred stock without the prior approval of the Company’s stockholders and the designation of the Company’s Series A Junior Participating Preferred Stock (none of which have been issued) will be eliminated, (C) the Notes to be issued in the Proposed Financing will be granted the right to vote on an as-converted basis, subject to certain limits, together with the Common Stock, (D) the Board of Directors will be declassified so that each director will stand for re-election on an annual basis and (E) the number of directors will be increased to ten directors (or eleven directors upon conversion of the full principal amount of the Tecore Note); (ii) Second Amended and Restated Bylaws, as amended by Amendment No. 1 adopted March 21, 2000, in the form of the Third Amended and Restated Bylaws, pursuant to which (A) the Board of Directors will be declassified and (B) the number of directors will be increased as described above.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	To approve the amendment and restatement of the Company’s 1999 Equity Incentive Plan (i) to increase the number of shares of Common Stock reserved for issuance under the Equity Incentive Plan from 4,906,842 shares to 30,742,986 shares, and (ii) to revise Section 5 of the Equity Incentive Plan that sets forth limits on the number of shares that can be granted to an “Employee” (as defined under the Equity Incentive Plan) in connection with Section 162(m) of the Internal Revenue Code of 1986, as amended.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	To approve the grant of discretionary authority to the Board of Directors for a period of twelve months after the date of the approval of this proposal by the Company’s stockholders (i) to amend the Company’s certificate of incorporation to effect a reverse stock split of the Common Stock at a ratio within the range from one-for-five to one-for-

fifteen and determine the effective date of the reverse stock split or (ii) to determine not to proceed with the reverse stock split.

☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

8.	To approve a further amendment of the Proposed Certificate of Incorporation, to be filed subject to and following the closing of the Proposed Financing and the Series B Conversion, to eliminate the authorized preferred stock and to eliminate Annex I of the Proposed Certificate of Incorporation containing the Certificate of Designation of the Series B Preferred Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.

Signature:

Date:

Signature:

Date:

ANNEX B

SECURITIES PURCHASE AGREEMENT

dated as of June 5, 2003

by and among

TECORE, INC.

and

SCP PRIVATE EQUITY PARTNERS II, LP

and

AIRNET COMMUNICATIONS CORPORATION

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of June 5, 2003, by and among TECORE, INC., a Texas corporation (“TECORE”), SCP PRIVATE EQUITY PARTNERS II, LP, a Delaware limited partnership (“SCP”), and AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation (“AIRNET”). TECORE and SCP are sometimes referred to herein collectively as the “INVESTORS,” and individually as an “INVESTOR.”

RECITALS

A. AIRNET desires to issue and sell to INVESTORS and INVESTORS, severally, desire to subscribe for and purchase from AIRNET, the Notes, as defined in Section 1 of this Agreement, for the consideration, and on the terms, set forth in this Agreement.

B. SCP desires to convert its shares of AIRNET Series B Preferred Stock into shares of AIRNET Common Stock.

C. Unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule or exhibit attached hereto and not otherwise defined herein shall have the following meanings for all purposes of this Agreement:

“Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified Person. For the purposes hereof, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“AIRNET” has the meaning set forth in the first paragraph of this Agreement.

“AIRNET Amended Certificate” shall mean the Eighth Amended Certificate of Incorporation of AIRNET, in the form attached hereto as Exhibit A.

“AIRNET Charter Documents” has the meaning set forth in Section 2.1.

“AIRNET Closing Deliveries” has the meaning set forth in Section 1.5(b).

“AIRNET Common Stock” means the Common Stock, par value $.001 per share of AIRNET.

“Allonges” means the Allonges to the Bridge Loan Promissory Notes described in Section 1.1(d).

“Amended Bonus Program” means the Amended Bonus Program to be adopted by AIRNET at or before Closing in the attached hereto as Exhibit B.

“Amended Stock Option Plan” shall mean the amended Stock Option Plan, in the form to be agreed upon among AIRNET and the INVESTORS at or before Closing, which will permit AIRNET to issue stock options to employees for exercise prices which may be as low as $0.01 per share.

“Balance Sheet Date” means March 31, 2003.

“Benefit Plan” means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by AIRNET, or any ERISA Affiliate, under which any employee or former employee of AIRNET, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights.

“Bridge Loan Promissory Notes” means the Bridge Loan Promissory Notes, each in the principal amount of Three Million Dollars ($3,000,000), issued by AIRNET to SCP and TECORE, respectively, on or about January 24, 2003.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Closing” means the consummation of the transactions contemplated by this Agreement on the Closing Date.

“Closing Date” has the meaning set forth in Section 1.4.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning set forth in the Security Agreement.

“Copyrights” shall have the meaning set forth in the Security Agreement.

“Environmental Laws” means any and all applicable Laws and Permits issued, promulgated or entered into by any Governmental Entity relating to the environment, the protection or preservation of human health or safety, including the health and safety of employees (other than OSHA), the preservation or reclamation of natural resources, or the management, release or threatened release of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, AIRNET or any predecessor of AIRNET.

“Expiration Date” has the meaning set forth in Section 2.

“First Amendment to Security Agreement” shall mean the amendment to that certain Security Agreement dated January 24, 2003, by and among AIRNET, TECORE and SCP, in the form attached hereto as Exhibit C.

“First Amendment to Registration Rights Agreement” shall mean the amendment (or other appropriate documentation) to that certain Second Amended and Restated Agreement Among Series E, Series F and Series G Preferred Stockholders and Senior Registration Rights Agreement, dated September 7, 1999 as amended through May 16, 2001, by and among AIRNET, SCP and others, in the form to be agreed upon among the parties at or before Closing.

“GAAP” means generally accepted accounting principles of the United States.

“Governmental Authority” means any governmental, regulatory or administrative body, agency, subdivision or authority, any court or judicial authority, or any public, private or industry regulatory authority, whether national, federal, state, local or otherwise.

“Hazardous Materials” means those materials, substances or wastes that are regulated by, or form the basis of liability under, any Environmental Law, including PCBs, pollutants, solid wastes, explosive or regulated radioactive materials or substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of CERCLA.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. § 18a) and the rules and regulations promulgated thereunder.

“Indebtedness” means indebtedness for borrowed money, other than trade debt incurred in the ordinary course of AIRNET’s business.

“Intellectual Property” has the meaning set forth in the Security Agreement.

“INVESTORS” has the meaning set forth in the first paragraph of this Agreement.

“Knowledge,” “knowledge,” “the best knowledge of,” “known to” or words of similar import used herein with respect to AIRNET shall mean the actual knowledge of a director or officer of AIRNET of a particular fact or circumstance or such knowledge as may be reasonably imputed to such person as a result of his actual knowledge of other facts or circumstances.

“Laws” has the meaning set forth in Section 2.18.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (Statutory Lien or otherwise), title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation.

“Marks” shall have the meaning set forth in the Security Agreement.

“Material Adverse Effect” means, with respect to any Person, any event or occurrence which has a material adverse effect on (i) such Person’s business, condition (financial or other), properties, business prospects or financial results, including, but not limited to, any event or occurrence which has an adverse effect on the assets, liabilities, revenues, or financial performance of such Person that could exceed an amount equal to seven percent (7%) of such Person’s gross revenues for the twelve (12) month period ended December 31, 2002, or (ii) such Person’s ability to perform its obligations under this Agreement, the Senior Secured Convertible Notes, the Security Agreement and the First Amendment to the Security Agreement, the First Amendment to the Registration Rights Agreement, and the Subordination Agreements.

“Material Contract” means any lease, instrument, agreement, license or permit set forth on Schedule 2.9, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16 or 2.21 or any other material agreement to which AIRNET is a party or by which its properties are bound.

“NASDAQ” shall mean the National Association of Securities Dealers Automated Quotations Stock Market, Inc.

“Notes” or “Senior Secured Convertible Notes” means the Senior Secured Convertible Notes to be issued by AIRNET to the INVESTORS, in the forms attached hereto as Exhibits D and E.

“Patents” shall have the meaning set forth in the Security Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means any natural person, corporation, partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Plan” means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen’s compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Proprietary Rights” shall mean all categories of ideas, trade secrets, know-how, inventions (whether or not patentable and whether or not reduced to practice), improvements, processes, procedures, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, other confidential and proprietary information, manufacturing and production processes and techniques, molds, dies, casts and product configurations, to the extent to which the foregoing are non-public and subject to commercially reasonable efforts to maintain their confidential status.

“Returns” has the meaning set forth at the end of Section 2.19.

“SCP Closing Deliveries” shall have the meaning set forth in Section 1.5(d).

“Schedule” means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

“SEC” means the United States Securities and Exchange Commission.

“Security Agreement” means that certain Security Agreement dated January 24, 2003 by and among AIRNET, SCP and TECORE.

“Statutory Liens” has the meaning set forth in Section 5.3(e).

“Stock Option Plan” is AIRNET’s equity incentive Plan authorizing the issuance of up to 30,742,986 shares of Common Stock to its employees, consultants and directors.

“Subordination Agreement” shall mean the Subordination Agreement to be entered into by and among AIRNET, Force Computers, Inc., Sanmina Corporation, and Brooktrout, Inc., in the form attached hereto as Exhibit F or such other form as shall be acceptable to the INVESTORS.

“Tag Along Allocation Agreement” shall mean the Tag Along Allocation Agreement in the form attached hereto as Exhibit G.

“Tax” or “Taxes” has the meaning set forth at the end of Section 2.19.

“Taxing Authority” has the meaning set forth at the end of Section 2.19.

“TECORE Closing Deliveries” has the meaning set forth in Section 1.5(c).

“Third Person” has the meaning set forth in Section 11.3.

“Voting Agreement” shall mean that certain Voting Agreement to be executed at Closing by TECORE and SCP in form and content to be agreed upon by TECORE and SCP at or before Closing.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

C. The Recitals set forth hereinabove constitute an integral part of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	ISSUANCE AND SALE OF AIRNET NOTES AND STOCK

1.1 Notes. Subject to the terms and conditions of this Agreement, at the Closing, AIRNET will issue and sell to each of the INVESTORS one (1) Senior Secured Convertible Note (a “Note”), and each INVESTOR will subscribe for and purchase one (1) such Note from AIRNET. The Note to be issued to SCP will be in the form of Exhibit D. The Note to be issued to TECORE will be in the form of Exhibit E.

(a) Purchase Price for SCP’s Note. The purchase price (the “SCP Note Purchase Price”) for the Note to be issued to SCP in the form of Exhibit D will be equal to Four Million Dollars ($4,000,000). SCP shall pay the SCP Note Purchase Price, subject to adjustment in accordance with Section 13.6, by (i) issuing a credit memorandum to AIRNET pursuant to which the outstanding principal balance payable to SCP under the terms of that certain Bridge Loan Promissory Note payable to SCP shall be deemed satisfied and paid in full (but the accrued interest thereon shall be deferred, as provided in subsection (d) hereinbelow), and (ii) paying the unpaid balance of the SCP Note Purchase Price by certified check, cashier’s check, or wire transfer at Closing.

(b) Purchase Price for TECORE’s Note. The purchase price (the “TECORE Note Purchase Price”) for the Note to be issued to TECORE in the form of Exhibit E will be equal to Twelve Million Dollars ($12,000,000). TECORE shall pay the TECORE Note Purchase Price in accordance with the payment schedule set forth below:

(i) An amount equal to Four Million Dollars ($4,000,000) shall be payable by TECORE at Closing by (i) issuing a credit memorandum to AIRNET pursuant to which the outstanding principal balance payable to TECORE under the terms of that certain Bridge Loan Promissory Note payable to TECORE, shall be deemed satisfied and paid in full (but the accrued interest thereon shall be deferred as provided in subsection (d) hereinbelow), and (ii) paying the unpaid balance of the $4,000,000, subject to adjustment in accordance with Section 13.6, by certified check, cashier’s check, or wire transfer at Closing.

(ii) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to June 30, 2003, by wire transfer.

(iii) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to September 30, 2003, by wire transfer.

(iv) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to December 31, 2003, by wire transfer.

(v) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to March 31, 2004, by wire transfer.

(vi) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to June 30, 2004, by wire transfer.

(vii) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to September 30, 2004, by wire transfer.

(viii) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to December 31, 2004, by wire transfer.

(ix) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to March 30, 2005, by wire transfer.

(x) Notwithstanding the foregoing, TECORE shall have the right, exercisable at its option at any time and from time to time, to prepay any and all of the payments scheduled above; and, as a consequence thereof, to enjoy the rights to vote and to the accrual of interest, conversion rights, and other rights pertaining thereto, accounting from the date of any such prepayment.

In the event that TECORE shall fail to pay any installment of the purchase price of TECORE’s Note pursuant to paragraphs (ii)-(ix) within 20 days after the due date, then SCP shall have the right, exercisable within 40 days after such due date, to make the investment by paying the amount of the installment then past due (and any subsequent installments when due and payable, to the extent set forth by SCP in its notice of exercise) instead of TECORE, and AIRNET shall issue a Note to SCP, in form similar to the Note issued to SCP at the Closing, in the principal amount of the investment made by SCP. In the event that SCP shall not exercise its right to make an investment instead of TECORE, TECORE shall remain obligated to make the investment(s).

(c) Security for Payment of Notes. AIRNET’s obligations under the Notes shall be secured by a first lien security interest in favor of the INVESTORS, which shall be evidenced by, and perfected pursuant to, the Security Agreement, which shall be amended at Closing by the execution and delivery of the First Amendment to Security Agreement.

(d) Extension of the Date and Deferral of Accrued Interest on Bridge Loan Promissory Notes. Each of the INVESTORS hereby agrees that, notwithstanding the provisions of the Bridge Loan Promissory Notes (i) the Maturity Date of each such Note shall be extended to the first to occur of (A) the Closing Date, (B) the date of the termination of this Agreement pursuant to Article 12, or (C) July 31, 2003, and (ii) all interest that has accrued between January 24, 2003 and the Closing Date under the terms of the Bridge Loan Promissory Notes shall be deferred and shall be payable on the due date of the Senior Secured Convertible Notes. Said interest shall compound at the rate of twelve percent (12%) per annum, with simple interest, accounting from and after the Closing Date. Allonges to the Bridge Loan Promissory Notes shall be executed at Closing, reflecting the deferral of interest, as herein provided.

1.2 AIRNET Common Stock. Subject to the terms and conditions of this Agreement, at the Closing: (i) SCP shall surrender for conversion to AIRNET all of SCP’s shares of AIRNET Series B Preferred Stock, consisting of 318,471 shares, and as a result of the conversion, shall be issued 6,369,427 shares of AIRNET Common Stock, and (ii) AIRNET shall issue to SCP 4,625,347 shares of AIRNET Common Stock, which SCP agrees to accept in lieu of $500,000 to which SCP is entitled as a result of the conversion of its shares of Series B Preferred Stock.

1.3 Character of Notes and Common Stock. AIRNET, SCP and TECORE, having adverse interests and as a result of arm’s length bargaining, agree that (i) except as set forth in this Agreement, neither SCP nor TECORE has rendered, or agreed to render, any services or other consideration to AIRNET in connection with this Agreement or the issuance of the Notes; (ii) the Notes, when issued, shall be deemed to have been issued solely for the consideration set forth in Section 1.1; (iii) SCP has not rendered, or agree to render, any services or other consideration to AIRNET in connection with the issuance of the AIRNET Common Stock to SCP pursuant to Section 1.2; and (iv) the AIRNET Common Stock, when issued pursuant to Section 1.2, shall be deemed to have been issued solely for the consideration set forth in Section 1.2. SCP, AIRNET and TECORE agree that the aggregate fair market value of the Notes is equal to the consideration exchanged therefor pursuant to Section 1.1. The parties agree not to take any action that is inconsistent with such agreed value, and, without limitation, agree to file all tax returns and reports consistent with such value.

1.4 Closing. SCP, TECORE and AIRNET will use their best efforts to close the purchase and sale of the Notes (the “Closing”) provided for in this Agreement on or before June 30, 2003, provided the Closing will be extended as necessary for AIRNET to obtain regulatory and stockholder approvals and the Closing may otherwise be extended to such other date as the parties shall mutually determine, but in no event later than July 31, 2003, unless all parties shall agree to a further extension (the “Closing Date”). Closing shall be held at Whiteford, Taylor & Preston L.L.P., 7 St. Paul Street, Baltimore, Maryland 21202.

1.5 Closing Obligations. At the Closing, or on the Closing Date, as applicable:

(a) AIRNET shall file, or cause to be filed, with the Secretary of State of Delaware the AIRNET Amended Certificate.

(b) AIRNET shall deliver or cause to be delivered to INVESTORS the following: (“AIRNET Closing Deliveries”):

(i) Certified copies of resolutions of the Board of Directors and stockholders of AIRNET, advising, approving and adopting the AIRNET Amended Certificate, and, in the case of the resolutions of the Board of Directors of AIRNET, (A) authorizing the issuance to SCP of the Note in the form of Exhibit D, (B) authorizing the issuance to TECORE of the Note in the form of Exhibit E, (C) authorizing the issuance to SCP of 6,369,427 shares of AIRNET Common Stock upon the surrender by SCP of its 318,471 shares of Series B Preferred Stock, (D) authorizing the issuance to SCP of 4,625,347 shares of AIRNET Common Stock in lieu of $500,000 to which SCP is entitled as a result of its conversion of its shares of Series B Preferred Stock, and (E) authorizing and/or approving the execution of such other documents or instruments, and the performance of such other acts as may be reasonably requested by TECORE and/or SCP for the purpose of carrying out and perfecting the transactions contemplated by this Agreement.

(ii) Certificates representing the AIRNET Common Stock, duly issued to SCP, as contemplated in Section 1.2;

(iii) An employment agreement (the “Employment Agreement”) in the form of Exhibit 1.5(b)(iii) executed by Mr. Glenn Ehley;

(iv) The Allonges to the Bridge Loan Promissory Notes, duly executed by AIRNET;

(v) The Notes, duly executed by AIRNET;

(vi) The First Amendment to Security Agreement, duly executed by AIRNET;

(vii) A certificate executed by AIRNET to the effect that (A) except as otherwise stated in such certificate, AIRNET’s representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date; (B) AIRNET has performed and complied with all covenants and conditions required to be performed or complied with by AIRNET prior to or at the Closing; and attesting to the incumbency of officers executing documents on behalf of AIRNET;

(viii) A Good Standing Certificate of AIRNET as of a recent date from the Secretary of State of Delaware and similar certificates from all states in which AIRNET is authorized to do business;

(ix) Documentation, in form and content satisfactory to INVESTORS, duly executed by all holders of Series B Preferred Stock of AIRNET (including SCP), converting their Series B Preferred Stock into shares of AIRNET Common Stock, and releasing, waiving and relinquishing all claims or rights in and to any accrued but unpaid dividends with respect to the Series B Preferred Stock;

(x) The Amended Bonus Program modifying and amending that certain Amended and Restated AirNet Bonus Program, dated and effective August 12, 2002, together with the Tag Along Allocation Agreement, duly executed by AIRNET;

(xi) The First Amendment to the Registration Rights Agreement, duly executed by AIRNET, which contains reference to the shares of Common Stock to be issued to TECORE at Closing, shares of AIRNET Common Stock underlying the Notes, shares of Common Stock to be issued to SCP at Closing, and shares of Common Stock to be issued to other Series B Preferred Stockholders at Closing upon the conversion of their Series B Preferred Stock;

(xii) A certified copy of the Amendment to the Stock Option Plan, which increases the number of shares that may be issued under the Stock Option Plan to up to 30,742,986 shares, subject to certain conditions set forth therein; and

(xiii) A duly executed Subordination Agreement from Force Computers, Inc., Sanmina Corporation, and Brooktrout, Inc. (the “Junior Secured Creditors”), pursuant to which the Junior Secured Creditors will subordinate their existing liens on AIRNET’s assets to the lien and security interest of INVESTORS.

(c) TECORE shall deliver or cause to be delivered the following (“TECORE Closing Deliveries”):

(i) To AIRNET and SCP, a certificate executed by TECORE to the effect that (A) except as otherwise stated in such certificate, TECORE’s representations and warranties in this Agreement were accurate in all material respects as of the date of this Agreement and are accurate in all material respects as of the Closing Date as if made on the Closing Date; (B) TECORE has performed and complied with all covenants and conditions required to be performed or complied with by it prior to or at the Closing; (C) attesting to the incumbency of officers executing documents on behalf of TECORE;

(ii) To AIRNET, the portion of the Note Purchase Price described in Section 1.1(b)(i);

(iii) To AIRNET and SCP, good standing certificates for TECORE from the State of Texas and the State of Maryland;

(iv) To AIRNET, TECORE’s credit memorandum acknowledging satisfaction of the outstanding principal balance of the Bridge Loan Promissory Note payable to TECORE, and TECORE’s countersignature on the Allonge to its Bridge Loan Promissory Note;

(v) To SCP, TECORE’s executed counterpart to the Voting Agreement; and

(vi) To AIRNET and SCP, TECORE’s executed counterpart of the Tag Along Allocation Agreement.

(d) SCP shall deliver or cause to be delivered the following (“SCP Closing Deliveries”):

(i) To AIRNET and TECORE, a certificate executed by SCP to the effect that (A) except as otherwise stated in such certificate, SCP’s representations and warranties in this Agreement were accurate in all material respects as of the date of this Agreement and are accurate in all material respects as of the Closing Date as if made on the Closing Date; (B) SCP has performed and complied with all covenants and conditions required to be performed or complied with by it prior to or at the Closing; (C) attesting to the incumbency of officers executing documents on behalf of SCP;

(ii) To AIRNET, the portion of the Note Purchase Price described in Section 1.1(a)(i);

(iii) To AIRNET, certificates for 318,471 shares of AIRNET Series B Preferred Stock, duly endorsed for transfer;

(iv) To AIRNET and TECORE, a good standing certificate for SCP from the State of Delaware;

(v) To AIRNET, that certain Common Stock Purchase Warrant, dated May 15, 2001, issued by AIRNET to SCP Private Equity Partners, LP, for 955,414 shares, which shall be duly endorsed for cancellation by SCP

(vi) To AIRNET, SCP’s credit memorandum acknowledging satisfaction of the outstanding principal balance of the Bridge Loan Promissory Note payable to SCP, and SCP’s countersignature on the Allonge to its Bridge Loan Promissory Note; and

(vii) To TECORE, SCP’s executed counterpart of the Voting Agreement; and

(viii) To TECORE and AIRNET, SCP’s executed counterpart of the Tag Along Allocation Agreement.

(e) INVESTORS on the one hand, and AIRNET on the other hand, shall also deliver such other documents, instruments, certificates, and opinions as may be required by this Agreement or as otherwise necessary to consummate the transactions contemplated hereby.

2.	REPRESENTATIONS AND WARRANTIES OF AIRNET

AIRNET represents and warrants to INVESTORS that all of the following representations and warranties in this Section 2 are true and correct at the date of this Agreement and shall be true and correct at the time of the Closing Date. It is understood and agreed that such representations and warranties shall survive the Closing Date for a period of eighteen (18) months (the last day of such period being the “Expiration Date”).

2.1 Due Organization. AIRNET is a corporation duly incorporated, validly existing and in good standing under the laws of its state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to perform all of its obligations under the Material Contracts; AIRNET is duly qualified to do business in the jurisdictions listed in Schedule 2.1 and there are no other jurisdictions in which the conduct of AIRNET’s business or activities or its ownership of assets requires any other qualification under applicable law. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended, of AIRNET (the “Charter Documents”) will be delivered to INVESTORS pursuant to Section 6.4 hereof. The minute books and stock records of AIRNET, as heretofore made available to INVESTORS, are correct and complete in all material respects.

2.2 Authorization. AIRNET has the authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of AIRNET, enforceable in accordance with its terms.

2.3 Capital Stock of AIRNET.

(a) The authorized capital stock of AIRNET is as set forth in Schedule 2.3. All of the issued and outstanding shares of capital stock of AIRNET are owned as set forth in Schedule 2.3. All of the issued and outstanding shares of capital stock of AIRNET have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the stockholders set forth in Schedule 2.3, and were offered, issued, sold and delivered by AIRNET in compliance with all applicable state and federal laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights, or other rights, of any past or present stockholders, option holders, creditors or other Persons.

(b) AIRNET has never issued any shares of its Series A Junior Participating Preferred Stock, nor has AIRNET issued or entered into any option, warrant or other agreement or arrangement, concerning the future issuance of any shares of Series A Junior Participating Preferred Stock.

2.4 Capital Structure of AIRNET. Except as set forth on Schedule 2.4: (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates AIRNET to issue any of its authorized but unissued capital stock or its treasury stock; and (ii) AIRNET has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 2.4 includes a complete listing of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of AIRNET capital stock and a description of the material terms of such outstanding options, warrants or other rights, true, correct and complete copies of which have been supplied to INVESTORS.

2.5 Other Interests. Except as set forth on Schedule 2.5, AIRNET does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is AIRNET, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

2.6 Financial Statements. AIRNET has delivered to each of INVESTORS copies of the following financial statements: Balance Sheets, Income Statements and Statements of Cash Flow, at and for (A) each of the years ended December 31, 2002, 2001, and 2000 which have been audited and certified by Deloitte & Touche, and (B) and the three (3) month period ended March 31, 2003, prepared internally by AIRNET. (All of such financial statements collectively are referred to as the “Financial Statements”.) Each of the Financial Statements is consistent with the books and records of AIRNET (which, in turn, are accurate and complete in all material respects) and fairly presents AIRNET’s financial condition, assets and liabilities as of their respective dates and the results of operations and cash flows for the periods related thereto in compliance with GAAP, consistently applied among the periods which are the subject of the Financial Statements (except as stated in the Financial Statements or in the footnotes thereto).

2.7 Liabilities and Obligations. AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.7) as of the Balance Sheet Date of (i) all liabilities of AIRNET in excess of $10,000 which are not reflected in the AIRNET Financial Statements at the Balance Sheet Date, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which AIRNET is a party. Except as set forth on Schedule 2.7, since the Balance Sheet Date, AIRNET has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. AIRNET has also set forth on Schedule 2.7, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or are being contested, the following information:

(a) a summary description of the liability, together with: (i) copies of all relevant documentation relating thereto; (ii) amounts claimed and any other action or relief sought; and (iii) name of claimant and all other parties to the claim, suit or proceeding;

(b) the name of each court or agency before which such claim, suit or proceeding is pending;

(c) the date such claim, suit or proceeding was instituted; and

(d) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

2.8 Accounts and Notes Receivable. AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.8) of the accounts and notes receivable of AIRNET as of the Balance Sheet Date, including any such amounts which are not reflected in the Financial Statements as of the Balance Sheet Date, and including receivables from and advances to employees of AIRNET. Except to the extent reflected on Schedule 2.8 the accounts, notes and other receivables shown on Schedule 2.8 are and shall be, and AIRNET have no reason to believe that any such receivable is not or shall not be, collectible in the amounts shown (in the case of the accounts and notes receivable set forth on Schedule 2.8, net of reserves reflected in the balance sheet calculated consistent with the reserves as of the Balance Sheet Date).

2.9 Intellectual Property; Permits and Intangibles.

(a) AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.9(a)) of all Intellectual Property. Without limiting the generality of the foregoing, Schedule 2.9(a) includes the following with respect to all Patents, Copyrights and Marks that are Intellectual Property: (A) a complete and accurate list of all such Patents, Copyrights and Marks, (B) an accurate description by country, type or category, and indication of status (namely, for Patents whether each is unfiled, filed and pending, or issued, and all dates of maintenance fees paid, if applicable; for Copyrights and Marks, whether each is completed or in process, registered or unregistered, and all renewal dates, if applicable), and (C) the name of the owner or licensor and each licensee and sub-licensee of each Patent, Copyright and Mark. Except as otherwise indicated in Schedule 2.9(a), no information exists indicating that any of such Patents, Copyrights or Marks is invalid or has expired.

(b) AIRNET owns or holds the right to use all the Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by AIRNET, and to conduct AIRNET’s business as presently conducted, and to satisfy and perform the existing contracts, commitments, arrangements and understandings with customers of AIRNET.

(c) Except as set forth on Schedule 2.9(c), AIRNET is the sole record and beneficial owner of, and holds all right, title and interest in, each item of Intellectual Property, free and clear of all Liens and any obligation to pay any license, royalty or other compensation to any Person or to obtain any approval or consent for use of any of the Intellectual Property, and AIRNET has the right to freely convey and assign such Intellectual Property in AIRNET’s own name and, including the right to create derivatives. Except as set forth on Schedule 2.9(c), each item of Intellectual Property which is licensed, sublicensed, distributed or otherwise used by AIRNET is licensed by AIRNET from the appropriate third party pursuant to the terms of a written license agreement which is valid and in full force and effect.

(d) None of the Intellectual Property owned by AIRNET, and to AIRNET’s Knowledge none of the Intellectual Property licensed, sublicensed, distributed or otherwise used by AIRNET nor any product or service offered for sale, sold, leased, licensed, sublicensed or otherwise distributed or provided by AIRNET, or any other conduct of AIRNET, infringes upon, misappropriates or otherwise violates any intellectual property rights of any other Person, and to AIRNET’s Knowledge, no Intellectual Property owned by AIRNET or exclusively licensed by AIRNET from a third Person is infringed upon, misappropriated or otherwise violated by any other entity. Except as set forth on Schedule 2.9(d), AIRNET has not received any charge, complaint, claim, demand, or notice alleging that any item of Intellectual Property owned, licensed, sublicensed, distributed or otherwise used by AIRNET nor any product or service offered for sale, sold, leased, licensed, sublicensed or otherwise distributed or provided by AIRNET, or any other conduct of AIRNET, infringes upon, misappropriates or otherwise violates any intellectual property rights of any other Person.

(e) No Intellectual Property owned by AIRNET and, to AIRNET’s Knowledge, no product, process or service practiced, offered, licensed or sold or under development by AIRNET, infringes or otherwise violates any right of publicity or right of privacy of any Person, or would, except as set forth on Schedule 2.9(e), give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer.

(f) No breach or default (or event which with notice or lapse of time or both would result in a breach or default) by AIRNET exists or has occurred under any licenses or other contracts by which AIRNET has received from a Person a license, lease or other grant of any interest or rights to any Intellectual Property.

(g) No current or former employees, principals, investors or independent contractors of AIRNET have any claims or rights to any of the Intellectual Property. All personnel (including employees, agents, consultants and contractors) who have contributed to or participated in the conception and/or development of the Intellectual Property on behalf of AIRNET have executed nondisclosure agreements substantially in the form set forth in Schedule 2.9(g) and either (A) have been a party to a “work-for-hire” and/or other arrangement or agreements with AIRNET in accordance with applicable law that has accorded AIRNET full, effective, exclusive and original ownership of all tangible and intangible property and Intellectual Property rights thereby arising or relating thereto, or (B) have executed appropriate instruments of assignment in favor of AIRNET as assignee that have irrevocably conveyed to AIRNET effective and exclusive ownership of all tangible and intangible property rights thereby arising and related thereto.

(h) To AIRNET’s knowledge, the Proprietary Rights included in the Intellectual Property (A) have at all times been maintained in strict confidence, (B) have been disclosed by AIRNET only to employees, directors, board observers, and consultants who work with directors or observers representing stockholders of AIRNET who have a “need to know” the contents thereof in connection with the performance of their duties to AIRNET or to such stockholders and who have executed nondisclosure agreements or were subject to nondisclosure obligations, and (C) have not been disclosed to any third party, except those third parties specifically identified in Schedule 2.9(h) on a “need-to-know” basis who have executed nondisclosure agreements with AIRNET. Neither AIRNET nor any other third party has taken any action nor, to the Knowledge of AIRNET failed to take any action that directly or indirectly caused any of such Proprietary Rights to enter the public domain or in any way adversely affect its value to AIRNET or its ownership thereof.

(i) Except as specifically provided in Schedules 2.9(a) or 2.9(c), the transactions contemplated by this Agreement will not (i) to AIRNET’s Knowledge, result in the infringement, misappropriation or other violation by AIRNET of any intellectual property rights of any other Person, (ii) infringe, misappropriate or otherwise violate any intellectual property rights listed on Schedule 2.9(j), (iii) alter or impair any of AIRNET’s rights in any Intellectual Property, or (iv) result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to AIRNET by, any license, sublicense, nondisclosure agreement or other agreement or instrument relating to the Intellectual Property, or any licenses, franchises, permits or government authorizations listed on Schedule 2.9(b). Except with respect to any Intellectual Property identified on Schedule 2.9(a) as having been “abandoned”, AIRNET has taken all necessary and desirable action to maintain and protect each item of Intellectual Property set forth on Schedule 2.9(a).

(j) AIRNET holds all licenses, franchises, permits and other governmental authorizations, including (without limitation) all export and FCC licenses, which are required for the conduct of any aspect of AIRNET’s business, as presently conducted and as conducted at any time since January 1, 1999. AIRNET has delivered to each of INVESTORS an accurate list and description (which is set forth on Schedule 2.9(j)) of all such licenses, franchises, permits and other governmental authorizations, including permits, titles, licenses, franchises and certificates. The licenses, franchises, permits and other governmental authorizations listed on Schedule 2.9(j) are valid and current, and AIRNET has not received any notice that any Governmental Authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. AIRNET has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedule 2.9(j), and all laws and regulations applicable thereto, and is not in violation of any of the foregoing. Except as set forth on Schedule 2.9(j), the consummation of the transactions contemplated hereunder will not alter or impair or require changes to any such license, franchise, permit or other governmental authorization.

2.10 Environmental Matters. To AIRNET’s Knowledge, AIRNET is, and its operations and activities are, and have at all times been, in compliance in all material respects with all applicable Environmental Laws and all Environmental Permits. To AIRNET’s Knowledge, all past noncompliance of AIRNET with Environmental Laws or Environmental Permits (if any) has been completely resolved without any pending, ongoing or future obligation, cost or liability. To AIRNET’s Knowledge, AIRNET has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by AIRNET in amounts that violate, or would require remediation under, any Environmental Law. To AIRNET’s Knowledge, AIRNET has not received any notice, demand, suit or information request pursuant to any Environmental Law, and has no reason to believe any such notice, demand, suit or information request will be forthcoming. To AIRNET’s Knowledge, no property to which AIRNET or any Person on behalf of AIRNET sent waste is listed on any regulatory list of contaminated properties, including but not limited to the National Priorities List promulgated pursuant to CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System or CERCLIS or any federal, state or local counterpart.

2.11 Personal Property. AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.11) of (a) all personal property with a net book market value individually in excess of $50,000 which is included (or that will be included) in “depreciable plant, property and equipment” (or similarly named line item) on the balance sheet of AIRNET as of the Balance Sheet Date, (b) all other personal property owned by AIRNET with a value individually in excess of $50,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (c) all leases and agreements in respect of personal property with a value individually in excess of $50,000, including, in the case of each of (a), (b) and (c), (1) true, complete and correct copies of all such leases which have been provided to each of INVESTORS’ respective legal counsel and (2) a listing of the capital costs of all such assets which are subject to capital leases. Except as set forth on Schedule 2.11, (i) all personal property with a value individually in excess of $50,000 used by AIRNET in its business is either owned by AIRNET or leased by AIRNET pursuant to a lease included on Schedule 2.11, (ii) all of the personal property listed on Schedule 2.11 is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 2.11 are in full force and effect and constitute valid and binding agreements of AIRNET, and to AIRNET’s Knowledge, of the other parties (and their successors) thereto in accordance with their respective terms.

2.12 Significant Customers; Material Contracts and Commitments. AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.12) of all significant customers, it being understood and agreed that a “significant customer,” for purposes of this Section 2.12, means a customer (or Person or entity) representing 5% or more of AIRNET’s annual revenues as of the Balance Sheet Date. Except to the extent set forth on Schedule 2.12, none of AIRNET’s significant customers has canceled or substantially reduced or, to the knowledge of AIRNET, is currently attempting or threatening to cancel, a contract or substantially reduce utilization of the services provided by AIRNET. Schedule 2.12 also contains a list of all significant suppliers of AIRNET, it being understood and agreed that a “significant supplier,” for purposes of this Section 2.12, means a supplier that provides materials, products, or Intellectual Property to AIRNET that are essential to the production, manufacture, assembly, sale, or distribution by AIRNET of any products, goods or services sold or performed by AIRNET in the ordinary course of its business.

Except as listed or described on Schedule 2.12, as of or on the date hereof, AIRNET is not a party to or bound by, nor do there exist any, contracts relating to or in any way affecting the operation or ownership of AIRNET’s business that are of a type described below:

(a) any collective bargaining arrangement with any labor union or any such agreement currently in negotiation or proposed;

(b) any contract for capital expenditures or the acquisition or construction of fixed assets for or in respect of real property other than in AIRNET’s ordinary course of business in excess of $50,000;

(c) any contract with a term in excess of one year for the purchase, maintenance, acquisition, sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except that AIRNET need not list any such contract made in the ordinary course of business which requires aggregate future payments of less than $50,000);

(d) any contract relating to the borrowing of money, or the guaranty of another person’s borrowing of money, including, without limitation, all notes, mortgages, indentures and other obligations, agreements and other instruments for or relating to any lending or borrowing, including assumed indebtedness;

(e) any contract granting any person a lien on any of the assets of AIRNET, in whole or in part;

(f) any contract for the cleanup, abatement or other actions in connection with Hazardous Materials, the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

(g) any contract granting to any person a first-refusal, first-offer or similar preferential right to purchase or acquire any of the assets of AIRNET’s business other than in the ordinary course of business;

(h) any contract under which AIRNET is

(i) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property or real property, or

(ii) a lessor of any real property or tangible personal property owned by AIRNET, in either case having an original value in excess of $50,000;

(i) any contract providing for the indemnification of any officer, director, employee or other person, where such indemnification may exceed the sum of $50,000;

(j) any joint venture or partnership contract; and

(k) any other contract with a term in excess of one year, whether or not made in the ordinary course of business, which involves payments to or from AIRNET in excess of $50,000.

AIRNET has provided to each of INVESTORS a true and complete copy of each written Material Contract, including all amendments or other modifications thereto. Except as set forth on Schedule 2.12, each Material Contract is a valid and binding obligation of AIRNET, enforceable against AIRNET in accordance with its terms (subject to defenses that may be available to AIRNET), and is in full force and effect. Except as set forth on Schedule 2.12, AIRNET has performed all obligations required to be performed by it under each Material Contract and neither AIRNET nor, to the knowledge of AIRNET, any other party to any Contract, is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder; and there exists no condition which, to the knowledge of AIRNET, would constitute a breach or default thereunder. AIRNET has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

2.13 Real Property.

(a) AIRNET owns no real property.

(b) Schedule 2.13(b) includes an accurate list of real property leases to which AIRNET is a party and an indication as to which such properties, if any, are currently owned, or were formerly owned, by Affiliates of AIRNET. Counsel to each of INVESTORS has been provided with true, complete and correct copies of all leases and agreements in respect of such real property leased by AIRNET. Except as set forth on Schedule 2.13(b), all of such leases included on Schedule 2.13(b) are in full force and effect and constitute valid and binding agreements of AIRNET and, to AIRNET’s knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

2.14 Insurance.

(a) AIRNET has delivered to each of INVESTORS:

(i) true and complete copies of all policies of insurance to which AIRNET is a party or under which AIRNET, or any director of AIRNET, is or has been covered at any time within two years preceding the date of this Agreement;

(ii) true and complete copies of all pending applications for policies of insurance; and

(iii) any statement by the auditor of AIRNET’s financial statements with regard to the adequacy of such entity’s coverage or of the reserves for claims.

(b) Schedule 2.14(b) describes:

(i) any self-insurance arrangement by or affecting AIRNET, including any reserves established thereunder; any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by AIRNET; and

(ii) all obligations of AIRNET to third parties with respect to insurance (including such obligations under leases and service agreements), and identifies the policy under which such coverage is provided.

(c) Schedule 2.14(c) sets forth, by year, for the current policy year and each of the preceding two policy years:

(i) a summary of the loss experience under each policy;

(ii) a statement describing each claim under an insurance policy for an amount in excess of $5,000, which sets forth:

(A)	the name of the claimant;

(B)	a description of the policy by insurer, type of insurance and period of coverage; and

(C)	the amount and a brief description of the claim (excluding any confidential information relating to the medical or dental condition of any claimant); and

(iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

(d) Except as set forth on Schedule 2.14(d):

(i) All policies to which AIRNET is a party or that provide coverage to AIRNET:

(A)	are valid, outstanding and enforceable;

(B)	are sufficient for compliance with all legal requirements and Material Contracts to which AIRNET is a party or by which it is bound; and

(C)	will be in full force and effect upon the Closing in accordance with their respective terms;

(ii) AIRNET has not received:

(A)	any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or

(B)	any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;

(iii) AIRNET has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any director thereof

(iv) AIRNET has given notice to the insurer of all claims known by it to be insured thereby.

2.15 Compensation; Employment Agreements; Organized Labor Matters.

(a) AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.15) showing all officers, directors and key employees of AIRNET, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such Persons as of (i) the Balance Sheet Date, and (ii) if different, the date hereof. AIRNET has provided to each of INVESTORS true, complete and correct copies of any employment agreements for persons listed on Schedule 2.15. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

(b) Except as set forth on Schedule 2.15, there is no, and within the last three (3) years AIRNET has not experienced any, strike, picketing, boycott, work stoppage or slowdown, other labor dispute, union organizational activity, allegation, charge or complaint of unfair labor practice, employment discrimination or other matters relating to the employment of labor, pending or, to AIRNET’s knowledge, threatened against AIRNET; nor is there, to the knowledge of AIRNET, any basis for any such allegation, charge or complaint. There is no request directed to AIRNET for union or similar representation pending and, to AIRNET’s knowledge, no question concerning representation has been raised. To AIRNET’s knowledge, no key employee and no group of employees has any plans to terminate employment with AIRNET. AIRNET has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. AIRNET is not liable for any arrearages of wages or any taxes or penalties for failure to comply with any such laws, ordinances or regulation.

2.16 Employee Plans. AIRNET has delivered to each of INVESTORS an accurate listing (which is set forth on Schedule 2.16) showing all Benefit Plans of AIRNET, together with true, complete and correct copies of such Benefit Plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. AIRNET is not required to contribute to any Benefit Plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any of AIRNET’s employees.

2.17 Compliance with ERISA. All Benefit Plans that are intended to qualify under Section 401(a) of the Code are and have been so qualified and have been determined by the Internal Revenue Service to be qualified in form, and copies of such determination letters have been delivered to INVESTOR’s counsel. All reports and other documents required to be filed with any Governmental Authority or distributed to plan participants or beneficiaries (including, without limitation, Form 5500) have been timely filed or distributed, and copies thereof have been provided to INVESTORS. To AIRNET’s Knowledge, neither AIRNET, any such Benefit Plan, nor any “disqualified person” or “party in interest” as such terms are defined in Section 4975 of the Code or Section 3(14) of ERISA has engaged in any material transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Benefit Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA, and AIRNET has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the PBGC. AIRNET further represent that:

(a) There have been no terminations, partial terminations or any discontinuance of contributions to any such Benefit Plan intended to qualify under Section 401 (a) of the Code without notice to and approval by the Internal Revenue Service;

(b) No such Benefit Plan subject to the provisions of Title IV of ERISA has been terminated;

(c) There have been no “reportable events” (as that phrase is defined in Section 4043 of ERISA) with respect to any Benefit Plan;

(d) AIRNET has not incurred liability under Section 4062 of ERISA;

(e) No circumstances exist pursuant to which AIRNET could have any material direct or indirect liability whatsoever (including, but not limited to, any liability to any multi-employer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any Benefit Plan now or heretofore maintained or contributed to by any entity other than AIRNET that is, or at any time was, a member of a “controlled group” (as defined in Section 412(n)(6)(B) of the Code) that includes AIRNET;

(f) AIRNET is not now, nor can it as a result of its past activities become, liable to the PBGC or to any multi-employer employee pension benefit plan under the provisions of Title IV of ERISA;

(g) All Benefit Plans and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations;

(h) All accrued contribution obligations of AIRNET with respect to any Benefit Plan have either been fulfilled in their entirety or are fully reflected on the balance sheet of AIRNET as of the Balance Sheet Date.

(i) No claim, lawsuit, arbitration or other action has been threatened, asserted, or instituted against any Benefit Plan or related trust, any trustee or fiduciaries thereof, AIRNET, or any director, officer or employee thereof;

(j) No Benefit Plan is under audit or investigation by any Governmental Authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty;

(k) Each Benefit Plan intended to meet requirements for tax-favored treatment under Sections 79, 106, 117, 120, 125, 127, 129 or 132 of the Code satisfies the applicable requirements under the Code;

(l) With respect to each Benefit Plan that is funded fully or partially through an insurance policy, AIRNET has no material liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Balance Sheet Date;

(m) The consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any current, former, or retired employee or their beneficiaries solely by reason of such transactions;

(n) Except as set forth on Schedule 2.17(n), neither AIRNET nor any member of a “controlled group” which includes AIRNET maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA, the federal Social Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminated employee;

(o) Neither AIRNET nor any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement or arrangement, or to modify or change any existing Benefit Plan; and

(p) AIRNET has complied in all material respects with the requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

2.18 Conformity with Law; Litigation. Except as set forth on Schedule 2.18, AIRNET has complied with all laws, rules, regulations, writs, injunctions, decrees, and orders applicable to it or to the operation of its business (collectively, “Laws”) and has not received any notice of any alleged claim or threatened claim, violation of, liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability. Without limiting the generality of the foregoing, AIRNET has complied with all applicable federal, state and local Laws relating to the sale, distribution or registration of securities, or to any Laws relating to antitrust and trade regulation.

Except to the extent set forth on Schedule 2.7 or as set forth on Schedule 2.18 (which shall disclose the parties to,

nature of, and relief sought for each matter to be disclosed on Schedule 2.18):

(a) There is no suit, action, proceeding, claim, order or, to AIRNET’s Knowledge, investigation pending or, to AIRNET’s Knowledge, threatened against either AIRNET or any Benefit Plan, or any fiduciary of any such Benefit Plan or, to the Knowledge of AIRNET, pending or threatened against any of the officers, directors or employees of AIRNET with respect to its business or proposed business activities or to which AIRNET is otherwise a party, which would have a Material Adverse Effect on AIRNET, before any court, or before any Governmental Authority (collectively, “Claims”); nor, to AIRNET’s Knowledge, is there any basis for any such Claims.

(b) AIRNET is not subject to any judgment, order or decree of any court or Governmental Authority; AIRNET has not received any opinion or memorandum from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. AIRNET is not engaged in any legal action to recover monies due it or for damages sustained by it.

(c) AIRNET’s current insurance is adequate to cover all pending or threatened Claims, AIRNET has given all required notice of such Claims to its appropriate insurance carrier(s) and/or all such claims have been fully reserved for on the Financial Statements. Schedule 2.18 lists the insurer for each Claim covered by insurance or designates each Claim, or portion of each Claim, as uninsured and the individual and aggregate policy limits for the insurance covering each insured Claim and the applicable policy deductibles for each insured Claim.

Schedule 2.18 sets forth all closed litigation matters to which AIRNET was a party during the three (3) years preceding the Closing, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

2.19 Taxes. Except as set forth on Schedule 2.19:

(a) To AIRNET’s Knowledge, all Returns required to have been filed by or with respect to AIRNET have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes with respect to items or periods covered by all such Returns (whether or not shown on any Return) owed by AIRNET have been paid.

(b) To AIRNET’s Knowledge, the provisions for Taxes due by AIRNET in the Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of AIRNET.

(c) AIRNET is not a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which AIRNET does not file Returns that it is or may be subject to taxation by that jurisdiction that is unresolved or if adversely determined would have a Material Adverse Effect on AIRNET.

(d) AIRNET has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

(e) There is no dispute or claim concerning any Tax liability of AIRNET either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to AIRNET. No issues have been raised in any examination by any Taxing Authority with respect to AIRNET which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 2.19(e) lists all federal, state, local and foreign income Tax Returns filed by AIRNET for all taxable periods ended on or after January 1, 1999, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. AIRNET has delivered to INVESTORS complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, AIRNET since January 1, 1999.

(f) AIRNET has not waived any statute of limitations, the waiver of which remains in effect on the date hereof, in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

(g) AIRNET has not made any payments, and, except for certain payments that might be made pursuant to the terms of AIRNET’s employment agreement with Glenn Ehley, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible (i) under Section 280G of the Code or (ii) as compensation under Section 162(m) of the Code or any similar provision under state and/or local law.

(h) AIRNET is not a party to any Tax allocation or sharing agreement.

(i) AIRNET is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

(j) To AIRNET’s Knowledge, the Internal Revenue Service has not proposed or threatened accounting method changes of AIRNET that could give rise to an adjustment under Section 481 of the Code for periods after the Closing

Date.

(k) AIRNET has not received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

(l) AIRNET has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

For purposes of this Section 2.19, the following definitions shall apply:

“Returns” means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax with any Taxing Authority or Governmental Authority.

“Tax” or “Taxes” means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges similar to taxes, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

“Taxing Authority” means any Governmental Authority, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

2.20 No Violations. AIRNET is not in violation of any AIRNET Charter Document nor is AIRNET in default under any Material Contract; and, except as set forth on Schedule 2.20, (a) the rights and benefits of AIRNET under the Material Contracts will not be adversely affected by the transactions contemplated hereby, and (b) the execution of this Agreement and the performance by AIRNET of their obligations hereunder and the consummation by AIRNET of the transactions contemplated hereby will not (i) result in any violation or breach of, or constitute a default under, any of the terms or provisions of the Material Contracts or the AIRNET Charter Documents, or (ii) require the consent, approval, waiver of any acceleration, termination or other right or remedy or action of or by, or make any filing with or give any notice to, any other party. Except as set forth on Schedule 2.20, none of the Material Contracts requires notice to, or consent or approval of, any Governmental Authority or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit. None of AIRNET’s Material Contracts with customers prohibits the use or publication by AIRNET or INVESTORS of the name of any other party to such Material Contracts. Except as set forth on Schedule 2.20, none of the Material Contracts prohibits or restricts AIRNET from freely providing services to any other customer or potential customer of AIRNET.

2.21 Business Conduct. Except as set forth on Schedule 2.21, since January 1, 2002, AIRNET has conducted its business only in the ordinary course consistent with past custom and practices and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practices. Except as forth on Schedule 2.21, since January 1, 2002, there has not been any:

(a) Material adverse change in AIRNET’s operations, condition (financial or otherwise), operating results, assets, liabilities, employee, customer or supplier relations or business prospects;

(b) Damage, destruction or loss of any property owned by AIRNET or used in the operation of the business, whether or not covered by insurance, having a replacement cost or fair market value in excess of $10,000 affecting AIRNET’s property, financial status or the business;

(c) Voluntary or involuntary sale, transfer, surrender, abandonment or other disposition of any kind by AIRNET of any assets or property rights (tangible or intangible), having a replacement cost or fair market value in excess of $10,000, except in each case the sale of inventory and collection of accounts in the ordinary course of business consistent with past custom and practices;

(d) Loan or advance by AIRNET to any party other than sales to customers on credit in the ordinary course of business consistent with past custom and practices;

(e) Declaration, setting aside, or payment of any dividend or other distribution in respect to AIRNET’s capital stock, any direct or indirect redemption, purchase, or other acquisition of such stock, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate;

(f) Incurrence of debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of taxes and governmental charges but not penalties, interest or fines in respect thereof, and obligations or liabilities incurred by virtue of the execution of this Agreement;

(g) Issuance by AIRNET of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

(h) Cancellation, waiver or release by AIRNET of any debts, rights or claims, except in each case in the ordinary course of business consistent with past custom and practices;

(i) Amendment of AIRNET’s Certificate of Incorporation or By-Laws;

(j) Amendment or termination of any Material Contract, other than expiration of such contract in accordance with its terms;

(k) Change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by AIRNET;

(l) Discharge or satisfaction of any material liability, encumbrance or payment of any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practices or cancellation of any debts or claims;

(m) Sale or assignment by AIRNET of any tangible assets other than in the ordinary course of business;

(n) Capital expenditures or commitments therefor by AIRNET other than in the ordinary course of business in excess of $10,000 in the aggregate;

(o) Charitable contributions or pledges by AIRNET in excess of $5,000 in the aggregate;

(p) Mortgage, pledge or other encumbrance of any asset of AIRNET other than in the ordinary course of business;

(q) Adoption, amendment or termination of any Benefit Plan;

(r) Increase in the benefits provided under any Benefit Plan; or

(s) An occurrence or event not included in clauses (a) through (r) that has resulted or might be expected to have a Material Adverse Effect on AIRNET.

2.22 Deposit Accounts; Powers of Attorney. AIRNET has delivered to each of INVESTORS an accurate schedule (which is set forth on Schedule 2.22) as of the date of this Agreement of:

(a) the name of each financial institution in which AIRNET has accounts or safe deposit boxes;

(b) the names in which the accounts or boxes are held;

(c) the type of account and account number; and

(d) the name of each person authorized to draw thereon or have access thereto.

Schedule 2.24 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from AIRNET and a description of the terms of such power of attorney.

2.23 Relations with Governments. AIRNET has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause AIRNET to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

2.24 Disclosure. The representations and warranties of AIRNET contained in this Agreement, the schedules to this Agreement provided by AIRNET, the certificates and the other documents furnished by AIRNET to INVESTORS pursuant hereto, taken as a whole, present fairly the business and operations of AIRNET for the time periods with respect to which such information was requested. AIRNET’s rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which AIRNET is a party, or to which its properties are subject, or to AIRNET’s Knowledge, by any other fact or circumstance regarding AIRNET (which fact or circumstance was, or should reasonably, after due inquiry, have been known to AIRNET) that is not disclosed pursuant hereto or thereto.

2.25 Prohibited Activities. Except as set forth on Schedule 2.25, AIRNET has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section 5.3.

2.26 Affiliate Transactions. Schedule 2.26 sets forth the parties to and the date, nature and amount of (a) each transaction or series of similar transactions (other than payments of salary and bonus which are reflected as line items in the

Financial Statements) involving the transfer of any cash, property or rights in which the amount involved individually or collectively exceeded $5,000 to or from AIRNET from, to, or for the benefit of any stockholder, former stockholder, Affiliate or former Affiliate of AIRNET (“Affiliate Transactions”) during the period commencing December 6, 1999 through the date hereof, and (b) any existing commitments of AIRNET to engage in the future in any Affiliate Transactions. Each Affiliate Transaction was effected on terms equivalent to those which would have been established in an arm’s-length negotiation, except as disclosed on Schedule 2.26 or as disclosed in SEC filings.

2.27 HSR Compliance. The Company has fully complied with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and no additional step are required to be taken under the HSR Act in connection this Agreement or the transactions contemplated by this Agreement.

2.28 Misrepresentation. None of the representations and warranties set forth in this Agreement, the certificates and the other documents furnished to INVESTORS pursuant hereto, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

2.29 Delivery of Documents; Securities Law Matters. AIRNET has made available to each of INVESTORS its (a) 2001 Annual Report on Form 10-K, and (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (collectively, the “AIRNET SEC Reports”). As of their respective dates, the AIRNET SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since November 29, 1999, AIRNET has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the applicable rules and regulations promulgated thereunder.

2.30 The Nasdaq Stock Market Listing. Except as set forth on Schedule 2.30, All necessary filings have been made as required, all listing requirements have been met and all filing fees have been paid to effect the continued listing of the AIRNET Common Stock on The Nasdaq Stock Market prior to and after the Closing Date.

2.31 Business Plan. AIRNET has provided to INVESTORS an updated business plan, dated January 18, 2003 (the “Business Plan”). Except as disclosed on Schedule 2.31, to AIRNET’s Knowledge, the factual assumptions underlying the Business Plan are correct, and the assumptions in the Business Plan with respect to future operations are reasonable.

3.	REPRESENTATIONS OF TECORE

TECORE represents and warrants to AIRNET that all of the following representations and warranties in this Section 3 are true and correct at the date of this Agreement and shall be true and correct on the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of twenty-four (24) months.

3.1 Due Organization. TECORE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to perform all of its obligations under any material agreement to which it is a party or by which its properties are bound.

3.2 Authorization. The representatives of TECORE executing this Agreement have the authority to execute and deliver this Agreement and to bind TECORE to perform its obligations hereunder. The execution and delivery of this Agreement by TECORE and the performance by TECORE of its obligations under this Agreement and the consummation by TECORE of the transactions contemplated hereby have been, or will have been on or before the date of the Closing, duly authorized by all necessary corporate action in accordance with applicable law and the Certificate of Incorporation and By-Laws of TECORE. This Agreement constitutes the valid and binding obligation of TECORE, enforceable in accordance with its terms.

3.3 Securities Laws.

(a) This Agreement is made with AIRNET’s reliance upon TECORE’s representations to AIRNET, which by the acceptance hereof TECORE hereby confirms, that the Warrants, the Notes and the shares of Common Stock underlying the Notes (the “Note Shares”, and together with the Warrants and Notes, the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof absent the registration of such Securities under the 1933 Act or pursuant to a valid exemption from such registration requirements, and each Investor has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, TECORE further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Securities.

(b) TECORE understands that the Securities are not registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder are being made in reliance upon an exemption from the registration requirements of the Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering, and is similarly exempt under any other applicable securities laws, and that AIRNET’s reliance on such exemptions is predicated on TECORE’s representations set forth herein.

(c) TECORE represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. TECORE further represents that it has had access, during the course of the transaction and prior to the purchase of the Securities, to information concerning AIRNET and that it has had during the course of the transaction and prior to the purchase of the Securities, the opportunity to ask questions of, and receive answers from, AIRNET concerning the terms and conditions of the offering and AIRNET’s business, management and financial affairs, and to obtain additional information (to the extent AIRNET possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

(d) TECORE represents that it is an “accredited investor“ as defined in Rule 501 of Regulation D promulgated under the Act.

(e) TECORE understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the 1933 Act and any applicable state securities laws absent an exemption therefrom, and that in the absence of an effective registration statement covering the Securities, or an available exemption from registration under the 1933 Act and any applicable state securities laws, the Securities must be held indefinitely. In particular, TECORE is aware that the Securities may not be sold pursuant to SEC Rule 144 unless all the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current and adequate information to the public about AIRNET. TECORE represents that, in the absence of an effective registration statement covering the Securities, it shall not sell, transfer or otherwise dispose of the Securities except in a manner consistent with the representations set forth herein and pursuant to an available exemption.

(f) TECORE agrees that in no event will it sell, transfer or otherwise dispose of any of the Securities (other than pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws), unless and until TECORE or its proposed transferee has complied with any restrictions on transfer in the Registration Rights Agreement. TECORE acknowledges that it will be subject to AIRNET’s Insider Trading Policy.

4.	REPRESENTATIONS OF SCP

SCP represents and warrants to AIRNET that all of the following representations and warranties in this Section 4 are true and correct at the date of this Agreement and shall be true and correct on the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of twenty-four (24) months.

4.1 Due Organization. SCP is a limited partnership duly formed and validly existing under the laws of the State of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to perform all of its obligations under any material agreement to which it is a party or by which its properties are bound.

4.2 Authorization. The representatives of SCP executing this Agreement have the authority to execute and deliver this Agreement and to bind SCP to perform its obligations hereunder. The execution and delivery of this Agreement by SCP and the performance by SCP of its obligations under this Agreement and the consummation by SCP of the transactions contemplated hereby have been, or will have been on or before the date of the Closing, duly authorized by all necessary action in accordance with applicable law and the limited partnership agreement of SCP. This Agreement constitutes the valid and binding obligation of SCP, enforceable in accordance with its terms.

4.3 Securities Laws.

(a) This Agreement is made with AIRNET’s reliance upon SCP’s representations to AIRNET, which by the acceptance hereof of SCP hereby confirms, that the Notes and Note Shares to be acquired by SCP and all shares of AIRNET’s Common Stock to be acquired by SCP pursuant to the terms of this Agreement will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof absent the registration of such Notes and Note Shares under the 1933 Act or pursuant to a valid exemption from such registration requirements, and each Investor has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, SCP further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Notes or Note Shares.

(b) SCP understands that the Notes and Note Shares may not be registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of the Notes and Note Shares hereunder are being made in reliance upon an exemption from the registration requirements of the Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering, and is similarly exempt under any other applicable securities laws, and that AIRNET’s reliance on such exemptions is predicated on SCP’s representations set forth herein.

(c) SCP represents that it is experienced in evaluating and investing in companies such as AIRNET, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. SCP further represents that it has had access, during the course of the transaction and prior to the purchase of the Notes and Note Shares, to information concerning AIRNET and that it has had during the course of the transaction and prior to the purchase of the Notes, the opportunity to ask questions of, and receive answers from, AIRNET concerning the terms and conditions of the offering and AIRNET’s business, management and financial affairs, and to obtain additional information (to the extent AIRNET possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

(d) SCP represents that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Act.

(e) SCP understands that the Notes and Note Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act and any applicable state securities laws absent an exemption therefrom, and that in the absence of an effective registration statement covering the Notes and Note Shares, or an available exemption from registration under the 1933 Act and any applicable state securities laws, the Notes and Note Shares must be held indefinitely. In particular, SCP is aware that the Notes and Note Shares may not be sold pursuant to SEC Rule 144 promulgated under the 1933 Act unless all the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current and adequate information to the public about AIRNET. SCP represents that, in the absence of an effective registration statement covering the Notes and Note Shares, it shall not sell, transfer or otherwise dispose of the Notes and Note Shares except in a manner consistent with the representations set forth herein and pursuant to an available exemption.

(f) SCP agrees that in no event will it sell, transfer or otherwise dispose of any of the Notes and Note Shares (other than pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws), unless and until SCP or its proposed transferee has complied with any restrictions on transfer in the Registration Rights Agreement. SCP acknowledges that it will be subject o AIRNET’s Insider Trading Policy.

5.	COVENANTS PRIOR TO CLOSING

5.1 Access and Cooperation; Due Diligence.

(a) Between the date of this Agreement and the Closing Date, AIRNET will afford to the officers and authorized representatives of each of INVESTORS access during business hours to all of AIRNET’s sites, properties, books and records and will furnish each of INVESTORS with such additional financial and operating data and other information as to the business and properties of AIRNET as either of INVESTORS may from time to time reasonably request. AIRNET will cooperate with each of INVESTORS and their representatives, including each INVESTOR’S auditors and counsel, in the preparation of any documents or other materials which may be required in connection with the transactions contemplated by this Agreement. INVESTORS and AIRNET will treat all information obtained in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 14.

(b) INVESTORS will cooperate with AIRNET, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. AIRNET will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14.

5.2 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing Date, AIRNET will:

(a) carry on its business in the ordinary course substantially as conducted heretofore and not introduce any new method of management, operation or accounting;

(b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

(c) perform in all material respects its obligations under agreements relating to or affecting its assets, properties or rights;

(d) keep in full force and effect present insurance policies or other comparable insurance coverage;

(e) maintain and preserve its business organization intact and use its best efforts to retain its present key employees and relationships with suppliers, customers and others having business relations with AIRNET;

(f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar Governmental Authorities; and

(g) maintain present debt and lease instruments in accordance with their respective terms and not enter into new or amended debt or lease instruments, provided that debt and/or lease instruments may be replaced if such replacement instruments are on terms at least as favorable to AIRNET as the instruments being replaced.

(h) exercise its best efforts to ensure AIRNET’s continued inclusion in, and the continued eligibility of the AIRNET Common Stock for listing on, The Nasdaq Stock Market under all applicable listing requirements prior to and after the Closing Date.

(i) file an additional shares notification with The Nasdaq Stock Market to approve for listing, subject to official notice of its issuance, all the shares of AIRNET Common Stock issuable upon the conversion of the Series B Preferred Stock, the purchase of shares by SCP, and the conversion of the Notes and Warrants issued in connection herewith; and AIRNET shall cause the shares of AIRNET Common Stock issuable upon the conversion of the Series B Preferred Stock, the purchase of shares by SCP, and the conversion of the Notes and Warrants to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

5.3 Prohibited Activities. Between the date hereof and the Closing Date, except as specifically contemplated hereby, including but not limited to, Section 5.4, AIRNET will not, without the prior written consent of INVESTORS:

(a) make any change in its Certificate or Articles of Incorporation or By-laws;

(b) grant or issue any securities, options, warrants, calls, conversion rights or commitments of any kind relating to its securities of any kind, other than as provided for, or contemplated by, this Agreement;

(c) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

(d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditure, except if it is in the ordinary course of business (consistent with past practice) and involves an amount not in excess of $50,000;

(e) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except with respect to the following “Permitted Liens”: (i) purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of the business of AIRNET, (ii)(A) liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established and are being maintained) or (B) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like liens arising in the ordinary course of business (the liens set forth in clause (ii) being referred to herein as “Statutory Liens”), or (iii) liens set forth on Schedule 2.7 hereto;

(f) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business;

(g) negotiate for the acquisition of any business or the start-up of any new business;

(h) merge or consolidate or agree to merge or consolidate with or into any other corporation;

(i) waive any material right or claim of AIRNET, provided that AIRNET may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 2.8 unless specifically listed thereon;

(j) commit a material breach, materially amend or terminate any Material Contract;

(k) enter into any other transaction outside the ordinary course of its business or prohibited hereunder; or

(l) except in the ordinary course of business or as required by Law or contractual obligations, AIRNET will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the employees engaged in AIRNET’s business, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee engaged in AIRNET’s business, (iv) amend or enter into a new Plan (except as required by Law) or amend or enter into a new collective bargaining agreement, or (v) engage in any Affiliate Transaction.

5.4 No Shopping.

(a) In consideration of the substantial expenditure of time, effort and expense undertaken by each of the INVESTORS in connection with its due diligence review and the preparation and execution of this Agreement, AIRNET agrees that, except to the extent that, pursuant to an unsolicited proposal, AIRNET’s Board of Directors must honor their fiduciary responsibilities to AIRNET’s stockholders to achieve the alternative for raising working capital or closing a strategic transaction for all of the assets of AIRNET, or for a controlling interest in AIRNET’s equity securities, in the best interest of the AIRNET stockholders, neither they nor their representatives, agents, employees or affiliates will, after the execution of this Agreement until the earlier of (a) the termination of this Agreement, or (b) the Closing, directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning AIRNET) any acquisition proposal relating to or affecting AIRNET or any part of it, or any direct or indirect interests in AIRNET, whether by purchase of assets or stock, purchase of interests, merger or other transaction (“Acquisition Transaction”). AIRNET will (a) immediately instruct its investment bankers and financial advisors to cease all activities described in the preceding sentence, and (b) promptly advise INVESTORS of the terms of any communications AIRNET may receive or become aware of relating to any bid for all or any part of AIRNET. Notwithstanding the foregoing, if a third party interested in an Acquisition Transaction with AIRNET presents or submits a proposal after the execution of this Agreement, any discussions held between such party and AIRNET prior to execution of this Agreement shall not cause such a presentation or submission to be characterized as proposal solicited by AIRNET.

(b) If AIRNET’s Board of Directors, pursuant to its fiduciary responsibilities, authorizes AIRNET to enter into a binding agreement concerning an Acquisition Transaction with a Person other than INVESTORS, AIRNET shall provide written notice to INVESTORS (which shall contain a description of all material terms of the proposed agreement) that it intends to enter into such an agreement. Upon such notification INVESTORS shall have thirty (30) days within which to elect, in writing, to consummate the transaction described in the aforesaid written notice in the place and stead of such Person. If INVESTORS fail to make such election within the thirty (30) day period, this Agreement may be terminated by AIRNET and (A) AIRNET shall pay to each of the INVESTORS, as that INVESTOR’S exclusive remedy and from immediately available funds, a termination fee equal to INVESTOR’S documented and reasonable expenses incurred in connection with the transactions contemplated by this Agreement up to but not to exceed Two Hundred Fifty Thousand Dollars ($250,000), and (B) each INVESTOR shall have the right to demand payment from AIRNET of all amounts owing to that Investor pursuant to that certain Bridge Loan Promissory Note, dated January 24, 2003, in the original principal amount of $3,000,000, which shall become immediately due and payable upon such demand.

5.5 Notification of Certain Matters. AIRNET shall give prompt notice to INVESTORS of (a) the occurrence or non-occurrence of any event of which AIRNET has knowledge, the occurrence or non-occurrence of which would cause any representation or warranty of AIRNET contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any material failure of AIRNET to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder. Each INVESTOR shall give prompt notice to AIRNET of (a) the occurrence or non-occurrence of any event of which that INVESTOR has knowledge, the occurrence or non-occurrence of which would cause any representation or warranty of that INVESTOR contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any material failure of that INVESTOR to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 5.5 shall not be deemed to (a) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 5.6, (b) modify the conditions set forth in Sections 6, 7 or 8, or (c) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

5.6 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. No supplement or amendment to a Schedule shall be deemed to cure any breach of any representation and warranty by either party made in this Agreement, provided that if the party to whom a supplemental or amending disclosure was made proceeds to Closing, that party shall be deemed to have waived such breach of representation and warranty and any remedies which might have been available with respect thereto.

5.7 Final Financial Statements. AIRNET shall provide prior to the Closing Date, and INVESTORS shall have had sufficient time prior thereto to review, the unaudited statements of income, cash flows and retained earnings of AIRNET for all months ended no earlier than 30 days prior to the Closing Date, disclosing no material adverse change in the financial condition of AIRNET or the results of its operations from the financial statements as of the Balance Sheet Date (other than any such change that results directly from the failure of either of the INVESTORS to make advances to AIRNET as contemplated by that certain Bridge Loan Agreement dated January 24, 2003 by and among AIRNET and the INVESTORS). Such financial statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein), but shall not include all of the footnotes and adjustments required by GAAP for complete financial statements. Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of AIRNET for the periods indicated thereon.

5.8 Shareholder Approval. AIRNET will use its best efforts to obtain the shareholder approval required by NASDAQ in connection with the transactions contemplated by this Agreement.

5.9 The Nasdaq Stock Market Additional Shares Notification for Listing. AIRNET will file an additional shares notification with The Nasdaq Stock Market to approve for listing, subject to official notice of its issuance, all the shares of AIRNET Common Stock issuable upon the conversion of the Series B Preferred Stock, the purchase of shares by SCP, and the conversion of the Senior Secured Convertible Notes issued in connection herewith. AIRNET shall exercise reasonable good faith efforts to cause the shares of AIRNET Common Stock issuable upon the conversion of the Series B Preferred Stock, the purchase of shares by SCP, and the conversion of the Senior Secured Convertible Notes to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

5.10 Securities Filings. AIRNET shall file all reports required to be filed by it under the Securities Act of 1933 and the Securities and Exchange Act of 1934 and the rules and regulations adopted by the SEC thereunder, and all applicable State securities laws.

5.11 Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF AIRNET

The obligations of AIRNET with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the conditions set forth in this Section 6. As of the Closing Date, all conditions not satisfied shall be deemed to have been waived by AIRNET unless they have objected by notifying INVESTORS in writing of such objection on or before the consummation of the transactions on the Closing Date, except that no such waiver shall be deemed to affect the survival of the representations and warranties of INVESTORS contained in Sections 3 and 4 hereof.

6.1 Representations and Warranties. All representations and warranties of INVESTORS contained in the Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of that date; and a certificate to the foregoing effect dated the Closing Date and signed by the President or any Vice President of each INVESTOR shall have been delivered to AIRNET.

6.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by INVESTORS on or before the Closing Date shall have been duly complied with and performed in all material respects on or before the Closing Date; and certificates to the foregoing effect dated on the Closing Date and signed by the President or any Vice President of each INVESTOR shall have been delivered to AIRNET.

6.3 No Litigation. No action or proceeding before a court or any other Governmental Authority or body shall have been instituted or threatened to restrain or prohibit the performance of this Agreement or the consummation of the transactions contemplated herein.

6.4 Consents and Approvals. All necessary consents of and filings required to be obtained or made by INVESTORS with any Governmental Authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

6.5 Good Standing Certificates. INVESTORS shall have delivered to AIRNET certificates, dated as of a date no earlier than 10 days prior to the Closing Date, duly issued by the Secretaries of State of Texas, Maryland and Delaware, as applicable, showing that INVESTORS are in good standing.

6.6 Secretary’s Certificate. AIRNET shall have received a certificate or certificates, dated the Closing Date and signed by the corporate secretary (or other authorized officer or representative) of each INVESTOR, certifying the truth and correctness of attached copies of the INVESTORS’ Certificate of Incorporation or Certificate of Limited Partnership, as the case may be (including amendments thereto), By-Laws, or Agreement of Limited Partnership, as the case may be (including amendments thereto), and resolutions of the boards of directors, or general partners, as the case may be, approving INVESTORS’ entering into this Agreement and the consummation of the transactions contemplated hereby.

6.7 INVESTOR’S Closing Deliveries. Each of the INVESTORS shall have delivered that INVESTOR’S Closing Deliveries.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTORS

The obligations of the INVESTORS with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date, of all of the conditions set forth in this Section 7. As of the Closing Date all conditions not satisfied shall be deemed to have been waived by INVESTORS unless it has objected by notifying AIRNET in writing of such objection on or before the consummation of the transactions on the Closing Date, except that no such waiver shall be deemed to affect the survival of the representations and warranties of AIRNET contained in Section 2 hereof.

7.1 Representations and Warranties. All the representations and warranties of AIRNET contained in this Agreement shall be true and correct in all material respects as of the Closing Date; and AIRNET shall have delivered to INVESTORS certificates dated the Closing Date and signed by them to such effect.

7.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with or performed by AIRNET on or before the Closing Date shall have been duly performed or complied with in all material respects on or before the Closing Date and AIRNET shall have delivered to INVESTORS certificates dated the Closing Date and signed by them to such effect.

7.3 No Litigation. No action or proceeding before a court or any other Governmental Authority or body shall have been instituted or threatened to restrain or prohibit the performance of this Agreement or the consummation of the transactions contemplated herein.

7.4 Certificates. INVESTORS shall have received a copy of AIRNET’s Certificate or Articles of Incorporation, and all amendments thereto, certified by the Delaware Secretary of State, and a copy of AIRNET’s By-Laws, and all amendments thereto, certified by AIRNET’s corporate secretary.

7.5 No Material Adverse Change. As of the Closing Date, no event or circumstance shall have occurred with respect to AIRNET which would constitute a Material Adverse Effect on AIRNET, and AIRNET shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of AIRNET to conduct its business.

7.6 Opinion of Counsel. INVESTORS shall have received an opinion from Counsel to AIRNET, dated the Closing Date, substantially in the form attached hereto as Exhibit 7.6.

7.7 Consents and Approvals. All necessary consents of and filings with any Governmental Authority relating to the consummation of the transactions contemplated herein shall have been obtained and made and all necessary consents and approvals of third parties, including those listed on Schedule 2.20, shall have been obtained.

7.8 Good Standing Certificates. AIRNET shall have delivered to INVESTORS a certificate, dated as of a date no earlier than ten (10) days prior to the Closing Date, duly issued by the appropriate Governmental Authority in AIRNET’s state of incorporation and, unless waived by INVESTORS, in each state in which AIRNET is authorized to do business, showing AIRNET is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for AIRNET for all periods prior to the Closing have been filed and paid.

7.9 Bill of Materials. Within three (3) days after the date of this Agreement, AIRNET shall have provided INVESTORS with AIRNET’s Bill of Materials, prepared as at February 12, 2003, reflecting AIRNET’s detailed costs of goods, products and services with respect to all goods and services procured from its vendors in the ordinary course of its business, together with AIRNET’s revised proposed Bill of Materials reflecting projected operations after the Closing Date, and INVESTORS shall have been satisfied with the accuracy and completeness, of the current Bill of Materials as well as with the reasonableness and feasibility of the revised proposed Bill of Materials.

7.10 The Nasdaq Stock Market Listing. Except as disclosed on Schedule 7.10, all necessary filings shall have been made as required, all listing requirements shall have been met and all filing fees shall have been paid to effect the continued listing of the AIRNET Common Stock on The Nasdaq Stock Market prior to and after the Closing Date.

7.11 AIRNET Closing Deliveries. AIRNET shall have delivered the AIRNET Closing Deliveries.

7.12 The Nasdaq Stock Market Additional Shares Notification for Listing. All the shares of AIRNET Common Stock (A) issuable upon the conversion of the Series B Preferred Stock issued in connection herewith, (B) issuable to the INVESTORS upon the conversion of the Notes; and (C) issued to SCP at Closing pursuant to this Agreement, shall have been approved as additional shares of AIRNET Common Stock for listing upon notice of issuance on The Nasdaq Stock Market.

7.13 SEC/NASDAQ Compliance. AIRNET shall have complied with all applicable filing requirements of the SEC and NASDAQ.

7.14 Product Development. AIRNET shall have made reasonably satisfactory progress, which shall be determined in INVESTORS’ reasonable discretion, in the development of the following products: (A) Adaptive Array; (B) Wildfire II; and (C) AirSite 5b.

7.15 Stockholder Approvals. The stockholders of AIRNET at its annual meeting of stockholders shall have approved the transactions contemplated under this Agreement, the adoption of the 8th Amended and Restated Certificate of Incorporation, and the election of the directors nominated by the Board of Directors of AIRNET in June, 2003.

8.	AFFIRMATIVE COVENANTS OF AIRNET AFTER CLOSING

AIRNET covenants and agrees with INVESTORS that, until AIRNET has satisfied all of its obligations to the INVESTORS under the terms of the Notes, AIRNET will:

8.1 Financial Statements.

Furnish to INVESTORS in writing:

(a) as soon as available but in no event more than 45 days after the end of each calendar quarter, a consolidated and consolidating statement of income and retained earnings of AIRNET for the quarter, a consolidated and consolidating balance sheet of AIRNET as of the end of the quarter, and a consolidated and consolidating statement of cash flows for the quarter, all with supporting schedules, all on a consolidated and consolidating basis, including a detailed breakout of general and administrative expenses, and a schedule of long term debt and capital lease payments, and all in detail, format and scope consistent with the practices of AIRNET prior to the date of this Agreement, certified by the president or chief financial officer of AIRNET;

(b) as soon as available but in no event more than 120 days after the end of each fiscal year of AIRNET, a consolidated and consolidating statement of income and retained earnings of AIRNET for such year, a consolidated and consolidating statement of cash flows of AIRNET for such year, and a consolidated and consolidating balance sheet of AIRNET as of the end of the year, all with supporting schedules, all on a consolidated and consolidating basis, all in detail, format and scope consistent with the practices of AIRNET prior to the date of this Agreement, prepared in accordance with GAAP consistently applied and examined and audited by Deloitte & Touche, or another firm of independent certified public accountants reasonably satisfactory to INVESTORS, accompanied by the unqualified opinion of such independent certified public accountants with respect to the financial statements;

(c) together with each report required by Subsection (a) and (b) above, a certificate of AIRNET’S president or chief financial officer that no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and AIRNET’s intention with respect thereto, and in addition, a statement from AIRNET’s independent auditors, together with the audit report described in Subsection (b) above that, in the course of such audit, the auditors discovered no circumstances which they believe would result in a Default or an Event of Default or if they discovered any such circumstances, the nature and duration thereof;

(d) as soon as available, but in no event more than 45 days after the end of each quarter, a Covenant Compliance Certificate in the form to be agreed upon among the parties at or before Closing;

(e) as soon as available but in no event later than 30 days after filing, AIRNET’s federal and state income tax returns for the preceding fiscal year;

(f) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which AIRNET sends to its shareholders and copies of all registration statements (with exhibits) and all regular, special or periodic reports which AIRNET files with the SEC (or any governmental body or agency succeeding to the functions of the United States Securities and Exchange Commission) or with any national stock exchange on which AIRNET’s securities are listed and copies of all press releases and other statements made available by AIRNET to the public concerning material developments in the business of AIRNET.

8.2 Taxes. Pay and discharge all taxes, assessments and governmental charges upon AIRNET, its income and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested by AIRNET in good faith by appropriate proceedings, provided, however, that (a) INVESTORS shall have been given reasonable prior written notice of intention to contest, (b) nonpayment of the same will not, in INVESTORS’ sole discretion, materially impair any of the Collateral or INVESTORS’ rights or remedies with respect thereto or the prospect for full and punctual payment of all of the obligations, (c) no notice of lien with respect thereto is filed in any recording office, (d) AIRNET at all times effectively stays or prevents any official or judicial sale of or action against any of the Collateral by reason of nonpayment of the same, and (e) AIRNET establishes reasonable reserves for any liabilities being contested and for expenses arising out of such contest in accordance with GAAP.

8.3 Corporate Existence, Continuation of Business and Compliance with Laws. Maintain its corporate existence in good standing; maintain in good standing its qualification to do business in each jurisdiction in which such qualification is required by law; continue its business operations as now being conducted; and comply with all applicable federal, State and local laws, rules, ordinances, regulations and orders (including, without limitation, ERISA and all Environmental Laws).

8.4 Litigation. Promptly notify INVESTORS in writing of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of AIRNET.

8.5 Extraordinary Loss; Change in Condition. Promptly notify INVESTORS in writing of (a) any event causing extraordinary loss or depreciation of the value of AIRNET’s assets (whether or not insured) and the facts with respect thereto, and (b) the occurrence of any Material Adverse Change in AIRNET’s business, assets, operations, business prospects or financial condition.

8.6 Books and Records. Keep and maintain proper and current books and records in accordance with GAAP consistently applied and permit access by INVESTORS to, reproduction by INVESTORS, copying by INVESTORS from, and verification (by such means, including audits, as INVESTORS may determine) by INVESTORS of any information contained in, such books and records.

8.7 Maintenance of Properties. Maintain all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.

8.8 Intellectual Property. Maintain, preserve and protect all Intellectual Property, and rights thereto, which are necessary and material to the conduct of the business of AIRNET as now conducted and as conducted in the future, free of any conflict with the rights of any other person, except to the extent that the reasonably anticipated costs of such activities would significantly outweigh the reasonably anticipated benefits of such activities to the business of AIRNET.

8.9 Insurance.

(a) Maintain or cause to be maintained comprehensive casualty insurance policies insuring the Collateral and all other property of AIRNET against loss by fire, theft, explosion, collision and such other risks, in such amounts, subject to such loss deductible amounts and with such responsible insurance companies as may be satisfactory to INVESTORS, in INVESTORS’ reasonable discretion exercised in good faith, and, in all events, against such risks, in such amounts and subject to such loss deductible amounts as are customary in AIRNET’s industry, and in such minimum amounts that AIRNET will not be deemed a coinsurer under applicable insurance laws, regulations, policies or practices, and (ii) endorsements to such insurance policies satisfactory to INVESTORS, in INVESTORS’ reasonable discretion exercised in good faith, naming INVESTORS as loss payees with respect to all Collateral insured thereunder.

(b) Maintain or cause to be maintained (i) in the maximum amount available, flood insurance policies insuring all property of the AIRNET which is located in an area that has been, or subsequently is, identified as having special flood or mudslide hazards and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended from time to time, and (ii) endorsements to such insurance policies satisfactory to INVESTORS, in the INVESTORS’ discretion exercised in good faith, naming the INVESTORS as loss payee with respect to all Collateral insured thereunder;

(c) Maintain in amounts and with responsible insurance companies satisfactory to INVESTORS, in INVESTORS’ discretion exercised reasonably and in good faith, such additional insurance against such risks and subject to such loss deductible amounts as may be satisfactory to INVESTORS, in INVESTORS’ discretion exercised reasonably and in good faith, including, without limitation, personal injury and property damage liability insurance, automobile liability insurance, product liability insurance, worker’s compensation insurance, business interruption insurance, employee dishonesty insurance, and directors’ and officers’ liability insurance, all such insurance in all events to insure against such risks, in such amounts and subject to such loss deductible amounts as are customary in AIRNET’s industry, as applicable;

(d) Maintain endorsements to all insurance policies of AIRNET naming INVESTORS as additional insureds, and endorsements to such policies, providing that such policies may not be canceled or materially altered, and that INVESTORS may not be removed as loss payee or additional insured, without at least 30 days prior written notice to INVESTORS; and

(e) Deliver to INVESTORS from time to time, and periodically if INVESTORS shall reasonably so require, evidence satisfactory to INVESTORS that all insurance and policy endorsements required pursuant to this Agreement are in full force and effect.

8.10 Information.

(a) Deliver to INVESTORS promptly upon INVESTORS’ reasonable request, and periodically if INVESTORS shall so require, such written statements, schedules or reports (which shall be certified if required by INVESTORS) in such form, containing such information and accompanied by such documents as may be reasonably satisfactory to INVESTORS from time to time concerning the Collateral, AIRNET’s business, assets, operations, business products or financial condition or any other matter or matters, including, without limitation, an independent auditor’s management letter (if prepared) and a compliance certificate signed by AIRNET’s chief executive officer or chief financial officer, and permit INVESTORS, their agents and designees, to discuss AIRNET’s business, assets, operations, business prospects or financial condition with AIRNET’s directors, officers, employees or agents; and

(b) Promptly notify INVESTORS in writing if any financial statement, schedule, report, certificate or information previously or hereafter supplied to INVESTORS by or on behalf of AIRNET, including, without limitation, any of the same previously or hereafter supplied to INVESTORS pursuant to or in connection with this Agreement or any transaction involving or affecting, AIRNET, shall, to AIRNET’s knowledge, subsequently become inaccurate or misleading in any material respect.

8.11 Notice of Event of Default. Immediately notify INVESTORS of the occurrence of any Default or any Event of Default and the facts with respect thereto.

8.12 Employee Benefit Plans.

(a) At all times administer, maintain and operate, each of its Benefit Plans in conformity with all applicable provisions of ERISA and other federal and state statutes relating to employee benefit plans (including the continuation coverage requirements of ERISA and the Code for group health plans under the Code under ERISA;

(b) At all times make all required contributions and premium payments under each Benefit Plan for all periods after the date hereof;

(c) Comply with all applicable reporting, disclosure and other requirements of ERISA and the Code as they relate to Benefit Plans, and, if requested in writing by INVESTORS, furnish INVESTORS with copies of all reports filed in connection therewith promptly after the filing thereof.

8.13 Hazardous Substances; Contamination.

(a) Give notice to INVESTORS immediately upon AIRNET’s acquiring knowledge of the release of any Hazardous Materials on any property owned, leased, occupied or controlled by AIRNET or of any contamination by Hazardous Materials;

(b) Promptly comply with any laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials contamination and provide INVESTORS with reasonably satisfactory evidence of such compliance; provided, however, that nothing contained herein shall prohibit AIRNET from contesting liability for any such release or contamination prior to undertaking any removal.

(c) Provide INVESTORS, within thirty (30) days after a demand by INVESTORS, with financial assurance evidencing to INVESTORS’ reasonable satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by AIRNET or for which AIRNET is responsible; and

(d) Defend, indemnify and hold harmless INVESTORS and their agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by AIRNET or for which AIRNET is responsible for any Hazardous Materials contamination. AIRNET acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the payment and performance of all of the other obligations hereunder.

8.14 Securities Filings. AIRNET shall file all reports required to be filed by it under the Securities Act of 1933 and the Securities and Exchange Act of 1934 and the rules and regulations adopted by the SEC thereunder, and all applicable State securities laws.

9.	NEGATIVE COVENANTS

AIRNET covenants and agrees with INVESTORS that, until satisfaction by AIRNET of all of its obligations under the Notes, AIRNET will not, directly or indirectly, without INVESTORS’ prior written consent:

9.1 Indebtedness.

Create, incur, assume or permit to exist any Indebtedness except:

(a) Indebtedness to INVESTORS;

(b) Current indebtedness incurred in the ordinary course of business;

(c) Existing indebtedness disclosed herein or previously disclosed by AIRNET to INVESTORS in writing; or

(d) Purchase money indebtedness secured by purchase money liens on the Collateral incurred in the ordinary course of business.

9.2 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon AIRNET’s property or assets, now owned or hereafter acquired by AIRNET, except for Permitted Liens, as defined in Section 5.3(e), and except as permitted under Section 9.1(d), above.

9.3 Merger, Sale of Assets.

(a) Dissolve or liquidate, or become a party to any merger or consolidation,

(b) Sell, assign, pledge, or otherwise transfer in a single transaction or a series of transactions, all, or substantially all of AIRNET’s property, assets or business, or a material portion (10% or more) thereof if the sale is outside AIRNET’s ordinary course of business; or

(c) Acquire by purchase, lease or otherwise substantially all of the property, assets or business of or more than 50% of the outstanding stock or voting power of any other entity;

9.4 Guaranty. Except as otherwise permitted under this Section 9.04, guarantee or otherwise in any way become or be responsible for obligations or indebtedness of any other person, whether by agreement to purchase the indebtedness of any other person, by agreement for the furnishing of funds to any other person for the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging Indebtedness of any other person, or otherwise, except that AIRNET may endorse negotiable drafts for collection in the ordinary course of business.

9.5 Dividends, Bonuses or Shareholder Distributions. During any fiscal year, declare or pay dividends, or shareholder distributions, or, except as approved by the Board of Directors, declare or pay bonuses to employees.

9.6 Fiscal Year. Change AIRNET’s fiscal year.

9.7 Advances for Employee Expenses. Make any loan or advance to any employee for any reason other than to cover anticipated travel or other business expenses in the ordinary course of business.

9.8 Change of Name. Change the name of AIRNET.

10.9 Trade Names. Use any trade name other than AIRNET’s true corporate name.

9.10 Subsidiaries. Form, acquire or invest in any subsidiary.

9.11 Issuance of Capital Stock, Etc. Except in connection with the issuance of stock pursuant to the exercise of stock options or warrants outstanding on the date hereof or contemplated by this Agreement, issue, or agree or commit to issue, any shares of capital stock, or issue or grant any option, warrant, security or other rights (contingent or otherwise) to purchase or acquire shares of its capital stock, or any bond, debenture, note or other instrument or obligation which has the power to vote in respect to the corporate affairs and management of AIRNET; provided, however, that with respect to the 30,742,986 shares of Common Stock authorized for issuance under AIRNET’s Stock Option Plan: (a) AIRNET may grant options to purchase 21,766,212 shares at any time after the Closing; (b) AIRNET may grant options to purchase up to 6,327,475 shares as and when the INVESTORS elect to convert accrued interest under the Notes into shares of Common Stock, which grants may not exceed 10% of the number of shares issued to the INVESTORS upon conversion of such interest; and (c) AIRNET may grant options to purchase up to 379,700 shares as and when any of the warrants outstanding on the date hereof are exercised, which grants may not exceed 10% of the number of shares issued upon the exercise of such warrants, with all of the foregoing numbers subject to appropriate adjustment in the event of stock splits or combinations and the like.

9.12 Employee Benefit Plans.

With respect to any Benefit Plan:

(a) Engage, or knowingly permit any party in interest (as defined in Section 3(14) of ERISA) or any disqualified person (as defined in Section 4975(e)(2) of the Code) to engage, in any prohibited transaction;

(b) Incur any accumulated funding deficiency under Section 302 of ERISA or Section 412 of the Code, whether or not waived;

(c) Take any action which would adversely affect the qualification of any Benefit Plan.

9.13 Stock Redemptions. Purchase, redeem, retire or otherwise acquire for value any shares of AIRNET’s capital stock or any other equity interest in AIRNET.

9.14 Investments. Except pursuant to normal cash management and treasury policies and functions, make any capital contribution to, make any loan or advance to, purchase or acquire a beneficial interest in any stock, securities or evidences of Indebtedness of, or make any investment or acquire any interest in, any Person, in excess of $50,000 in the aggregate.

9.15 Change in Compensation or Workforce. Except with the approval of the Board of Directors of AIRNET, increase the rate or amount of compensation payable to management-level employees (except to reflect cost of living adjustments); increase the level of benefits provided under any Employee Benefit Plan or otherwise modify or amend any Employee Benefit Plan in a manner that would increase the costs to AIRNET thereunder; adopt any new Employee Benefit Plan or bonus program, or other compensation plan; or hire any new employee whose rate of compensation exceeds $100,000 per annum, except to replace a former employee performing in a comparable position for comparable compensation.

10.	DEFAULTS AND REMEDIES

10.1 An “Event of Default” occurs if:

(a) AIRNET defaults in the payment of any principal or interest under either of the Notes when the same shall become due, either by the terms thereof or otherwise as herein provided and the default continues for a period of five (5) business days after notice of such default is given to AIRNET; or

(b) AIRNET defaults in the performance or observance of any other material agreement, term or condition contained in the Notes, the Security Agreement, the Escrow Agreement, or the Collateral Assignment Agreement, relating to the perfection of the security interest granted to INVESTORS or preservation of the secured assets of AIRNET and such default shall not have been remedied within five (5) days after written notice of such default shall have been received by AIRNET (regardless of the source of such notice); or

(c) AIRNET shall default in the payment of any principal of, or premium, if any, or interest on, any other indebtedness in excess of $250,000 or obligation with respect to borrowed money after expiration of any grace or cure period or shall default in the performance of any material term of any instrument evidencing such Indebtedness or of any mortgage, indenture or agreement relating thereto after expiration of any grace or cure period, and the effect of such default is to cause or to permit the holder or holders of such obligation to cause, such Indebtedness or obligation to become due and payable prior to its stated maturity; or

(d) AIRNET, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) is the debtor in an involuntary case (initiated by parties other than the INVESTORS) which is not dismissed within thirty (30) days of the commencement thereof, or

(e) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) provides for relief against AIRNET in an involuntary case,

(ii) appoints a Custodian of AIRNET for all or substantially all of its property, or

(iii) orders the liquidation of AIRNET,

(f) A final judgment for the payment of money in an amount in excess of $50,000 shall be rendered against AIRNET (other than any judgment as to which a reputable insurance company shall have accepted full liability in writing) and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 20 days after the date on which the right to appeal has expired;

(g) Any representation or warranty made by AIRNET in this Agreement, the Security Agreement or in any other document or instrument furnished in connection with the transactions contemplated hereby shall prove to be materially false or incorrect on the date as of which made and such misrepresentation or inaccuracy results, or is likely to result, in a Material Adverse Effect;

(h) AIRNET breaches any covenant in this Agreement (i) and that breach results, or is likely to result, in a Material Adverse Effect, and (ii) if such breach is capable of being cured or remedied, AIRNET fails to cure or remedy such breach to the reasonable satisfaction of INVESTORS within fifteen (15) business days after written notice from an INVESTOR, provided that for purposes of this paragraph (h), a breach of any of Sections 8.5, 8.8, 9.1, 9.2, 9.3, 9.4, 9.5, 9.10. 9.11, 9.13 and 9.14 shall be deemed to be not capable of being cured or remedied; and further provided that the second breach in any calendar year of Section 8.1(d) shall be deemed to be not capable of being cured or remedied; and further provided that a breach of Section 8.2 which arises as a result of the failure to comply with any of clauses (b), (c), or (d) thereof shall be deemed to be not capable of being cured or remedied.

(i) AIRNET shall take any action resulting, or likely to result, in or shall suffer the occurrence of an event constituting or likely to result in a Material Adverse Effect and AIRNET shall not cure the existence of such action or event within fifteen (15) business days after notice from both TECORE and SCP of the existence of such action or event.

Upon (x) the occurrence of any Event of Default described in paragraphs (c) or (d), the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by AIRNET, and (y) upon the occurrence of any other Event of Default, in addition to any other rights, powers and remedies permitted by law or in equity, the INVESTORS may, at their option, by notice in writing to AIRNET, declare the Notes to be, and the Notes shall thereupon be and become, immediately due and payable, together with interest accrued thereon and all other sums due hereunder, without presentment, demand, protest or other notice of any kind, all of which are waived by AIRNET. In the event that the unpaid principal amount of and accrued interest on the Notes shall have become due and payable pursuant to clause (x) or clause (y), then the INVESTORS shall have no further obligation to make the payments on account of the purchase price of the Notes set forth in Section 1.1.

Upon the occurrence of any Event of Default, the holders of the Notes may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note held by them, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement, the Security Agreement or pursuant to applicable law. AIRNET shall pay to the holders of the Notes upon demand the reasonable costs and expenses of collection and of any other actions referred to in this Article, including without limitation reasonable attorneys’ fees, expenses and disbursements.

No course of dealing and no delay on the part of the holders of the Notes in exercising any of their rights shall operate as a waiver thereof or otherwise prejudice the rights of such holders, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by the Notes on the holders thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

10.2 For purposes of this Article, the following definitions shall apply:

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

11.	INDEMNIFICATION

AIRNET and INVESTORS agree as follows:

11.1 General Indemnification by AIRNET. AIRNET covenants and agrees that, in addition to, and not in lieu of, any remedies provided to INVESTORS in Section 10, AIRNET will indemnify, defend, protect and hold harmless INVESTORS at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and reasonable expenses of investigation) (collectively, “Losses”) incurred by INVESTORS as a result of or arising from:

(a) Any breach of the representations and warranties of AIRNET set forth herein or on the schedules or certificates delivered in connection herewith;

(b) Any breach of any covenant or agreement on the part of AIRNET under this Agreement;

11.2 Indemnification by INVESTORS. Each of the INVESTORS, severally and not jointly, covenants and agrees that it will indemnify, defend, protect and hold harmless AIRNET at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation) incurred by AIRNET as a result of or arising from (a) any breach by that INVESTOR of its representations and warranties set forth herein or on the schedules or certificates delivered in connection herewith, or (b) any breach of any agreement on the part of that INVESTOR under this Agreement.

11.3 Third Person Claims. Promptly after any party hereto (hereinafter the “Indemnified Party”) has received notice of or has knowledge of any claim by a Third Person or of the commencement of any action or proceeding by a Person not a party to this Agreement (a “Third Person”), the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the

“Indemnifying Party”), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate, at the Indemnifying Party’s expense, with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party’s possession or control. All Indemnified Parties shall endeavor to use the same counsel, which shall be the counsel selected by the Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest in the opinion of such counsel that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel and experts. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party’s liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement to said Third Person, plus all indemnifiable costs and expenses incurred to date, the Indemnifying Party shall be relieved of its duty to defend and shall tender the Third Person claim back to the Indemnified Party, who shall thereafter, at its own expense, be responsible for the defense and negotiation of such Third Person claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Section, provided that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

11.4 Limitations on Indemnification. INVESTORS and the other Persons or entities indemnified pursuant to Section 11.1 shall not assert any claim other than a Third Person claim for indemnification hereunder against AIRNET until such time as, and with respect to any individual claim, unless and until such claim or claims, individually or in the aggregate, exceed Twenty Five Thousand Dollars ($25,000). AIRNET shall not assert any claim for indemnification hereunder against either of the INVESTORS until such time as, and solely to the extent that, the aggregate of all claims which AIRNET may have against that INVESTOR exceeds Twenty Five Thousand Dollars ($25,000).

12.	TERMINATION OF AGREEMENT

12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

(a) by mutual written consent of INVESTORS and AIRNET;

(b) by either of the INVESTORS, or by AIRNET, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by July 31, 2003, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; or

(c) by AIRNET, if a material breach or default shall be made by either of the INVESTORS in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date; or

(d) by either of the INVESTORS, if a material breach or default shall be made by AIRNET in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date; or

(e) by either of the INVESTORS, in the event of the delisting of the AIRNET Common Stock from the NASDAQ Stock Market, except for the potential delisting from NMS and transfer to NASDAQ’s Small Cap as a result of AIRNET’s failure to maintain the minimum bid price criteria of $1.00, or in the event that AIRNET shall have failed to satisfy one or more other conditions to continued listing of such Common Stock on NASDAQ’s Small Cap pursuant to written notice from NASDAQ dated after the date of this Agreement, such that, with the passage of time, the Common Stock may be delisted at any time after the Closing Date, except with respect to the minimum bid price criteria of $1.00, which could be cured by a reverse stock split and except with respect to the minimum net equity condition.

(f) by AIRNET, pursuant to Section 5.4 of this Agreement.

12.2 Liabilities in Event of Termination. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, including, but not limited to, legal and audit costs and out of pocket expenses.

13.	GENERAL

13.1 Cooperation. AIRNET and INVESTORS shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. AIRNET will cooperate and use its reasonable efforts to have the present officers, directors and employees of AIRNET cooperate with INVESTORS on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

13.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (including by operation of law) without the consent of the other parties and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors of INVESTORS and AIRNET.

13.3 Entire Agreement. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among AIRNET and INVESTORS and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by AIRNET and INVESTORS.

13.4 Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Signatures may be exchanged by telecopy, and each party agrees that it will be bound by its telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement.

13.5 Brokers and Agents. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

13.6 Expenses. Upon request from INVESTORS, AIRNET shall promptly reimburse INVESTORS: (a) for all reasonable legal fees and expenses related to the transaction contemplated herein incurred after December 1, 2002; and (b) up to Twenty-Five Thousand Dollars ($25,000) for each INVESTOR, for financial consulting fees related to the transaction contemplated herein; up to a maximum of $200,000 in the aggregate for (a) and (b) above to both INVESTORS, allocated between the INVESTORS in proportion to the amount of each Note. INVESTORS may elect to deduct such expenses from the amount to be paid to AIRNET at Closing or any future payments on account of the purchase price of the Notes. AIRNET shall be permitted to pay its legal fees relating to this Agreement and the transactions contemplated hereby at the Closing.

13.7 Notices. All notices or communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or upon receipt if sent by first class certified mail, return receipt requested or the next business day if sent by telex (receipt confirmed and followed up by one of the other delivery methods discussed herein as well), or upon delivery if sent by express mail, in each case postage prepaid and addressed as follows:

(a)	If to TECORE:

TECORE, Inc.

7165 Columbia Gateway Drive

Columbia, Maryland 21046

Attention: Mr. Jay Salkini

with copies to:

Whiteford, Taylor & Preston L.L.P.

Seven Saint Paul Street

Baltimore, Maryland 21202

Attn: Robert B. Curran, Esq.

(b)	If to SCP:

SCP Private Equity Partners II, LP

300 Building

435 Devon Park Drive

Wayne, Pennsylvania 19087

Attn: James W. Brown

with copies to:

Saul Ewing, LLP

1200 Liberty Ridge Drive

Wayne, Pennsylvania 19087

Attn: Spencer W. Franck, Jr., Esq.

(c)	If to AIRNET:

AirNet Communications Corporation

3950 Dow Road

Melbourne, Florida 32934

Attn: Mr. Glenn Ehley

with copies to:

Edwards & Angell, LLP

One North Clematis Street

Suite 400 West

Palm Beach, Florida 33401

Attn: John G. Igoe, Esq.

or to such other address or counsel as any party hereto shall specify pursuant to this Section 11.7 from time to time.

13.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, except that matters herein within the purview of the matters covered by the General Corporation Law of the State of Delaware shall be governed by such General Corporation Law, in each case without reference to conflicts of laws principles.

13.9 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

13.10 Time. Time is of the essence with respect to this Agreement.

13.11 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

13.12 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

13.13. Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

13.14 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of all of the parties. Any amendment or waiver effected in accordance with this Section 13.14 shall be binding upon each of the parties hereto and their successors or assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

TECORE:

TECORE, INC.

By:	/s/ JAY SALKINI

SCP:

SCP PRIVATE EQUITY PARTNERS II, LP

By:	SCP Private Equity II, General Partner, L.P., its General Partner

By:	/s/ JAMES W. BROWN
a Manager

AIRNET:

AIRNET COMMUNICATIONS CORPORATION

By:	/s/ GLENN EHLEY
As its President and CEO

ANNEX C

OPINION OF VALUE QUEST LTD

V Q L	VALUE QUEST, LTD
4540 Campus Drive Newport Beach, CA 92660

May 23, 2003

The Board of Directors of

AirNet Communications Corporation

Gentlemen:

We understand that AirNet Communications Corporation [“AirNet” or “the Company”] is proposing to enter into an agreement for the sale of a total of $16,000,000 Senior Secured Convertible Voting Notes [the “Notes” to private investors [the “Investors”]. Such transaction disclosed to Value Quest Ltd [“VQL”] is referred to collectively herein as the “Transaction.”

The Investors will provide $16,000,000 [$12,000,000 from Tecore, Inc. and $4,000,000 from SCP Private Equity Partners, L.P.] to AirNet in stages over a two-year term in return for a 12% four-year note with voting rights, convertible into an aggregate of 148,148,148 common shares. As part of the Transaction, the existing Series B Preferred Stock will be converted to common stock, at a cost of $1,000,000 in cash and approximately 4,625,000 common shares, thereby eliminating the $60,000,000 sale or liquidation preference in favor of the Series B Preferred Stock. In addition, $6,000,000 of the proceeds of the Transaction is contractually committed to repay a Bridge Loan provided by the Investors, which currently becomes due on May 24, 2003.

You have requested our opinion (the “Opinion”) as to the matters set forth below. The Opinion does not address the Company’s underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	Reviewed AirNet’s annual reports on Form 10-K for the three fiscal years ended December 31, 2001 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2002 and 2001 respectively;

2.	Read the proposed Transaction documents and various SEC filings, including, but not limited to,

i)	Final Revised Terms Sheet dated March 25, 2003

ii)	Security Purchase Agreement (draft dated May 13, 2003)

iii)	First Amendment to Security Agreement (draft dated May 16, 2003)

iv)	Draft Senior Secured Convertible Note dated May 14, 2003 (Tecore)

v)	Tag-along Allocation Agreement (draft dated May 16, 2003)

vi)	Board of Directors Memorandum dated May 16, 2003

vii)	Proposed Resolutions of the Board of Directors for the meeting to be held on May 21, 2003

viii)	Opinion Letter of Edwards & Angell, LLP (draft dated May 16, 2003)

ix)	Draft Proxy Statement (May 16, 2003)

x)	Amended and Restated AirNet Bonus Program (draft May 16, 2003)

xi)	Amended and Restated 1999 Equity Incentive Plan (draft dated May 16, 2003)

xii)	Amended and Restated Employment, Severance and Bonus Agreement for Glenn A. Ehley (draft dated May 16, 2003)

xiii)	Eighth Amended and Restated Certificate of Incorporation;

C-1

3.	Met with certain members of AirNet’s senior management to discuss AirNet’s operations, financial condition, future prospects, projected operations and performance and strategic alternatives, including forecasts and projections prepared by AirNet’s management with respect to AirNet for the years ended December 31, 2003 through December 21, 2004;

4.	Reviewed a series of memoranda prepared by AirNet’s management regarding capital structure alternatives, process and timing, among others;

5.	Prepared a summary chronology of significant events;

6.	Compared the financial and operating performance with publicly traded companies;

7.	Reviewed the historical market prices and trading volume for AirNet’s publicly traded securities;

8.	Analyzed the terms of the Transaction, and the terms of the securities to be issued in the Transaction;

9.	Examined the value to public equity holders after the Proposed Financing;

10.	Considered certain alternatives to the Transaction;

11.	Visited AirNet’s headquarters in Melbourne, Fl; and

12.	Conducted such other studies, analyses and inquiries as VQL deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair, from a financial point of view, to the Company’s stockholders [other than SCP Private Equity Partners, L.P. and its affiliates.]

This Opinion is furnished solely for the benefit of the Board of Directors of the Company and may not be relied upon by any other person without our express, prior written consent. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter dated December 9, 2002, and subject to the understanding that the obligations of VQL in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of VQL shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you.

Very truly yours,

VALUE QUEST LTD

By:	/s/ LYNN W. MCCRARY IV
Lynn W. McCrary IV Managing Director For the Firm

C-2

ANNEX D1

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AIRNET COMMUNICATIONS CORPORATION

D1-1

ARTICLE I	1

ARTICLE II	1

ARTICLE III	1

ARTICLE IV	1

A. CLASSES OF STOCK	1

B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK	2

1. Dividends	2

2. Stock Split, Reclassification, etc.	2

3. Liquidation	2

4. Voting	3

5. No Pre-emptive or Subscription Rights	3

C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF PREFERRED STOCK	3

D. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SENIOR SECURED CONVERTIBLE NOTES	3

ARTICLE V	4

ARTICLE VI	4

ARTICLE VII	5

ARTICLE VIII	5

ARTICLE IX	6

ARTICLE X	6

D1-2

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AIRNET COMMUNICATIONS CORPORATION

Pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of Delaware, the undersigned Corporation adopts the following Eighth Amended and Restated Certificate of Incorporation:

FIRST: The name of the Corporation is AirNet Communications Corporation (the “Corporation”).

SECOND: The following Eighth Amended and Restated Certificate of Incorporation was adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of Delaware.

The Restated Certificate of Incorporation of the Corporation (originally filed under the name of Overture Systems, Inc. incorporated on January 11, 1994), as previously amended, is hereby deleted in its entirety and is amended and restated as follows:

ARTICLE I

The name of the Corporation is AirNet Communications Corporation.

ARTICLE II

The registered office of the Corporation in the State of Delaware is located at The Prentice-Hall Corporation System, Inc., 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

A. CLASSES OF STOCK. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 403,184,713 shares, consisting of two classes of capital stock:

(a) 400,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”);

(b) 3,184,713 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).

B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF

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COMMON STOCK. Notwithstanding any provision to the contrary contained herein, the rights, preferences, privileges and restrictions granted to and imposed upon Common Stock are set forth in this Article IV.B. Except as otherwise expressly provided in this Article IV.B., all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

1. Dividends. When, as and if dividends on Common Stock are declared by the Corporation’s Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of Common Stock shall be entitled to share equally in and to receive, in accordance with the number of shares of Common Stock held by each such holder, all such dividends.

Dividends payable under this Article IV.B. shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors of the Corporation in advance of declaration and payment of each dividend. Any Common Stock issued as a dividend pursuant to this Article IV.B. shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable and free of all liens and charges. The Corporation shall not issue fractions of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation’s sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

Notwithstanding anything contained herein to the contrary, no dividends on Common Stock shall be declared by the Corporation’s Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

2. Stock Split, Reclassification, etc. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

3. Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount of which they are entitled pursuant to this Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation’s Board of Directors, in accordance with Article IV.C. below (for the purpose of fixing the voting rights, designations, preferences and relative participating, optional or other special rights of any class or series of Preferred Stock), the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, if any, to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus, or earnings. For the purposes of this Article IV.B., neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation as those terms

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are used in this Article IV.B.

4. Voting. Each holder of Common Stock shall be entitled to one vote for each share of such stock issued and outstanding and registered in such holder’s name and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law and this Certificate of Incorporation.

5. No Pre-emptive or Subscription Rights. No holder of Common Stock shall be entitled to pre-emptive or subscription rights.

C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF PREFERRED STOCK. Pursuant to authority conferred by this Article IV.C. upon the Board of Directors of the Corporation under the Seventh Amended and Restated Certificate of Incorporation, in effect at the relevant time, the Board of Directors created a series of 3,184,713 shares of preferred stock designated as Series B Convertible Preferred Stock by filing a Certificate of Designation of the Corporation with the Secretary of State of the State of Delaware on May 14, 2001, and the voting powers, designations, preferences and relative participating and other special rights, and the qualifications, limitations and restrictions, of the Series B Convertible Preferred Stock of the Corporation are as set forth in Annex I hereto and are incorporated herein by reference. Any shares of Series B Convertible Preferred Stock converted into Common Stock of the Corporation pursuant to Section 6 of such Certificate of Designation shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series B Convertible Preferred Stock. The Board of Directors of the Corporation shall not issue any additional authorized but unissued shares of Series B Preferred Stock of the Corporation without the approval of stockholders of the Corporation holding at least 90% of the voting stock of the Corporation.

Subject to the provisions of this Certificate of Incorporation and this Article IV.C., the Board of Directors of the Corporation is authorized to decrease the number of shares of any series of preferred stock (but not below the number of shares of such series then outstanding) subsequent to the issue of shares of that series. Any and all Preferred Stock issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.

D. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SENIOR SECURED CONVERTIBLE NOTES. Reference is made to (i) the Senior Secured Convertible Note of the Corporation issued to SCP Private Equity Partners II, LP (“SCP”) (the “SCP Note”) and (ii) the Senior Secured Convertible Note of the Corporation issued to TECORE, Inc. (“Tecore”) (the “Tecore Note,” and together with the SCP Note, the “Notes”) pursuant to the Securities Purchase Agreement by and among the Corporation, SCP and Tecore dated on or about June 5, 2003 (the “Purchase Agreement”). Pursuant to the provisions of Section 221 of the General Corporation Law of Delaware, SCP and Tecore as holders of the Notes of the Corporation (the “Noteholders”) are granted the power to vote in respect to the corporate affairs and management of the Corporation as follows:

Except as otherwise required by law or as provided herein, each Noteholder shall be entitled to vote on all matters submitted to the stockholders of the Corporation for a vote, and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder’s then outstanding Note, and all or any portion of accrued and unpaid interest,

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is convertible pursuant to the terms thereof on the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of stockholders is solicited, provided, however, that, solely for purposes of determining the number of votes to which a Noteholder is entitled pursuant to this Article IV.D., the price per share at which the Note, and all or any portion of accrued and unpaid interest, may be converted shall be deemed to be $0.57; provided further, that if the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the deemed conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in the event the outstanding shares of Common Stock shall be combined (by reverse stock split or otherwise) into a smaller number of shares, the deemed conversion price in effect immediately prior to such combination shall be proportionately increased. The holders of the Notes shall be deemed to be stockholders, and their Notes shall be deemed to be shares of stock, for the purpose of any provision of the Delaware General Corporation Law which requires the vote of stockholders as a prerequisite to any corporate action. Except as expressly otherwise provided herein or as required by law, the Noteholders shall vote together with the holders of shares of the Corporation’s Common Stock as a single class on all matters. The Noteholders shall be entitled to notice of all stockholders’ meetings in accordance with the Corporation’s by-laws and the General Corporation Law of the State of Delaware.

ARTICLE V

The Board of Directors shall have the power, in addition to the stockholders, to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

ARTICLE VI

The Board of Directors shall be constituted as follows:

(i) The number of directors which will constitute the whole Board of Directors of the Corporation shall be fixed at ten (10) until such time as the Tecore Note (referenced in Article IV.D. above) is fully converted into Common Stock of the Corporation, when the number of directors which will constitute the whole Board of Directors of the Corporation shall be fixed at eleven (11).

(ii) The term of each director shall be the period from the effective date of such director’s election to the next annual meeting of stockholders. The term of each director who is serving as a director on [date of amendment to Charter] shall expire at the next annual meeting of stockholders after such date, or upon such director’s earlier resignation or removal, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of stockholders.

(iii) Notwithstanding the foregoing provisions of this Article VI, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Directors may be removed from office with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(iv) In furtherance and not in limitation of the powers conferred by statute, the Board

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of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation, by a resolution adopted by a majority of the directors.

(v) Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.

(vi) Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VII

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

ARTICLE VIII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the General Corporation Law of Delaware is hereafter amended to authorize further limitations of the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

The Corporation shall indemnify and hold harmless any director and officer of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by such person in connection with, or as a result of, any proceeding in which such person may become involved, as a party or otherwise, by reason of the fact that such person is or was such a director or officer of the Corporation, whether or not such person continues to be such at the time such expenses and liabilities shall have been imposed or incurred. It is the intention of this Article IX to provide indemnification to the fullest extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

ARTICLE X

Subject to the provisions contained herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Eighth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred

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upon stockholders herein are granted subject to this reservation.

This Eighth Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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I, THE UNDERSIGNED, being the President and Chief Executive Officer of the Corporation, hereby declare, under penalties of perjury, that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly, I have executed this Eighth Amended and Restated Certificate of Incorporation as of the              day of             , 2003.

AIRNET COMMUNICATIONS CORPORATION

By:
Name: Title:	Glenn A. Ehley President and Chief Executive Officer

ATTESTED:

Stuart P. Dawley Corporate Secretary

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Annex I

AIRNET COMMUNICATIONS CORPORATION

SERIES B CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

AirNet Communications Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, adopted the following resolution at a meeting duly called and held on April 2, 2001, which resolution remains in full force and effect as of the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by its Certificate of Incorporation, as amended (hereinafter referred to as the “Certificate of Incorporation”), the Board of Directors does hereby create, authorize and provide for the issuance of Series B Convertible Preferred Stock, par value $.01 per share, consisting of 3,184,713 shares, having the following designations, preferences and relative and other special rights, qualifications, limitations and restrictions:

1. DESIGNATION AND AMOUNT. The designation of such series is “Series B Convertible Preferred Stock” (hereinafter in this Certificate of Designation called the “Series B Preferred Stock”) and the number of shares constituting such series shall be 3,184,713, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series B Preferred Stock, plus shares issuable upon the exercise of any then outstanding options, warrants or rights to acquire Series B Preferred Stock, including dividends payable pursuant to the terms of the Series B Preferred Stock. All capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meaning given to such terms in Section 13 hereof.

2. DIVIDENDS. (a) The Holders of shares of the Series B Preferred Stock, in preference to the holders of all Junior Capital Stock and on a pari passu basis with holders of Parity Capital Stock, will be entitled to receive, when, as and if dividends are declared by the Board of Directors, out of funds of the Corporation legally available therefor, cumulative dividends as provided in this Section 2. Dividends on each outstanding share of Series B Preferred Stock shall be payable in cash, or at the option of the Corporation, in such number of

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shares of Series B Preferred Stock as is set forth in Section 2(d) below, and accrue (whether or not earned or declared) at the rate of 8% per annum on the sum of (i) the Purchase Price and (ii) all accumulated and unpaid dividends accrued thereon from the date of issuance thereof (the “Series B Dividends”). Such dividends will be calculated and accrued on a quarterly basis on the last day of each fiscal quarter of the Corporation in respect of the prior three month period prorated on a daily basis for partial periods.

(b) If the Corporation at any time pays less than the total amount of Series B Dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed ratably among the Holders based upon the aggregate accrued but unpaid Series B Dividends on the Series B Preferred Stock held by each such Holder.

(c) In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the Holders at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Series B Preferred Stock had all of the outstanding Series B Preferred Stock been converted in accordance with Section 6(a) immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

(d) The Corporation may pay the Series B Dividends to each Holder by the issuance of such number of shares of Series B Preferred Stock as equals the quotient of (i) the accrued and unpaid Series B Dividends with respect to the shares of Series B Preferred Stock held such Holder and (ii) the Purchase Price.

3. LIQUIDATION PREFERENCE. (a) In the event of any (each a “Liquidation Event”) liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each Holder shall be entitled, after payment of the Corporation’s debts and other liabilities and any preferential amounts due to the holders of Senior Capital Stock, to be paid in full, before any distribution is made on any Junior Capital Stock but on a pari passu basis with any distribution on Parity Capital Stock, an amount (the “Liquidation Amount”) with respect to each share of Series B Preferred Stock held by such Holder equal to the sum of (i) the product of (x) the Purchase Price and (y) two and (ii) the Series B Dividends accrued on such share of Series B Preferred Stock. After payment of the preferences to all holders of preferred stock of the Corporation, all remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock, Series B Preferred Stock (on an as-if converted to Common Stock basis) and any other Capital Stock of the Corporation entitled to share in such distribution.

(b) Deemed Liquidation. The Majority Holders may elect in writing by notice delivered to the Corporation, prior to the closing of a Sale of the Corporation, to treat a specific proposed Sale of the Corporation (other than a Qualified Sale of the Corporation) as a Liquidation Event for purposes of Section 3(a).

(c) Partial Payment. The Corporation shall, not later than 20 days prior to the earlier of the record date for the taking of a vote of stockholders with respect to any Liquidation Event or the date set for the consummation of a Liquidation Event, provide to the Holders such information concerning the terms of the Liquidation Event and the value of the assets of the Corporation or such other relevant information as may be reasonably requested by the Holders.

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If, upon a Liquidation Event, the net assets of the Corporation available for payment to the Holders of Series B Preferred Stock and the holders of Parity Capital Stock are not sufficient to pay in full the Liquidation Amount to the Holders of Series B Preferred Stock and the preferential amounts due to the holders of Parity Capital Stock, the Holders of Series B Preferred Stock and the holders of Parity Capital Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference to which each is entitled.

(d) No Additional Distributions. Holders of Series B Preferred Stock shall not be entitled to any additional distribution in the event of any Liquidation Event in excess of the amount set forth in Section 3(a) hereof.

4. VOTING RIGHTS OF SERIES B PREFERRED STOCK. (a) Except as otherwise required by law or as provided herein, each Holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such Holder’s shares could be converted pursuant to the provisions of Section 6(a) hereof on the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of stockholders is solicited, provided, however, that, solely for purposes of determining the number of votes a Holder of Series B Preferred Stock is entitled to pursuant to this Section 4, the Conversion Price (as defined in Section 6(d) hereof), if then less than $2.8438, shall be deemed to be $2.8438 (the shares deemed convertible for purposes of such determination shall be hereinafter referred to as the “Holders’ Voting Shares”). Except as otherwise expressly provided herein or as required by law, the Holders of shares of the Series B Preferred Stock shall vote together with the holders of shares of the Corporation’s Common Stock as a single class on all matters. The Holders shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s by-laws and General Corporation Law of the State of Delaware.

(b) Notwithstanding the above paragraph or any provision to the contrary contained herein, the Holders of Series B Preferred Stock shall be entitled, voting together as a separate single class, to nominate, and upon amendment of the Corporation’s Certificate of Incorporation as described below to elect, two (2) members of the Board of Directors in accordance with the terms set forth in this Section 4(b) and subject to the limitations set forth in Section 4(c) below. Until such time as the Corporation’s stockholders have approved an amendment to the Corporation’s Certificate of Incorporation (the “Charter Amendment”) providing for the right of the Holders of Series B Preferred Stock to elect two (2) members of the Board of Directors and such Charter Amendment is filed with the Delaware Secretary of State and effective (the “Charter Amendment Effective Date”) and subject to the limitations set forth in Section 4(c) below, the Holders of Series B Preferred Stock, voting together as a separate single class, are entitled to designate two (2) nominees for election to the class of the Board of Directors whose term expires at the Corporation’s 2001 Annual Stockholders Meeting (“Class III”) and at each subsequent election of Class III directors prior to the Charter Amendment Effective Date, and the Board of Directors shall nominate such designees and recommend to the Corporation’s stockholders that such designees be elected as members of Class III of the Board of Directors.

With respect to the two (2) directors to be designated for nomination by the Holders of Series B Preferred Stock, one individual shall be designated by SCP Private Equity Partners II, L.P. (“SCP”) so long as SCP holds any Series B Preferred Stock (the “SCP Designee for Nomination”) and one individual shall be designated by Tandem PCS Investments, L.P. (“Tandem”) so long as Tandem holds any Series B Preferred Stock (the “Tandem Designee for

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Nomination”). For nominees for election at the Corporation’s 2001 Annual Stockholders Meeting, each of SCP and Tandem shall notify the Corporation in writing of the identity of its designee no later than ten (10) days following the date on which they become Holders of Series B Preferred Stock. For all subsequent elections of Class III directors, each of SCP and Tandem shall notify the Corporation in writing of the identity of its designee for nomination to Class III of the Board of Directors no later than the last date (the “Designee Notice Due Date”) on which shareholder proposals may be submitted for an election year when they have such a right, which notice shall be conclusive evidence of the consent of such designee to serve as a director of the Corporation. In the event either SCP or Tandem fails to provide such notice, the SCP Designee for Nomination and Tandem Designee for Nomination (or the SCP representative and Tandem representative in the case of the notice for the Corporation’s 2001 Annual Stockholders’ Meeting) serving on the Board of Directors on the Designee Notice Due Date shall be deemed to be renominated. In the event SCP or Tandem has no designee serving (or otherwise designated to serve in the event of the resignation, death, removal or inability to serve of a designee, as provided in the last sentence of this paragraph) on the Board of Directors on the Designee Notice Due Date, the Board of Directors shall be entitled to make the nomination for which such notice was required. In the event either SCP or Tandem fails to hold any Series B Preferred Stock, the Holders of Series B Preferred Stock, voting together as a separate single class, shall be entitled to the director nomination rights previously held by SCP or Tandem, as the case may be. If neither SCP nor Tandem holds any Series B Preferred Stock, the Holders of Series B Preferred Stock, voting together as a separate single class, shall be entitled to the director nomination rights previously held by SCP and Tandem. The notice shall include all information with respect to such designee as is required to be included in a proxy statement soliciting proxies for the election of directors pursuant to Regulation 14A of the Exchange Act. In the event of any vacancy arising by reason of the resignation, death, removal (which may include a removal by the Holders of Series B Preferred Stock, with or without cause, at the written request of SCP or Tandem, as applicable, as the party designating such director) or inability to serve of the SCP Designee for Nomination or the Tandem Designee for Nomination, SCP or Tandem, as applicable, shall notify the Corporation of its choice to fill such vacancy, and the Board of Directors shall appoint such person to fill such vacancy and serve until the next meeting of the Corporation’s stockholders for the election of Class III directors.

At all times after the Charter Amendment Effective Date and subject to the limitations set forth in Section 4(c) below, the Holders of Series B Preferred Stock, voting together as a separate single class, shall be entitled to elect two (2) members of Class III of the Board of Directors at each election of Class III directors. With respect to the two (2) directors to be designated for election by the Holders of Series B Preferred Stock, one individual shall be designated by SCP so long as SCP holds any Series B Preferred Stock (the “SCP Designee for Election”) and one individual shall be designated by Tandem so long as Tandem holds any Series B Preferred Stock (the “Tandem Designee for Election”). Each of SCP and Tandem shall notify the Corporation in writing of the identity of its designee for election to Class III of the Board of Directors no later than the Designee Notice Due Date, which notice shall be conclusive evidence of the consent of such designee to serve as a director of the Corporation. In the event either SCP or Tandem fails to provide such notice, the SCP designee and Tandem designee serving on the Board of Directors on the Designee Notice Due Date shall be deemed to be the applicable designee. In the event either SCP or Tandem has no designee serving (or otherwise designated to serve in the event of the resignation, death, removal or inability to serve of a designee, as provided in the last sentence of this paragraph) on the Board of Directors on the Designee Notice Due Date, the Board of Directors shall be entitled to make the nomination for which such notice was required. In the event SCP or Tandem fails to hold any Series B Preferred Stock, the Holders of Series B

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Preferred Stock, voting together as a separate single class, shall be entitled to the director election rights previously held by SCP or Tandem, as the case may be. If neither SCP nor Tandem holds any Series B Preferred Stock, the Holders of Series B Preferred Stock, voting together as a separate single class, shall be entitled to the director election rights previously held by SCP and Tandem. The notice shall include all information with respect to such designee as is required to be included in a proxy statement soliciting proxies for the election of directors pursuant to Regulation 14A of the Exchange Act. In the event of any vacancy arising by reason of the resignation, death, removal (which may include a removal by the Holders of Series B Preferred Stock, with or without cause, at the written request of SCP or Tandem, as applicable, as the party designating such director) or inability to serve of the SCP Designee for Election or the Tandem Designee for Election, SCP or Tandem, as applicable (provided SCP or Tandem, as applicable, then holds Series B Preferred Stock) shall notify the Corporation of its choice to fill such vacancy, and the Board of Directors shall appoint such person to fill such vacancy and serve until the next meeting of the Corporation’s stockholders for the election of Class III directors.

The class voting rights granted to the Holders of Series B Preferred Stock pursuant to this Section 4(b) shall be in addition to, and not in lieu of, the voting rights granted to such Holders under Section 4(a) hereof. Accordingly, the Holders of Series B Preferred Stock shall be entitled to vote together with the holders of shares of the Corporation’s Common Stock as a single class with respect to the election of those directors for which the Holders do not have class voting rights.

(c) Notwithstanding the provisions of Section 4(b) above, the class voting rights to which the Holders of Series B Preferred Stock are entitled pursuant to such section shall be limited, and in certain cases eliminated, in the event the Holders of Series B Preferred Stock fail to maintain certain threshold levels of ownership of the Corporation’s voting securities, as set forth below. In the event the sum of (i) the Holders’ Voting Shares, plus (ii) the shares of Common Stock issued and outstanding and owned by the Holders (the total of such shares from time to time is hereinafter referred to as the “Holders’ Share Total” and with respect to a specific Holder, a “Share Total”) constitutes less than 15% of the sum of (i) the Corporation’s outstanding shares of Common Stock plus (ii) the Holders’ Voting Shares (the total of such shares is hereinafter referred to as the “Deemed Outstanding Shares”) on a Designee Notice Due Date, the Holders of Series B Preferred Stock shall be entitled to only one designee for nomination or election, as the case may be, with respect to such election. In such case, SCP or Tandem, whichever entity has a higher Share Total, shall be entitled to make such designation. In the event, SCP and Tandem have equal Share Totals on a Designee Notice Due Date on which the Holders are entitled to only one designee, SCP and Tandem shall agree on a mutually acceptable designee. In the event the Holders’ Share Total constitutes less than 10% of the Deemed Outstanding Shares on a Designee Notice Due Date, the Holders of Series B Preferred Stock shall not be entitled to designate a director for such election and the Holders shall be entitled to voting rights in accordance with Section 4(a) above with respect to such election.

5. RESTRICTED ACTIONS. (a) The affirmative vote of the Majority Holders, acting by written consent as a separate class or voting separately as a separate class, shall be necessary to authorize the Corporation or any Subsidiary of the Corporation to take any of the following actions:

(i) authorize, create, issue, modify the material terms of, or change the amount of authorized or issued shares of, any Senior Capital Stock (or any securities convertible into or exchangeable for any Senior Capital Stock) or Indebtedness that by its

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terms is convertible or exchangeable into Senior Capital Stock (or any securities convertible into or exchangeable for Senior Capital Stock;

(ii) effect (x) any Sale of the Corporation other than a Qualified Sale of the Corporation or a Qualified Public Offering or (y) any Reorganization of the Corporation;

(iii) alter the rights, preferences or privileges of the Series B Preferred Stock;

(iv) increase the authorized number of shares of Series B Preferred Stock;

(v) redeem, purchase or otherwise acquire any shares of Common Stock or Preferred Stock (or pay into a sinking fund for such purpose); provided, however, that this restriction shall not apply to any redemption specifically permitted pursuant to this Certificate of Designation or to the repurchase of shares of Common Stock at the original purchase price from employees, officers, directors or other persons performing services for the Corporation.

(b) Notwithstanding the foregoing provisions of this Section 5 and except as otherwise required by law, the creation, authorization or issuance of any shares of any Junior Capital Stock or Parity Capital Stock, or the increase or decrease in the amount of authorized Junior Capital Stock or Parity Capital Stock of any class shall not require the affirmative vote or consent of the Majority Holders and shall not be deemed to materially affect adversely the rights, preferences, privileges or voting rights of shares of Series B Preferred Stock.

(c) In any case in which the Holders of Series B Preferred Stock shall be entitled to vote (as Holders of Series B Preferred Stock rather than on an as-if-converted basis) pursuant hereto or pursuant to the General Corporation Law of the State of Delaware, each Holder of Series B Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Series B Preferred Stock held.

6. CONVERSION RIGHTS.

(a) Optional Conversion. At any time and from time to time, any Holder shall have the right, at its option, to convert all or any portion of the shares of Series B Preferred Stock (including all accrued dividends paid or payable in shares of Series B Preferred Stock and any fraction of a share) held by such Holder into such number of shares of fully paid and nonassessable Common Stock as equals the product of (i) the number of shares of Series B Preferred Stock to be converted by such Holder and (ii) the quotient of (x) the Purchase Price and (y) the Conversion Price in effect on the Conversion Date. Each optional conversion of Series B Preferred Stock shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice by such Holder to the Corporation (the “Conversion Date”); provided, however, that the Conversion Date shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the Conversion Date shall be deemed to be the date such notice is given to the Corporation. On the Conversion Date, the rights of the holder of such Series B Preferred Stock as such Holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. Notwithstanding any other provision hereof, if a voluntary conversion of Series B Preferred Stock is to be made in connection with a public offering other than a Qualified Public Offering or a Sale of the Corporation other than a Qualified Sale of the Corporation, such conversion may,

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at the election of the Holder, be conditioned upon the consummation of the respective public offering or Sale of the Corporation, in which case such conversion shall not be deemed to be effective until the closing of such public offering or Sale of the Corporation, as the case may be.

(b) Mandatory Conversion. Immediately upon any Mandatory Conversion Event, all shares of Series B Preferred Stock held by each Holder (including all accrued dividends paid or payable in shares of Series B Preferred Stock and any fraction of a share of Series B Preferred Stock) shall automatically be converted into the number of fully paid and nonassessable shares of Common Stock of the Corporation as equals the product of (i) the number of shares of Series B Preferred Stock held by such Holder and (ii) the quotient of (x) the Purchase Price and (y) the Conversion Price in effect on the Conversion Date. A “Mandatory Conversion Event” shall mean (A) the closing of a Qualified Public Offering; (B) the closing of a Qualified Sale of the Corporation or (C) the written election of the Majority Holders, including each Lead Investor.

(c) Conversion Procedure.

(i) Delivery of Certificates. As soon as practicable after any conversion of Series B Preferred Stock pursuant to this Section 6, but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of loss, if applicable, evidencing the shares of Series B Preferred Stock converted into shares of Common Stock in accordance herewith, the Corporation shall deliver to the converting holder:

(x)	a certificate or certificates representing, in the aggregate, the number of shares of Common Stock issued upon 3such conversion in the same name or names as the certificates representing the converted shares (unless such holder shall have provided written notice to the Corporation to issue some or all of such converted shares in another name or names, in which case the Corporation shall deliver such certificates for such converted shares in such other name or names provided such holder delivers to the Corporation an opinion of counsel acceptable to the Corporation specifying that such issuance of converted shares to other parties is permissible under an available exemption from the registration requirements of the Securities Act of 1933, as amended, and the securities laws of any applicable state) and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in a share of Common Stock; and

(y)	with respect to an optional conversion pursuant to Section 6(a) above, a certificate representing any shares of Series B Preferred Stock that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

From the Conversion Date and until such time as a holder of shares of Series B Preferred Stock shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

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(ii) Fully Paid Shares. The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred Stock shall be made without charge to the Holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any shares of Series B Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock so issued upon such conversion shall be validly issued, fully paid and nonassessable.

(iii) Timely Conversion. The Corporation shall not close its books against the transfer of Series B Preferred Stock or of Common Stock issued or issuable upon conversion of Series B Preferred Stock in any manner that interferes with the timely conversion of Series B Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series B Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series B Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation). The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(iv) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of or otherwise pursuant to the terms of the Series B Preferred Stock, such number of shares of Common Stock as are issuable upon the conversion of or otherwise pursuant to the terms of all outstanding Series B Preferred Stock.

(v) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of the Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Corporation’s Board of Directors.

(d) Conversion Price. The initial conversion price shall be three and 14/100 dollars ($3.14), which may be adjusted from time to time hereafter (as so adjusted, the “Conversion Price”). If and whenever on or after the original date of issuance of the Series B Preferred Stock the Corporation issues or sells, or in accordance with Section 6(e) below is deemed to have issued or sold, any shares of its Common Stock or Convertible Securities (other than Excluded Securities) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then upon such issue or sale, the Conversion Price in effect immediately prior to the time of such issue or sale shall be reduced to an amount

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equal to the consideration per share applicable to the Common Stock or Convertible Securities so issued or sold or deemed issued or sold in accordance with Section 6(e) below.

(e) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6(d), the following shall be applicable:

(i) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities, whether or not the rights to exercise, exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the cumulative minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange thereof and, if applicable, the exercise, conversion and exchange of any other Convertible Securities that such Convertible Securities may be converted into or exchanged for, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock and, if applicable, any other Convertible Securities, are actually issued upon the exercise, conversion or exchange of such Convertible Securities.

(ii) Change in Exercise, Price or Conversion Rate. If the additional consideration payable to the Corporation upon the exercise, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock, changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities that are still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time such Convertible Securities were initially granted, issued or sold.

(iii) Exceptions for Excluded Securities. Notwithstanding the foregoing, no adjustments shall be made under this Section 6(e) with respect to the issuance of any Excluded Securities.

(f) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in the event the outstanding shares of Common Stock shall be combined (by reverse stock split or otherwise) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(g) Certain Events. If an event not specified in this Section 6 occurs that has substantially the same economic effect on the Series B Preferred Stock as those specifically

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enumerated, then this Section 6 shall be construed liberally, mutatis mutandis, in order to give the Series B Preferred Stock the intended benefit of the protections provided under this Section 6. In such event, the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders.

(h) Notices.

(i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all Holders, setting forth in reasonable detail and certifying the calculation of such adjustment and the facts upon which such adjustment is based.

(ii) The Corporation shall give written notice to all Holders at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (x) with respect to any pro rata subscription offer to Holders of Common Stock, (y) with respect to any Liquidation Event or (z) with respect to any other right afforded to any holder of Common Stock.

(i) Determination of Consideration. For purposes of this Section 6, consideration received by the Corporation for the issue or sale of Convertible Securities in the form of property other than cash shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation.

7. REDEMPTION.

(a) Unless the following rights are waived or deferred in writing by the Majority Holders (including each Lead Investor), at any time after May 31, 2006, any Holder may elect to have all shares of Series B Preferred Stock held by such Holder redeemed by the Corporation (an “Optional Redemption”). In any such case, any Holder desiring to exercise its Optional Redemption right (a “Redeeming Holder”) shall notify the Corporation in writing of its intent to exercise the rights afforded by this Section 7(a) and specify a date not less than ten (10) nor more than sixty (60) days from the date of such notice on which all of such Holder’s shares of Series B Preferred Stock shall be redeemed (an “Optional Redemption Date”). Within three (3) Trading Days after receipt by the Corporation of any such notice, the Corporation shall promptly notify each of the other Holders in writing of such Optional Redemption and provide a copy of the notice from such Redeeming Holder with such notice, whereupon each of the other Holders shall have an option for a period of fifteen (15) days to notify the Corporation in writing of its intent to exercise its Optional Redemption right on the Optional Redemption Date. On such Optional Redemption Date, the Corporation shall redeem all shares of Series B Preferred Stock held by such Redeeming Holder as well as all other Holders exercising such Optional Redemption right, as aforesaid, in cash by wire transfer of immediately available funds at a redemption price (the “Redemption Price”) equal to the sum of (i) the product of (x) the number of shares of Series B Preferred Stock held by such Redeeming Holder and each other Holder, respectively, and (y) the Purchase Price and (ii) all accrued but unpaid dividends thereon calculated to the Optional Redemption Date.

(b) If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on an Optional Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock requested to be redeemed by Redeeming Holders on such Optional Redemption Date, the Redeeming Holders requesting redemption on such Optional Redemption Date shall share ratably in any funds legally available for redemption of

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such shares according to the respective amounts that would be payable with respect to the full number of shares owned by them if all such shares were redeemed in full. At any time, and from time to time, thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B Preferred Stock, such funds will be used at the earliest permissible time to redeem the balance of such shares, or such portion thereof for which funds are then legally available. Such funds shall not be used by the Corporation for any other purpose, including the redemption by the Corporation of any shares of Convertible Securities which the Corporation is obligated to redeem on any subsequent date. The Corporation shall be obligated to use its reasonable efforts to take such actions as may be necessary in order to permit the full and timely redemption of the shares of Series B Preferred Stock entitled to redemption.

(c) If, for any reason, the Corporation fails to redeem all shares of Series B Preferred Stock entitled to redemption on any Optional Redemption Date, the unredeemed shares shall remain outstanding and shall continue to have all rights and preferences (including, without limitation, dividend and voting rights) provided for herein and the Holders of such unredeemed shares shall have the ongoing right to be redeemed together with such rights and remedies as may be available under applicable law.

(d) The notices provided for in this Section 7 shall be sent, (i) if by or on behalf of the Corporation, to the Holders at their respective addresses as shall then appear on the records of the Corporation by first class mail, postage prepaid, notifying such recipient of the redemption, the date of such redemption, the number of shares of Series B Preferred Stock to be redeemed, and the Redemption Price therefor and stating the place or places at which the shares that have been requested to be redeemed shall, upon presentation and surrender of such certificates representing such shares, be redeemed, and (ii) if by or on behalf of a Holder, to the Corporation at its executive office, currently located in Melbourne, Florida.

(e) Any shares of Series B Preferred Stock redeemed pursuant to this Section 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series B Preferred Stock.

8. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation.

9. RANK. The Series B Preferred Stock shall, with respect to redemption, dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation, and to each other class of Capital Stock or series of Preferred Stock (including Series A Preferred Stock) now outstanding or hereafter created by the Board of Directors other than Parity Capital Stock or Senior Capital Stock (collectively referred to herein, together with all classes of Common Stock of the Corporation, as the “Junior Capital Stock”), (ii) equally with any class of Capital Stock or series of Preferred Stock hereafter created by the Board of Directors and which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to redemption, dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Capital Stock”); and (iii) junior to each class of Capital Stock or series of Preferred Stock hereafter created by the Board of Directors the terms of which have been approved by the Majority Holders in accordance with Section 5(a)(i) hereof and which expressly provide that such class or series will rank senior to the Series B Preferred

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Stock as to redemption, dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Senior Capital Stock”).

10. IDENTICAL RIGHTS. Each share of the Series B Preferred Stock shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series B Preferred Stock.

11. CERTIFICATES. So long as any shares of the Series B Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

12. AMENDMENTS; WAIVERS. Any provision of these terms of the Series B Preferred Stock may be amended, modified or waived if and only if the Majority Holders (including each Lead Investor) have consented in writing or by an affirmative vote to such amendment, modification or waiver of any such provision of this Certificate of Designation.

13. DEFINITIONS.

“Acquirer Stock” has the meaning set forth within the definition of Qualified Sale of the Corporation.

“Capital Stock” means (a) as to any Person that is a corporation (i) the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock of such Person, (ii) any rights, options or warrants to purchase any capital stock (including all classes of common, preferred, voting and nonvoting capital stock of such Person) of such Person, and (iii) securities of any type whatsoever that are, or may become, convertible into or exercisable or exchangeable for, or that carry or may carry rights to subscribe for, any capital stock (including all classes of common, preferred, voting and nonvoting capital stock of such Person) of such Person; and (b) as to any Person that is not a corporation or an individual (i) the ownership interests in such Person (however evidenced), including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, and (ii) any rights, options, warrants or securities of any type whatsoever that are, or may become, convertible into or exercisable or exchangeable for, or that carry or may carry rights to subscribe for, any such ownership interests in such Person.

“Certificate of Designation” means this Certificate of Designation of the Series B Preferred Stock.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended and/or restated from time to time.

“Closing Price” means on any day the reported last sale price on such day, or in case no sale takes place on such day, the average of the reported closing bid and ask prices on the principal national securities exchange (which shall include NASDAQ) on which such stock is listed or admitted to trading (and if the Common Stock is listed or admitted to trading on more than one U.S. national or non-U.S. securities exchange, the Corporation shall determine, in its

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reasonable discretion, the principal securities exchange on which such Common Stock is listed or admitted to trading), as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Majority Holders if Bloomberg Financial Markets is not then reporting the last sale price of such security) (“Bloomberg”), or if not listed or admitted to trading on any securities exchange, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price is reported for such security by Bloomberg, the average of the reported closing and bid prices of all market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. If the Closing Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

“Common Stock” means the Corporation’s Common Stock, $.001 par value.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise, conversion or exchange in full of all Convertible Securities whether or not the Convertible Securities are exercisable for, convertible into or exchangeable for, Common Stock at such time.

“Conversion Date” has the meaning set forth in Section 6(a) hereof.

“Conversion Price” has the meaning set forth in Section 6(d) hereof.

“Convertible Securities” means securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock. The term includes options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities that are convertible into or exercisable or exchanged for Common Stock.

“Excluded Securities” means any (a) shares of Common Stock or options to purchase Common Stock, including shares of Common Stock issuable upon exercise of such options, (as the same may be adjusted in connection with any stock split, stock dividend, combination or recapitalization) issued or granted pursuant to employee stock option or executive incentive ownership plans approved by the Board of Directors and the stockholders of the Corporation; (b) the shares of Common Stock issuable upon conversion of any Convertible Securities outstanding on March 30, 2001 (c) the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock; and (d) any shares of Capital Stock issued to the Corporation’s stockholders in connection with any stock split, stock dividend or recapitalization.

“Holders” means the Holders from time to time of shares of Series B Preferred Stock, and the term “Holder” means any one of them.

“Junior Capital Stock” has the meaning given such term in Section 9 above.

“Lead Investor” shall mean any of SCP Private Equity Partners, II, L.P., Tandem PCS Investments, L.P., and Mellon Ventures, L.P. so long as such party holds shares of Series B Preferred Stock.

“Liquidation Amount” has the meaning set forth in Section 3(a) hereof.

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“Liquidation Event” has the meaning set forth in Section 3(a) hereof.

“Low Trading Volume” means that the total number of shares of Acquirer Stock (or any Capital Stock into which the Acquirer Stock is convertible into, exercisable or exchangeable for) received or receivable by all holders of Capital Stock of the Corporation in connection with a Sale of the Corporation is greater than the average daily reported volume of Capital Stock of the same class as the Acquirer Stock (or any Capital Stock into which the Acquirer Stock is convertible into, exercisable or exchangeable for) calculated based upon the average daily trading volume of Acquirer Stock on all national securities exchanges and/or the automated quotation system of a registered securities association (as such terms are used in Rule 144 promulgated under the Securities Act of 1933) during the 12 week period immediately preceding the date of the closing of the Sale of the Corporation.

“Majority Holders” means the Holders of a majority of the outstanding shares of Series B Preferred Stock.

“Mandatory Conversion Event” has the meaning set forth in Section 6(b) hereof.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“Optional Redemption” has the meaning set forth in Section 7(a) hereof.

“Optional Redemption Date” has the meaning set forth in Section 7(a) hereof.

“Parity Capital Stock” has the meaning set forth in Section 9 hereof.

“Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Purchase Price” of any share of Series B Preferred Stock shall be thirty one and 40/100 dollars ($31.40), such price to be equitably adjusted in the event of any stock dividend, stock split, combination, recapitalization or other similar event with respect to the Series B Preferred Stock.

“Qualified Sale of the Corporation” means any Sale of the Corporation at a price per share in cash or other securities not less than three times the Conversion Price other than a Sale of the Corporation in which the Holders or any other holders of Capital Stock of the Corporation receive Capital Stock of a Person (the “Acquirer Stock”) that is subject to a Significant Restriction.

“Qualified Public Offering” means any public offering by the Corporation of its Common Stock consummated pursuant to an effective registration statement under the Securities Act of 1933 or any similar federal statute then in force and yielding the Corporation gross proceeds of at least $70,000,000, and at a public offering price per share of not less than three times the then applicable Conversion Price, other than an offering of shares being issued as consideration in a business acquisition or combination or an offering in connection with an employee benefit plan.

“Reorganization” means any merger, reorganization, recapitalization or consolidation, which affects any Capital Stock of the Corporation, other than a Sale of the Corporation.

“Sale of the Corporation” means a single transaction or a series of transactions to which the Corporation is a party pursuant to which a Person or Persons acquire (i) Capital Stock of the Corporation possessing the voting power to elect a majority of the Corporation’s board of directors or more than fifty percent (50%) of the voting power of the Corporation (whether by

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merger, consolidation or sale or transfer of the Corporation’s Capital Stock), provided, however, that a Qualified Public Offering or the sale of Series B Preferred Stock that results in an acquisition of voting power shall not be a Sale of the Corporation; or (ii) all or substantially all of the Corporation’s assets determined on a consolidated basis.

“Senior Capital Stock” has the meaning set forth in Section 9 hereof.

“Series A Preferred Stock” means the Corporation’s Series A Junior Participating Preferred Stock.

“Series B Dividends” has the meaning set forth in Section 2(a) hereof.

“Series B Preferred Stock” means the Corporation’s Series B Convertible Redeemable Preferred Stock, $.01 par value per share.

“Significant Restriction” shall mean (a) Low Trading Volume, with respect to any Acquirer Stock that is publicly traded and (b) any shares of a privately-held company or shares of a publicly-traded company that are not registered, or will not be registered within 45 days following an applicable Sale of the Corporation, pursuant to an effective registration statement for resale under the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

“Trading Day” means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

14. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series B Preferred Stock set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights preferences and limitations set forth in this Resolution (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and Chief Executive Officer on May 14, 2001.

By:	/s/ R. LEE HAMILTON, JR.
R. Lee Hamilton, Jr. President and Chief Executive Officer

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ANNEX D2

THIRD AMENDED AND RESTATED BYLAWS

OF

AIRNET COMMUNICATIONS CORPORATION

ARTICLE 1.

OFFICES

SECTION 1.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent in charge thereof shall be the Corporation Service Company.

SECTION 1.02. Other Offices. The Corporation may also have an office in the State of Florida, and at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.

ARTICLE 2.

MEETINGS OF STOCKHOLDERS

SECTION 2.01. Place of Meetings. All meetings of the Stockholders of the Corporation shall be held at such place either within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

SECTION 2.02. Annual Meetings.

(a) The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at the principal office of the Corporation, or such place as shall be fixed by the Board of Directors, at 3:00 in the afternoon, local time, on the third Wednesday in June in each year, if not a legal holiday at the place where such meeting is to be held, and if a legal holiday, then on the next succeeding business day not a legal holiday at the same hour.

(b) In respect of the annual meeting for any particular year the Board of Directors may, by resolution, fix a different day, time or place (either within or without the State of Delaware) for the annual meeting.

(c) If the election of directors shall not be held on the day designated herein or the day fixed by the Board, as the case may be, for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual

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meeting duly called and held.

(d) At an annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before such meeting by a stockholder. Without limiting the foregoing, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder’s notice must be delivered in writing either by personal delivery or by registered or certified mail, return receipt requested, to the principal executive offices of the Corporation (addressed to the Secretary) not less than one hundred twenty (120) calendar days prior to the anniversary date of the release of the Corporation’s proxy statement to its stockholders in connection with the preceding year’s annual meeting of its stockholders, except that if no annual meeting of its stockholders was held in the previous year or the date of the annual meeting of its stockholders has been changed by more than sixty (60) calendar days from the anniversary of the annual meeting of its stockholders stated in the previous year’s proxy statement, a proposal of a stockholder shall be received by the Corporation a reasonable time before the solicitation is made. Such stockholder’s notice shall set forth, as to each matter such stockholder proposes to bring before an annual meeting, (i) a brief description of the business desired to be brought before such annual meeting and the reasons for conducting such business at the annual meeting, (ii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote with respect to such business and that such stockholder intends to appear in person or by proxy at the annual meeting to move the consideration of such business, (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iv) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder, and (v) any interest of such stockholder in such business. Notwithstanding anything in the Bylaws of the Corporation to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.02. The Chairman of an annual meeting may refuse to acknowledge a motion to consider any business that he/she determines was not made in compliance with the foregoing procedures and if he/she should so determine and declare to such meeting, then any such business not properly brought before such meeting shall not be transacted.

(e) Only persons who are nominated in accordance with the procedures set forth in this Section 2.02, shall be eligible for election as directors. Without limiting the foregoing, nomination of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or any nominating or similar committee thereof, or (ii) by any stockholder entitled to vote for the election of directors of the Corporation at such meeting who complies with the notice procedures set forth in this Section 2.02. Such nominations, other than those made by or at the direction of the Board of Directors or any nominating or similar committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered in writing either by personal delivery or by registered or certified mail, return receipt requested, to the principal executive offices of the Corporation (addressed to the Secretary) not less than one hundred twenty (120) calendar days prior to the anniversary date of the release of the Corporation’s proxy statement to its stockholders in connection with the preceding year’s annual meeting of its stockholders, except that if no annual meeting of its stockholders was held in the previous year or the date of the annual meeting of its stockholders

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has been changed by more than sixty (60) calendar days from the anniversary of the annual meeting of its stockholders stated in the previous year’s proxy statement, a proposal of a stockholder shall be received by the Corporation a reasonable time before the solicitation is made. Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such nominee, (B) the principal occupation or employment of such nominee, (C) the class and number of shares of the Corporation, if any, which are beneficially owned by such nominee, (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is made by such stockholder, and (E) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected); and (ii) as to such stockholder (A) the name and address, as they appear on the Corporation’s books, of such stockholder, (B) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at such meeting to nominate the person or persons specified in such notice, and (C) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director of the Corporation shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination, as provided above in this clause (e), which pertains to such nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.02. The chairman of the meeting may refuse to acknowledge a motion to consider any nominee as a director that he/she determines was not made in compliance with the foregoing procedures and if he/she should so determine and declare to such meeting, then the defective nomination shall be disregarded.

SECTION 2.03. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, the President or by order of the Board of Directors and must be called by the Secretary upon the request in writing of any stockholder(s) holding of record at least fifty percent (50%) of the outstanding shares of stock of the Corporation entitled to vote at such meeting.

SECTION 2.04. Notice of Meetings.

(a) Except as otherwise required by statute, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten days nor more than fifty days before the day on which the meeting is to be held by delivering written notice thereof to him or her personally or by mailing such notice, postage prepaid, addressed to him or her at his or her post-office address last shown in the records of the Corporation or by transmitting notice thereof to him or her at such address by telegraph, cable or any other available method. Every such notice shall state the time and place of the meeting and, in case of a special meeting, shall state briefly the purposes thereof.

(b) Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable or any other available method either before or after such meeting. Notice of any adjourned meeting of the

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stockholders shall not be required to be given except when expressly required by law.

SECTION 2.05. Quorum.

(a) At each meeting of the stockholders, except where otherwise provided by statute, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these By-Laws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

(b) In the absence of a quorum, a majority in interest of the stockholders of the Corporation entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.06. Organization. At each meeting of the stockholders, the Chairman of the Board, or in his or her absence, the President, any Vice President, or any other officer designated by the Board of Directors, shall act as chairman, and the Secretary or an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

SECTION 2.07. Voting.

(a) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Corporation registered in his or her name on the books of the Corporation:

(i) on the date fixed pursuant to Section 9.03 of these By-Laws as the record date for the determination of stockholders entitled to vote at such meeting; or

(ii) if no such record date shall have been fixed, then the record date shall be at the close of business on the day next preceding the day on which notice of such meeting is given.

(b) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. In the case of stock held jointly by two or more executors, administrators, guardians, conservators, trustees or other fiduciaries, such fiduciaries may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument, if any, defining their powers and duties.

(c) Persons whose stock is pledged shall be entitled to vote thereon until such stock is transferred on the books of the Corporation to the pledgee, and thereafter only the pledgee shall be entitled to vote.

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(d) Any stockholder entitled to vote may do so in person or by his or her proxy appointed by an instrument in writing subscribed by such stockholder or by his or her attorney thereunto authorized, or by a telegram, cable or any other available method delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period.

(e) At all meetings of the stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation or these By-Laws) shall be decided by the vote of a majority in interest of the stockholders entitled to vote thereon, present in person or by proxy, at such meeting, a quorum being present. The vote upon any matter, including the election of directors, need not be by written ballot.

SECTION 2.08. Inspectors. The chairman of the meeting may at any time appoint one or more inspectors to serve at a meeting of the stockholders. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his or her ability.

SECTION 2.09. List of Stockholders.

(a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open during ordinary business hours to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the election, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.

(b) Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

(c) The stock ledger shall be conclusive evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders required by this Section 2.09 on the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

ARTICLE 3.

BOARD OF DIRECTORS

SECTION 3.01. General Powers. The business, property and affairs of the Corporation shall be managed by the Board of Directors.

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SECTION 3.02. Number, Qualifications, Terms and Removal from Office.

(a) Except as otherwise provided by the Certificate of Incorporation, the number of directors of the Corporation on the date of adoption of these Bylaws shall be ten (10); provided, however, that upon the conversion in full of the Senior Secured Convertible Note of the Corporation issued to TECORE, Inc. under the Securities Purchase Agreement dated June 5, 2003 by and among the Corporation, SCP Capital Partners II, LP and TECORE, Inc., the number of directors of the Corporation shall be eleven (11). Except as otherwise provided by the Certificate of Incorporation, the number of directors of the Corporation may be increased or decreased by resolution of the Board of Directors of the Corporation. All directors of the Corporation shall hold office for the term for which they are elected or until their successors shall have been elected and qualified, whichever period is longer. The directors of the Corporation need not be residents of the State of Delaware.

(b) A director need not be a stockholder.

(c) Except as otherwise contemplated by the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Except as otherwise contemplated the Certificate of Incorporation, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding, on a common equivalent basis, having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

SECTION 3.03. Quorum and Manner of Acting.

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, a majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and the affirmative action of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors.

(b) In the event one or more of the directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no event shall the quorum as adjusted be less than one third of the total number of directors.

(c) In the absence of a quorum at any meeting of the Board such meeting need not be held; or a majority of the directors present thereat or, if no director be present, the Secretary may

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adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

SECTION 3.04. Offices, Place of Meeting and Records. The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board may from time to time determine. The place of meeting shall be specified or fixed in the respective notices or waivers of notice thereof, except where otherwise provided by statute, by the Certificate of Incorporation or these By-Laws.

SECTION 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

SECTION 3.06. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day. Notice of regular meetings need not be given.

SECTION 3.07. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by any two (2) of the directors. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him or her at his or her residence or at such place of business by telegraph, cable or other available means, or shall be delivered personally or by telephone, not later than one day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him or her in writing or by telegraph, cable or otherwise, whether before or after such meeting shall be held, or if he or she shall be present at such meeting.

SECTION 3.08. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, the President or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary or, in his or her absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.9. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board.

SECTION 3.10. Resignation. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to

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make it effective.

SECTION 3.11. Compensation. Each director, in consideration of serving as such, who is neither an employee of nor a compensated consultant to the Corporation, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board of Directors shall from time to time determine. Each director shall be entitled to reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE 4.

COMMITTEES

SECTION 4.01. Executive Committee. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint an Executive Committee to consist of two or more members of the Board of Directors, including the President, and shall designate one of the members as its chairman.

Each member of the Executive Committee shall hold office, so long as he or she shall remain a director, until the first meeting of the Board of Directors held after the next annual election of directors and until his or her successor is duly appointed and qualified. The chairman of the Executive Committee or, in his or her absence, a member of the Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee and the Secretary or an Assistant Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as secretary of the Executive Committee.

The Board of Directors, by action of the majority of the whole Board, shall fill vacancies in the Executive Committee.

SECTION 4.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors.

SECTION 4.03. Procedure; Meetings; Quorum. The Executive Committee shall fix its own rules of procedure subject to the approval of the Board of Directors, and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of the Executive Committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. In the absence of a quorum at any meeting of the Executive Committee such meeting need not be held, or a majority of the members present thereat or, if no members be present, the secretary of the meeting may adjourn such meeting from time to time until a quorum be present.

SECTION 4.04. Compensation. Each member of the Executive Committee shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties, and, with respect to any member of the Executive Committee who is neither an employee of nor compensated consultant

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to the Corporation, such fee, if any, as shall be fixed from time to time by the Board of Directors.

SECTION 4.05. Nominating Committee. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint an Nominating Committee to consist of two or more members of the Board of Directors, including the President, and shall designate one of the members as its chairman.

Each member of the Nominating Committee shall hold office, so long as he or she shall remain a director, until the first meeting of the Board of Directors held after the next annual election of directors and until his or her successor is duly appointed and qualified. The chairman of the Nominating Committee or, in his or her absence, a member of the Committee chosen by a majority of the members present shall preside at meetings of the Nominating Committee and the Secretary or an Assistant Secretary of the Corporation, or such other person as the Nominating Committee shall from time to time determine, shall act as secretary of the Nominating Committee.

The Board of Directors, by action of the majority of the whole Board, shall fill vacancies in the Nominating Committee.

SECTION 4.06. Powers. The Nominating Committee shall have the power to nominate such persons as it may determine to stand for election to the Board of Directors, all in accordance with the Certificate of Incorporation and By-Laws.

SECTION 4.07. Procedure; Meetings; Quorum. The Nominating Committee shall fix its own rules of procedure subject to the approval of the Board of Directors, and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of the Nominating Committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. In the absence of a quorum at any meeting of the Nominating Committee such meeting need not be held, or a majority of the members present thereat or, if no members be present, the secretary of the meeting may adjourn such meeting from time to time until a quorum be present.

SECTION 4.08. Compensation. Each member of the Nominating Committee shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties, and, with respect to any member of the Nominating Committee who is neither an employee of nor compensated consultant to the Corporation, such fee, if any, as shall be fixed from time to time by the Board of Directors.

SECTION 4.09. Other Board Committees. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one or more committees in addition to the Executive Committee and Nominating Committee, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power or authority to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General

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Corporation Law (“DGCL”), recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-Laws of the Corporation, declaring a dividend, or adopting a certificate of ownership and merger pursuant to Section 253 of the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

SECTION 4.10. Alternates. The Chairman of the Board or the President may designate one or more directors as alternate members of any committee who may act in the place and stead of members who temporarily cannot attend any such meeting.

SECTION 4.11. Additional Committees. The Board of Directors may from time to time create such additional committees of directors, officers, employees or other persons designated by it (or any combination of such persons) for the purpose of advising the Board, the Executive Committee and the officers and employees of the Corporation in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolutions prescribe.

A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

ARTICLE 5.

ACTION BY CONSENT

SECTION 5.01. Consent by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

SECTION 5.02. Consent of Stockholders. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required above to the Corporation, written consents signed by a

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sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 6.

OFFICERS

SECTION 6.01. Number. The principal officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board and one or more Vice Presidents (the number thereof and variations in title to be determined by the Board of Directors). In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 6.03.

SECTION 6.02. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.03, shall be elected annually by the Board of Directors and shall hold office until a successor shall have been duly elected and qualified, or until death, or until he or she shall have resigned or shall have been removed in the manner herein provided.

SECTION 6.03. Other Officers. The Corporation may have such other officers, agents, and employees as the Board of Directors may deem necessary, including a Controller, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

SECTION 6.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any committee of officers upon whom the power of removal may be conferred by the Board of Directors.

SECTION 6.05. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or the President. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

SECTION 6.07. Powers of Officers. The Board of Directors shall have the authority to fix or limit the powers and authority of the officers of the Corporation to conduct transactions between the Corporation and other parties, contracts proposed to be entered into by or on behalf of the Corporation, and all other areas of business operation in which the officers of the Corporation may engage.

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SECTION 6.08. Chairman of the Board. The Chairman of the Board, if one is elected, shall be a director and shall preside at all meetings of the Board of Directors and shareholders. The Chairman shall have such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.

SECTION 6.09. President. Subject to determination by the Board of Directors, the President shall be the chief executive officer of the Corporation, shall have general executive powers and shall have such specific powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors.

SECTION 6.10. Vice President. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or as shall be assigned by the President.

SECTION 6.11. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Executive Committee, making proper vouchers for such disbursements, and shall render to the Board of Directors or the stockholders, whenever the Board may so require, a statement of all transactions as Treasurer or the financial condition of the Corporation; and, in general, the Treasurer shall perform all the duties as from time to time may be assigned by the Board of Directors, any committee of the Board designated by it so to act or the President.

SECTION 6.12. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.09, which include the post-office addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein, shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Board of Directors, the Executive Committee or the President.

SECTION 6.13. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors or a special committee thereof, and none of such officers shall be prevented from receiving a salary by reason of the fact that he or she is a director of the Corporation.

ARTICLE 7.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND

OTHER AUTHORIZED REPRESENTATIVES

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SECTION 7.01. Indemnification of Authorized Representatives in Third Party Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the Corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

SECTION 7.02. Indemnification of Authorized Representatives in Corporate Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 7.03. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

SECTION 7.04. Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

(a) By the Board of Directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable, a majority vote of such

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a quorum so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders.

SECTION 7.05. Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding may be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of such authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

SECTION 7.06. Definitions. For purposes of this Article:

(a) “authorized representative” shall mean a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, or trustee, of another Corporation, partnership, joint venture, trust or other enterprise;

(b) “Corporation” shall include, in addition to the resulting corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(c) “corporate proceeding” shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation;

(d) “criminal third party proceeding” shall include any action or investigation which could or does lead to a criminal third party proceeding;

(e) “expenses” shall include attorneys’ fees and disbursements;

(f) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(g) “not opposed to the best interest of the Corporation” shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

(h) “other enterprises” shall include employee benefit plans;

(i) “party” shall include the giving of testimony or similar involvement;

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(j) “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

(k) “third party proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation.

SECTION 7.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

SECTION 7.08. Scope of Article. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall insure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.09. Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

ARTICLE 8.

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 8.01. Execution of Contracts. Unless the Board of Directors or the Executive Committee shall otherwise determine, (a) the Chairman of the Board, the President, any Vice President or the Treasurer, and (b) the Secretary or any Assistant Secretary, may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these By-Laws, may authorize any other or additional officer or officers or agent or agents of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these By-Laws or by the Board of Directors or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 8.02. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by

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the Board of Directors or Executive Committee or other committee designated by the Board to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

SECTION 8.03. Checks, Drafts, etc. All checks, drafts, bills or exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or Executive Committee or other committee designated by the Board so to act.

SECTION 8.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or Executive Committee or other committee designated by the Board so to act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or Executive Committee or other committee designated by the Board so to act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board of Directors or Executive Committee or other committee designated by the Board so to act.

SECTION 8.05. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors or the Executive Committee or other committee so designated to act by the Board, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE 9.

BOOKS AND RECORDS

SECTION 9.01. Place. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time

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determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

SECTION 9.02 Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him or her by mail, postage prepaid, to him or her at his or her post-office address last known to the Secretary or to the transfer agent of the Corporation or by transmitting a notice thereof to him or her at such address by telegraph, cable or other available method.

SECTION 9.03. Record Dates. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange or capital stock of the Corporation, or to give such consent, and in each such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 9.04. Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing selected by the Board of Directors.

ARTICLE 10.

SHARES AND THEIR TRANSFER

SECTION 10.01. Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Every such certificate shall be signed by the President or a Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation and the seal of the Corporation may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereof had not ceased to be such officer or officers of the Corporation.

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SECTION 10.02 Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 10.03. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

SECTION 10.04. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors or Executive Committee shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board of Directors shall so determine, maintain one or more by the Board of Directors, where such shares of stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

SECTION 10.05. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

ARTICLE 11.

SEAL

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the state and year of incorporation.

ARTICLE 12.

FISCAL YEAR

The fiscal year of the Corporation shall commence on the first day of January and shall end on the last day of December in each year, except as otherwise provided from time to time by the Board of Directors.

ARTICLE 13.

WAIVER OF NOTICE

Whenever any notice whatever is required to be given by statute, these By-Laws or the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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ARTICLE 14.

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws is contained in the notice of such special meeting.

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ANNEX E

AIRNET COMMUNICATIONS CORPORATION

AMENDED AND RESTATED

1999 EQUITY INCENTIVE PLAN

Effective September 1, 1999

Amended and Restated as of May 21, 2003

1.	Purpose

The purpose of the Amended and Restated AirNet Communications Corporation 1999 Equity Incentive Plan (the “Plan”) is to attract and retain the best available talent and encourage the highest level of performance by directors, employees and other persons who perform services for AirNet Communications Corporation (the “Company”). By affording eligible persons the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the Company’s business, the Plan is intended to serve the best interests of the Company and its stockholders. The Plan shall constitute a Third Amendment and Restatement of the Company’s 1994 Stock Option Plan, as amended, and a Second Amendment and Restatement of the Company’s 1996 Independent Director Stock Option Plan.

2.	Definitions

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or other Stock-Based Award.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall mean:

(i) the acquisition, in a single transaction or series of related transactions, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange act) of 50% or more of either (i) the outstanding shares of common stock of the Company immediately after the consummation of such acquisition (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors immediately after the consummation of such acquisition (the “Outstanding Company Voting Securities”) or;

(ii) the cessation for any reason of individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii) the approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, more than 50% of, respectively, then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(iv) the approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board or such other committee consisting of not less than two Board members designated by the Board to administer the Plan.

“Common Shares” shall mean shares of the common stock, $.001 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

“Company” shall mean AirNet Communications Corporation, a Delaware corporation.

“Effective Date” means September 1, 1999.

“Employee” shall mean an employee of the Company or of any Affiliate, a director of the Company, or any non-employee who provides services to the Company or any Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of the Common Shares shall mean the average of the high and low prices of the Common Shares as reported by the Nasdaq National Market System, or such other recognized exchange or over-the-counter market on which the Common Shares shall then be traded, or the Fair Market Value of any other property or other item being valued as determined by the Committee in its sole discretion.

“Freestanding Right” shall mean a Stock Appreciation Right awarded by the Committee pursuant to Section 7 of the Plan other than in connection with an Option.

“Incentive Stock Option” shall mean the right to purchase Common Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Insider” shall mean, at any time, an individual who is an officer, director, or 10% stockholder of the Company within the meaning of Exchange Act Rule 16a-1(f) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“Non-Qualified Stock Option” shall mean a right to purchase Common Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any Employee, director or individual independent contractor of the Company or one of its Affiliates selected by the Committee to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this AirNet Communications Corporation Amended and Restated 1999 Equity Incentive Plan.

“QDRO” shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

“Restricted Period” shall mean the period during which Restricted Stock and Restricted Units may be forfeited to the Company.

“Restricted Stock” shall mean Common Shares granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission.

“Stock Appreciation Right” shall mean any Tandem Right or Freestanding Right granted under Section 7 of the Plan.

“Tandem Right” shall mean a Stock Appreciation Right awarded by the Committee in connection with an Option pursuant to Section 7 of the Plan.

“Total Disability” shall mean a determination by the Committee that the Employee is unable to perform the duties required of him or her by the Company as a result of any physical or mental condition.

3.	Scope and Duration

Awards under the Plan may be granted in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Units, Performance Awards or Other Stock-Based Awards. The maximum aggregate number of Common Shares as to which Awards may be granted from time to time under the Plan is 30,742,986 shares, subject to adjustment as provided in Section 14. The Common Shares available may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares or issued shares re-acquired by the Company. Unless otherwise provided by the Committee, Common Shares covered by expired, terminated or forfeited Awards, Awards which are settled for cash or consideration other than the delivery of Common Shares, or Common Shares which are used to exercise any Award or to satisfy the withholding tax liabilities of any Award will be available for subsequent awards under the Plan. No Incentive Stock Option shall be granted more than 10 years after the Effective Date.

4.	Administration

The Plan shall be administered by the Committee. The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to grant Awards, to determine the terms and conditions applicable to Awards, to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Common Shares to be covered by each grant; to determine the terms and provisions of the Award Agreements entered into in connection with Awards under the Plan; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations provided for in the Plan, or deemed necessary or advisable for the administration of the Plan. To the extent permissible by law, the Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

5.	Eligibility; Factors to be Considered in Granting Awards

Subject to the discretion of the Committee, Awards may be granted to any Employee of the Company and its Affiliates, a director of the Company, or a non-employee who provides service to the Company or its Affiliates, except that a non-employee shall not be granted an Incentive Stock Option. In determining the Employees to whom Awards shall be granted and the number of Common Shares or units to be covered by each Award, the Committee shall take into account the nature of the Employee’s duties, the present and potential contributions to the success of the Company, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

No award of Incentive Stock Options shall result in the aggregate Fair Market Value of Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (determined at the time the Incentive Stock Option is granted) exceeding $100,000.

6.	Stock Options

(a) Exercise Price

The purchase price of the Common Shares covered by each Option shall be determined by the Committee, but in the case of an Incentive Stock Option shall not be less than 100% of the Fair Market Value (110% in the case of a stockholder owning more than 10% of the combined voting power of all classes of Company stock) of the Common Shares on the date the Option is granted, or if there are no sales on such date, on the next preceding day on which there were sales.

(b) Terms of Options

The term of each Incentive Stock Option granted under the Plan shall not be more than 10 years (5 years in the case of a stockholder of the Company owning more than 10% of the combined voting power of all classes of Company stock) from the date of grant, as the Committee shall determine, subject to earlier termination as provided in Sections 11 and 12. The term of each Non-Qualified Stock Option granted under the Plan shall be such period of time as the Committee shall determine, subject to earlier termination as provided in Sections 11 and 12.

(c) Exercise of Options

(i) Subject to the provisions provided herein, an Option granted under the Plan shall become vested as determined by the Committee. The Committee may, in its discretion, determine as a condition of any Option, that all or a stated percentage of the Option shall become exercisable, in installments or otherwise, only after the completion of a specified service requirement, or the satisfaction or occurrence of other conditions. The Committee may also, in its discretion, accelerate the exercisability of any Option at any time and provide in any Award Agreement that the Option shall become immediately exercisable as to all Common Shares remaining subject to the Option upon a Change in Control.

(ii) Subject to applicable regulatory restrictions, an Option may be exercised at any time or from time to time (further subject, in the case of an Incentive Stock Option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the Option has become exercisable. Notwithstanding the foregoing provision, no Option may be exercised without the prior consent of the Committee by an Insider until the expiration of six months from the date of the grant of the Option.

(iii) Except as provided in Sections 11, 12 and 13, no Option may be exercised at any time unless the holder thereof is then an Employee, director or individual independent contractor of the Company or one of its Affiliates.

(d) Payment

The purchase price of the Common Shares as to which an Option is exercised shall be paid in full at the time of exercise. Payment may be made (i) in cash, which may be paid by check, or other instrument acceptable to the Company, (ii) with the consent of the Committee or the Chief Executive Officer, in Common Shares, valued at the Fair Market Value on the date prior to exercise, or if there were no sales on such date, on the next preceding day on which there were sales, (iii) with the consent of the Committee and subject to such terms and conditions as it may determine, by surrender of outstanding Awards under the Plan, (iv) with the consent of the Committee, the delivery of a promissory note containing such terms as deemed acceptable to the Committee, or (v) any combination of the above. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount to be paid in Common Shares previously owned by the Employee, or a portion of the Common Shares that otherwise would be distributed to such Employee upon exercise of the Option, or a combination of cash and such Common Shares.

(e) Change in Control

Unless the Board determines otherwise, and except as otherwise provided herein, all Options outstanding under the Plan shall accelerate and become immediately exercisable for a period of fifteen days, or such longer or shorter period as the Board may prescribe, (the “notice period”) immediately prior to the scheduled consummation of a Change in Control, provided, however, that any such acceleration and any exercise of options during the notice period shall be (i) conditioned upon the consummation of the Change in Control and (ii) effective only immediately before the consummation of such Change in Control.

Upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options shall terminate. Notwithstanding the foregoing, to the extent provision is made in writing in connection with such Change in Control for the continuation of the Plan and the assumption of Options under the Plan theretofore granted, or for the substitution for such Options of new options covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, then the Plan and Options theretofore granted shall continue in the manner and under the terms so provided, and the acceleration and termination provisions set forth in the first two sentences of this Section 6(e) shall be of no effect. The Company shall send written notice of a Change in Control to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.

7.	Stock Appreciation Rights

(a) Awards

The Committee may award Stock Appreciation Rights to Employees of the Company or any of its Affiliates. Stock Appreciation Rights may be either Tandem Rights or Freestanding Rights. Tandem Rights may be awarded either at the time the Option is granted or at any time prior to the exercise of the Option.

(b) Terms and Conditions

(i) Each Tandem Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent the Option is exercisable.

(ii) The price per share specified in a Freestanding Right shall be determined by the Committee, but in no event shall be less than the Fair Market Value of the Common Shares as of the date of grant. The term of each Freestanding Right shall be such period of time as the Committee shall determine. Subject to the provisions of the Plan, each Freestanding Right shall become vested as determined by the Committee. Prior to becoming 100% vested, each Freestanding Right shall become exercisable, in installments or otherwise, as the Committee shall determine. The Committee may also, in its discretion, accelerate the exercisability of any Freestanding Right at any time, including a Change in Control.

(c) Exercise

(i) Upon exercise of a Stock Appreciation Right, (subject, in the case of a Tandem Right, to the surrender of the related Option or any unexercised portion thereof which the Employee determines to surrender for this purpose) the Employee shall be entitled to receive, subject to the provisions of the Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to (A) the excess of (i) the Fair Market Value on the exercise date of one Common Share over (ii) the Option price per share, in the case of a Tandem Right, or the price per share specified in the terms of a Freestanding Right, times (B) the number of Common Shares with respect to which the Stock Appreciation Right shall have been exercised.

(ii) Upon exercise of a Tandem Right, the number of Common Shares subject to exercise under the related Option shall automatically be reduced by the number of Common Shares represented by the Option or portion thereof surrendered.

(iii) A Tandem Right related to an Incentive Stock Option may only be exercised if the Fair Market Value of a Common Share on the exercise date exceeds the Option price.

(d) Payments

(i) The payment described in subparagraph (c)(i) above shall be made in the form of cash, Common Shares, or a combination thereof, as elected by the Employee, provided that the Committee shall have sole discretion to consent to or disapprove the election of an officer or director to receive all or part of a payment in cash.

(ii) If upon exercise of a Stock Appreciation Right the Employee is to receive a portion of the payment in Common Shares, the number of shares received shall be determined by dividing such portion by the Fair Market Value of a share on the exercise date. The number of Common Shares received may not exceed the number of Common Shares covered by any Option or portion thereof surrendered. Cash will be paid in lieu of any fractional share.

(iii) Whether payments to Employees upon exercise of Tandem Rights or Freestanding Rights are made in cash, Common Shares or a combination thereof, the Committee shall have sole discretion as to timing of the payments, whether in one lump sum or in annual installments or otherwise deferred, which deferred payments may in the Committee’s sole discretion (i) bear amounts equivalent to interest or cash dividends, (ii) be treated as invested in the manner from time to time determined by the Committee, with dividends or other income thereon being deemed to have been so reinvested, or (iii) for the convenience of the Company, contributed to a trust, which may be revocable by the Company or subject to the claims of its creditors, for investment in the manner from time to time determined by the Committee and set forth in the instrument creating such trust, all as the Committee shall determine.

(iv) No payment will be required from the Employee upon exercise of a Stock Appreciation Right, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares. The Committee may permit such amount to be paid in (i) Common Shares previously owned by the Employee, (ii) a portion of the Common Shares that otherwise would be distributed to such Employee upon exercise of the right, or (iii) a combination of cash and Common Shares.

8.	Restricted Shares or Restricted Units

(a) Awards

Restricted Stock or Restricted Stock Units may be awarded by the Committee in its sole discretion. At the time an award of Restricted Shares or Restricted Units is made, the Committee shall (i) establish a Restricted Period applicable to such award, (ii) prescribe conditions for the incremental lapse of restrictions during the Restricted Period, or for the lapse or termination of restrictions upon the satisfaction or occurrence of other conditions in addition to or other than the expiration of the Restricted Period, including a Change in Control, and (iii) determine all other terms and conditions of such award, including voting and dividend or dividend equivalent rights.

(b) Restrictions on Transfer

Upon the grant of Restricted Shares, a stock certificate representing the number of Common Shares equal to the number of Restricted Shares granted to an Employee shall be registered in the Employee’s name but shall be held in custody by the Company for the Employee’s account. The Employee shall not be entitled to delivery of the certificate or to sell, transfer, assign, pledge or otherwise encumber the Restricted Shares until the expiration of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee. Upon the forfeiture of any Restricted Shares, such forfeited Restricted Shares shall be transferred to the Company without further action by the Employee.

(c) Delivery of Shares

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 12, a stock certificate for the number of Common Shares with respect to which the restrictions have lapsed, or one Common Share for each Restricted Stock Unit with respect to which the restrictions have lapsed, shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Employee or the Employee’s beneficiary or estate, as the case may be. Fractional Shares will be paid in cash.

(d) Payment

No payment will be required from the Employee upon the issuance or delivery of any Common Shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares. The Committee may permit such amount to be paid in (i) Common Shares previously owned by the Employee, (ii) a portion of the Common Shares that otherwise would be distributed to such Employee upon the lapse of the restrictions applicable to the Restricted Shares or Restricted Units, or (iii) a combination of cash and Common Shares.

9.	Performance Awards

(a) Grant

Performance Awards may be granted to any Employee by the Committee in its sole discretion. A Performance Award shall consist of a right that is (i) denominated in cash or Common Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b) Terms and Conditions

Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall (i) determine the performance goals to be achieved during any performance period, (ii) the length of any performance period, (iii) the amount of any Performance Award, (iv) the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and (v) all other terms and conditions of any Performance Award, including the consequences of death, Total Disability, termination of employment and Change in Control.

(c) Payment of Performance Awards

Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a current or deferred basis.

10.	Other Stock-Based Awards

The Committee shall have authority to grant to eligible Employees an “Other Stock-Based Award,” which shall consist of any right that is an Award of Common Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares), as deemed by the Committee to be consistent with the purposes of the Plan, other than an Award described in Sections 6 through 9 above.

11.	Termination of Employment

Unless otherwise determined by the Committee, and subject to such restrictions as may be imposed by the Code in the case of any Incentive Stock Options, in the event that the employment of an Employee to whom an Option or Stock Appreciation Right has been granted under the Plan shall be terminated (except as set forth in Section 12), such Option or Stock Appreciation Right may, subject to the provisions of the Plan, be exercised, to the extent that the Employee was entitled to do so at the termination of his employment, at any time within three months after such termination, but in no case later than the date on which the Option or Stock Appreciation Right terminates.

Unless otherwise determined by the Committee, if an Employee to whom Restricted Stock or Restricted Stock Units have been granted ceases to be an Employee prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee for any reason other than death or Total Disability, the Employee shall immediately forfeit all Restricted Stock and Restricted Stock Units.

12.	Death or Total Disability of Employee

Unless otherwise determined by the Committee, if an Employee to whom an Option or Stock Appreciation Right has been granted under the Plan shall die or suffer a Total Disability while employed by the Company, such Option or Stock Appreciation Right may be exercised, to the extent it was exercisable at the date of such Employee’s death or Total Disability, at any time within one year after the date of the Employee’s death or Total Disability, but in no case later than the date on which the Option or Stock Appreciation Right otherwise terminates.

If an Employee to whom Restricted Stock or Restricted Stock Units have been granted shall die or suffer a Total Disability prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, or in cases of other special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Employee’s Restricted Stock or Restricted Stock Units.

13.	Non-Transferability of Awards

Awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code except to the extent provided in any Award Agreement and permitted under applicable law.

14.	Adjustment upon Changes in Capitalization, etc.

(a) The existence of outstanding Options or other Awards shall not affect in any way the right or ability of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights hereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or substantially all of the outstanding stock of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision, consolidation or reclassification of the Common Shares or other capital readjustment or recapitalization, the payment of a stock dividend, or other increase or reduction in the number of the Common Shares outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of Common Shares shall be appropriately adjusted in such a manner as to entitle Employees to receive, for the same aggregate cash consideration, if applicable, the same total number and class of shares as he would have received as a result of the event requiring the adjustment and the number of shares of stock which may be issued under the Plan shall be appropriately adjusted in order to prevent dilution or enlargement of rights.

(c) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then subject to outstanding options.

15.	Effective Date

The Plan was effective as of September 1, 1999; provided that the adoption of the amended and restated Plan shall have been approved by the stockholders of the Company not later than 12 months after the date of such amendment and restatement. The Committee may, in its discretion, grant Awards under the Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that, to the extent required at the time of grant, exercise or payment, (i) if the Company deems it necessary or desirable, a Registration Statement under the Securities Act of 1933, as amended, with respect to such Common Shares shall be effective, and (ii) any requisite approval or consent of any governmental authority of any kind having jurisdiction over Awards granted under the Plan shall be obtained.

16.	Amendment of the Plan

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in the Common Shares, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of Common Shares reserved for Awards under the Plan;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code.

(b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation to certain executive officers.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee Incentive Stock Options and/or to bring the Plan and/or Options granted under it into compliance therewith.

(d) Rights and obligations under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan, unless: (i) the Company requests the consent of the person to whom the Award was granted; and (ii) such person consents in writing.

17.	Termination or Suspension of the Plan

(a) The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated. No Incentive Stock Options may be granted under the Plan after August 31, 2009.

(b) Rights and obligations under any Awards granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the Person to whom the Award was granted.

18.	Miscellaneous

(a) Written Agreements

Each Award hereunder shall be evidenced by an Award Agreement that shall contain such restrictions, terms and conditions as the Committee may require.

(b) No Right to Employment

Nothing in the Plan or in any Award granted pursuant to the Plan shall confer upon any Employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employment at any time.

(c) Governing Law

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

(d) Severability

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Employee or Award, or would disqualify the Plan or any Award under any law or regulations deemed applicable, or the compliance with which is deemed desirable, including any accounting rules or regulations, by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, rules or regulations, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Employee or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(e) Other Laws

The Committee may refuse to issue or transfer any Common Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by an Employee, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Employee, holder, or beneficiary.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amended and Restated 1999 Equity Incentive Plan as of this 21st day of May 2003.

AIRNET COMMUNICATIONS CORPORATION

By:	/s/ GLENN A. EHLEY
Name:	Glenn A. Ehley
Title:	President and Chief Executive Officer

ANNEX F

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AIRNET COMMUNICATIONS CORPORATION

Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware:

THE UNDERSIGNED, being a duly appointed officer of AirNet Communications Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), for the purpose of amending the Corporation’s Eighth Amended and Restated Certificate of Incorporation, as amended to the date hereof (the “Certificate of Incorporation”) filed pursuant to Section 102 of the DGCL, hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST: The amendments effected hereby have been duly adopted in accordance with the provisions of Section 242 of the DGCL.

SECOND: That Article IV.A of the Corporation’s Certificate of Incorporation is hereby amended in its entirety to read as follows:

A. CLASSES OF STOCK. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 400,000,000 shares, consisting of 400,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”), and no shares of Preferred Stock (“Preferred Stock”).

THIRD: That Article IV.B(3) of the Corporation’s Certificate of Incorporation is hereby amended in its entirety to read as follows:

3. Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount of which they are entitled pursuant to this Certificate of Incorporation and any amendments thereto that may be validly adopted from time to time, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, if any, to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus, or earnings. For the purposes of this Article IV.B., neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary

F-1

liquidation, dissolution, or winding-up of the Corporation as those terms are used in this Article IV.B.

THIRD: That Article IV.C of the Corporation’s Certificate of Incorporation, concerning the rights, preferences, privileges and restrictions of the Corporation’s Preferred Stock, is hereby deleted in its entirety.

FOURTH: That Annex I to the Corporation’s Certificate of Incorporation, concerning the Certificate of Designation of the Corporation’s Series B Convertible Preferred Stock, is hereby deleted in its entirety.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this              day of             , 2003 and affirms the statements contained herein as true under penalty of perjury.

AIRNET COMMUNICATIONS CORPORATION

By:
Name:	Glenn A. Ehley
Title:	President and Chief Executive Officer

ATTESTED:

Stuart P. Dawley Corporate Secretary

F-2

Annex G

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AIRNET COMMUNICATIONS CORPORATION

Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware:

THE UNDERSIGNED, being a duly appointed officer of AirNet Communications Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), for the purpose of amending the Corporation’s Eighth Amended and Restated Certificate of Incorporation, as amended to the date hereof (the “Certificate of Incorporation”) filed pursuant to Section 102 of the DGCL, hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST: The amendments effected hereby have been duly adopted in accordance with the provisions of Section 242 of the DGCL.

SECOND: That Article IV.A of the Corporation’s Certificate of Incorporation is hereby amended in its entirety to read as follows:

A. CLASSES OF STOCK. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 400,000,000 shares, consisting of 400,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”), and no shares of Preferred Stock (“Preferred Stock”).1 Upon this Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), every [                ] shares of the Corporation’s Common Stock, par value $.001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of Common Stock, $.001 per share, of the Corporation (the “New Common Stock”), subject to the treatment of fractional share interests described below.

Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder’s certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

1 Note that this draft certificate amendment assumes that Proposals No. 4 and 8 will be approved in connection with the Proposed Financing. If those Proposals are not approved, but Proposal No. 6 authorizing the reverse stock split is approved (and the Board of Directors implements the split), then the first sentence of this revised Article IV.A shall be revised to reflect the authorized capital of the currently effective Eighth Amended and Restated Certificate of Incorporation, while the provisions giving effect to the reverse stock split under Proposal No. 6 shall remain the same.

No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the per share closing sales price of the Common Stock on the day immediately prior to the Effective Time, as reported on the Nasdaq National Market (or if such price is not available, then such other price as determined by the Board of Directors).

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this              day of             , 2003 and affirms the statements contained herein as true under penalty of perjury.

AIRNET COMMUNICATIONS CORPORATION

By:

Name:	Glenn A. Ehley
Title:	President and Chief Executive Officer

ATTESTED:

Stuart P. Dawley Corporate Secretary